UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-12g

AMENDMENT   9
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CHINA DU KANG CO., LTD.
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GENERAL FORM FOR REGISTRATION OF SECURITIES

Nevada	90-0531621
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Town of Dukang, Baishui County, Shaanxi province, China A-28,Van Metropolis,#35 Tangyan Road, Xi'an, Shaanxi, PRC, 710065 8629-88830106-822
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Copies to:

Charles W. Barkley, Esq.
6201 Fairview Road, Suite 200
Charlotte, NC 28210
            (704) 944-4290

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 par value per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CHINA DU KANG CO., LTD.
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TABLE OF CONTENTS
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EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).We intend to be subject to the requirements of Regulation 13A under the Exchange Act, which requires us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we are required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means China Du Kang Co., Ltd.  Our principal place of business is located at A-28,Van Metropolis,#35 Tangyan Road, Xi'an, Shaanxi, PRC,, 710065.  Our telephone number is 8629-88830106-822.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.	Business

China Du Kang Co., Ltd (“Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

Overview

The Company had been engaged in the business to provide various financial services since its incorporation.  The Company was not successful and discontinued the majority of its operation by December 31, 2007.

“We previously were a shell company; therefore the exemption offered pursuant to Rule 144 is not available. Anyone who purchased securities directly or indirectly from us or any of our affiliates in a transaction or chain of transactions not involving a public offering cannot sell such securities in an open market transaction.”

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholder(s) of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  Merit also agreed to pay $260,000 to the Company at closing.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship..

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement,  the Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000). Subsequent to the completion of the Agreement, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December 26, 2007 Huitong executed a share exchange agreement (the "Exchange Agreement") with the owners of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong exchanged 100% of its issued and outstanding capital for 98.24% of the equity ownership in Xidenghui.  Subsequent to completion of the Share Exchange, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”.  Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shaanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of “Baishui Dukang”. On May 15, 2002, Xidenghui invested inventory and fixed assets, with a total fair value of  $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $769,200 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Xidenghui is principally engaged in the business of distribution of Baishui Dukang’s liquor and management of the “Baishui Dukang” brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management.  All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also licenses the brand name to other liquor productors.  The Company's structure is summarized in the flow chart found in Item 14. Supplementary Data.

Previous to this, on or about October 25, 2006 a Definitive Agreement was entered into by Premier Organic Farms Group, Inc. and Amstar International, Inc.  On or about December 19, 2006, the merger defined in this agreement was closed.  In the definitive agreement Amstar International, Inc. was to merge with Premier Organic Farms Group, Inc. (PFOG).  Prior to the merger PFOG was to change its name to Amstar Financial Holdings, inc., dilute their shares down to approximately 608,771 shares with 96.12% of the ownership passing to Amstar International Stockholders.  In addition, as part of the terms of this agreement a favorable hearing before a judge of competent jurisdiction, regarding a petition of fairness subject to section 3(a)(10) of the Securities Act of 1933 was to be approved.  An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, Case number CV-C-06-1016.  This transaction closed on December 19, 2006, in Phoenix, Arizona.

Baishui Dukang Liquor Factory was built as a State owned enterprise in the middle of 1970s with about 400 employees. By the early 1990’s it was no longer profitable and Baishui stopped manufacturing in the early 90’s. The Sanjiu Group acquired the facility in 1995, restarted and attempted to operate for one year. Unable to attain profitability, the Sanjiu Group closed the facility in 1998 and it remained closed until Baishui Dukang leased the facility on March 4, 2002.

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

From that time until the present, the Baishui facility has been the Company’s exclusive manufacturing facility and the Company has continued to market the lines that were originally proffered by the Baishui Dukang Liquor Factory. The Company has made significant improvements to the facility and expects to continue to improve the facility.

Current Operations

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is a holding company which established on March 29, 2001 after being restructured enterprise with added capital. The registered capital is 129,000,000 RMB ($17,793,103 USD).  On or about January 31, 2008 Shaanxi Xi Deng Hui Technology Stock Co. Ltd purchased a majority interest in Amstar Financial Holdings, Inc. (formerly AFLH) in a reverse merger.  The Company’s new name is China Du Kang Company Limited now listed as CDKG.

Shaanxi Xi Deng Hui Stock Co. Ltd., Holds

·	90.51% and controls Shaanxi Bai Shui Du Kang Liquor Co., Ltd., and holds
·	70% Shaanxi Bai Shui Du Kang Brand Management Co., Ltd.;

Principal Products

The Company manufactures, sells, licenses and distributes a proprietary line of white wines that are generally known in China under the heading Du Kang. The largest sellers are currently collections called the “Baishui Dukang” series, the Thirteen Dynasties series and Jiu Zu Gong.

Du Kang is a generic description, like “vodka” or “merlot” and is one of the most famous Chinese white wine brands. The Company’s subsidiaries Shaanxi Bai Shui Du Kang Liquor Co. Ltd and Shaanxi Bai Shui Du Kang own the “Bai Shui Du Kang” brand, while another subsidiary, owns three 3 brands:

•	Bai Shui Du Kang
•	Thirteen Dynasties and

•	Jiu Zu Gong.

At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging).  Liquor products unit price ranges from $2.00 USD to $150.00 USD. Our Du Kang Liquor products are sold in most cities in China.  In northeast, north,south coastal region and middle areas of China we sell liquor through long-term liquor distributors. In Shaanxi province we sell liquor to agent stores in Xi’an, Bai Shui, Hua yin, Han Cheng, Fu Ping Pu Cheng, Da Li, Wei Nan city.  Throughout China the Du Kang market sales, awareness and brand image is broadening.

Through its subsidiaries in China, the Company sells and develops new and additional liquors, liquor raw materials, deep processing of agricultural and sideline products and research and develop of high-tech products and brewing methods. We were the first company, in cooperation with the Chinese Academy of Sciences, to ship Du Kang yeast and grain aboard #3 and #7 Shenzou spaceflights for a series of scientific experiments designed to improve yield and flavors. No newly developed products have entered the market since 2008. We are currently focusing on expanding distribution of existing brands so we have devoted only minimal resources to research and development activities in the past two years.

Major products include the Baishui Dukang series, Thirteen Dynasties series, Shen Zhou Nectar, Guo Bin Special, and Jiu Zu Gong.

Distribution methods of the products or services

The Company set a new sales strategy, including sales territory that covers many counties in China and since July 2007. Du Kang Liquor products previously have been sold mostly in the larger cities in China. In 2008 and 2009, we put in place distributorship agreements in the form of agenciess or licensing that now includes the northeast, north, south coastal region and middle areas of China.

We derive our revenue from following three ways:

•	Sales of liquor within China generally through long-term liquor distributors (“distributor”).
•	Fees from agent liquor stores/retailers (“agent”)
•
Our subsidiary, Shaanxi Bai Shui Du Kang Brand Management Co., Ltd. grants permission to use “Baishui Dukang” trademark to white spirits manufactures (“licensee”) who comply with the liquor (or white spirits) production standard of PRC.

Accordingly, the Company enters into three different types of agreements: Distributorship Agreements, Agency Agreements, and Licensing Agreements. All are designed to expand the distribution of the Company’s products. The material terms and differences among the agreements are as follows:

1.
The Company’s distribution agreements grant the distributor the exclusive right to distribute the Company’s products within a defined territory. Each distributor agreement provides an area within the PRC that is exclusive to the distributor for a 5-year exclusive period.  Each Distributor Agreement specifies the Du Kang products that are to be sold, with the Thirteen Dynasties series being the most prevalent. Pricing of the products is according to the China Du Kang pricing policies. Terms include account settlement procedures; duties pertaining to licenses, packaging and sales conduct. The distributors are required to provide reports, protect the trademarks and copyrights and dispute resolution procedures.

2.
The Company’s agency agreements grant the agent the exclusive right to sell the Company’s products within a defined territory. The agency agreements grant an agent to exclusively sell particular products of the Company in exchange for a pre-determined royalty. The Royalty payments for agency agreements range from $44,610 to $160,317. The Company will produce specific liquors for sale stated under the terms of the agency agreement, and the agent has the exclusive right to sell certain products as designated by the agreement. The agreement does not private label the specific products, but we agree that we will not sell those products through our distributors or other arrangements. The agency agreement does not entitle the agent to sell any other China Du Kang products other than the specific products that are subject to the Agency agreement.  For agency agreements last for one year and may be renewed annually. The agent must pay an upfront fee that varies from product to product and the agent must minimum sales requirements during the term of the agreement.

3.
The Company’s licensing agreements grant the licensee a non-exclusive right to use the Company’s trademarks, logos, and brand names in connection with the development, marketing, and sale of the licensee’s independently manufactured products. The licensing agreements grant a license to use the Company’s trademarks in exchange for a pre-determined royalty. The Royalty payments for licensing agreements ranged from $6,134 to $355,254. Licensing agreements typically date back to a period before the current Company acquired the assets and essentially continues the rights of certain third parties to market products using the China Du Kang name, patterns, logos, trademarks and other proprietary assets for sub-branding of products. Licensing agreements are for specific zones with the PRC and may overlap territories that are included in other agreements. Each agreement specifies the products covered, types of uses permitted, and the method and scope of sub-branding. The Agreements cover sales literature, pricing, quality controls and standards for packaging.

Our major customers are disclosed below and our agreements with these major customers are attached in the exhibits:

		For the Year Ended December 31,
		2010		2009
Major	Type of		Percentage of		Percentage of
Customer	Customer	Revenue	Total Revenue	Revenue	Total Revenue
Shaanxi Dukang Group Co., Ltd.	Distributor	$1,028,897	41.36%	$594,731	29.92%
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Distributor	148	0.01%	129,866	6.53%
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Distributor	-	-	72,149	3.63%
Shaanxi Baishui Dukang Shiye Co., Ltd.	Distributor	162,214	6.52%	98,772	4.97%
Shaanxi HuangMaJia Wuliu Co., LTD	Distributor	-	-	122,026	6.14%
Shanxi Baishui Xingjijiu Marketing Co., Ltd.	Licensee	-	-	299,455	15.07%
Henan Zhechenxian Eastern Liquor Co., Ltd.	Licensee	20,330	0.82%	23,610	1.19%
Henan Jiuquan Liquor Co., Ltd.	Licensee	355,254	14.28%	-	-
Mr. Jincai Bai'	Licensee	125,466	5.04%	-	-
Mr. Anxian Xie	Agent	160,317	6.45%	-	-
Ms. Sue Dong	Agent	138,942	5.59%	-	-
Total		$1,991,568	80.06%	$1,340,609	67.45%

		For the Six Months Ended June 30,
		2011		2010
		(unaudited)		(unaudited)

Major	Type of		Percentage of		Percentage of
Customer	Customer	Revenue	Total Revenue	Revenue	Total Revenue
Shaanxi Dukang Group Co., Ltd.	Distributor	$565,994	46.66%	$439,979	47.25%
Shaanxi Baishui Dukang Shiye Co., Ltd.	Distributor	106,226	8.76%	82,068	8.81%
Ms. Xiaoyan Shi	Agent	101,356	8.36%	-	-
Mr. Anxian Xie	Agent	86,878	7.16%	76,180	8.18%
Ms. Xiaoli Du	Agent	72,398	5.97%	-	-
Ms. Sue Dong	Agent	72,398	5.97%	68,793	7.39%
Total		$1,005,249	82.87%	$667,020	71.63%

We derive revenue from distributors, licensees, and agents as following:

	For the Year Ended December 31,
	2010		2009
		Percentage		Percentage
		of Total		of Total
Type of Customer	Revenue	Revenue	Revenue	Revenue
Distributor	$1,270,136	51.06%	$1,059,694	53.31%
Licensee	806,535	32.42%	731,711	36.81%
Agent	410,784	16.51%	196,254	9.87%
	$2,487,454	100.00%	$1,987,659	100.00%

	For the Six Months Ended June 30,
	2011		2010
		Percentage		Percentage
		of Total		of Total
Type of Customer	Revenue	Revenue	Revenue	Revenue
Distributor	$686,620	56.60%	$538,932	57.87%
Licensee	193,423	15,94%	186,872	20.07%
Agent	333,029	27.45%	205,413	22.06%
	$1,213,073	100.00%	$931,217	100.00%

We derive revenue from PRC region as further disclosed in the following:

	For the Year Ended December 31,
	2010		2009
		Percentage		Percentage
		of Total		of Total
Name of Province	Revenue	Revenue	Revenue	Revenue
Shaanxi Province	$1,732,035	69.63%	$1,587,641	79.87%
Henan Province	535,064	21.51%	147,707	7.43%
Shandong Province	89,452	3.60%	105,612	5.31%
Hebei Province	6,970	0.28%	-	-
Anhui Province	27,184	1.09%	71,147	3.58%
Hubei Province	83,644	3.36%	-	-
Gansu Province	-	-	23,034	1.16%
Zhejiang Province	6,134	0.25%	35,242	1.77%
Heilongjiang Province	6,970	0.28%	17,276	0.87%
	$2,487,454	100.00%	$1,987,659	100.00%

	For The Six Months Ended June 30,
	2011		2010
		Percentage		Percentage
		of Total		of Total
Name of Province	Revenue	Revenue	Revenue	Revenue
Shaanxi Province	$1,024,476	84.45%	$767,430	82.41%
Henan Province	86,878	7.16%	94,648	10.16%
Shandong Province	24,495	2.02%	49,055	5.27%
Hebei Province	28,959	2.39%	-	-
Anhui Province	-	-	20,084	2.16%
Hubei Province	48,265	3.98%	-	-
	$1,213,073	100.00%	$931,217	100.00%

Competitive Business Conditions

While management is pleased at the progress of the distribution of its Du Kang liquors, it remains a relatively insignificant participant in the liquor and beverage industry. Many of our competitors are larger and have significantly more financial resources. We were recently awarded inclusion in China’s top 500 large and medium sized beverage manufacturers. An article in the April 15, 2009 edition of “The Atlantic” magazine (Risen,The Atlantic, April 15, 2009) reported that “Maotai”, a “baijiu” type of white liquor that is competitive, was the largest selling liquor in the world. The article notes that Maotai is somewhat expensive – the bottle tested cost $115 USD, smells of ammonia, and has a bitter taste.

Both a February, 2010 issue of the newspaper China Daily(Qingfen and Yue,China Daily,February 2, 2010) also noted that "Moutai and Wuliangye”, two higher end liquors were selling briskly, Both Moutai and Wuliangy are products that compete with the Company’s liquors. The article contained a quote a report from a China investment firm that said,

“In 2010, China's high-end liquor (wine and spirit) consumption will grow by more than "30 percent" from a year earlier, higher than the liquor market as a whole, which will see a "20 to 25" percent rise.”

The Company believes that its Du Kang series is positioned well against the larger sellers and should enjoy increased sales if the liquor market overall improves as expected.

Sources and Availability of Raw Materials

The raw material needed in our production is mainly grain. The Company purchases sorghum from farmers in the northeast and other wholesalers. While its price fluctuates in response to market conditions, availability has never been an issue. In addition, the Company expects to enter into a contract of quota system for the production by local farmers to purchase some of the other required raw materials such as wheat and corn

Dependence of Major Customers

The Company has long-term marketing contract with the following three companies: Shaanxi Dukang Liquor Group Co., Ltd., Henan Jiuquan Liquor Co., Ltd., and Shanxi Baishui Xingjijiu Marketing Co., Ltd. These three companies sell our products in China.

Shaanxi Dukang Group Co., Ltd., accounted for approximately 41% and Henan Jiuquan Liquor Co., Ltd.. accounted for more than 14% of our sales of our products for the year ended December 31, 2010.  Shaanxi Dukang Group Co., Ltd., accounted for approximately 30% and Shanxi Baishui Xingjijiu Marketing Co., Ltd. accounted for more than 15% of our sales of our products for the year ended December 31, 2010.

We have begun to expand our distributorship and licensing programs and expect to reduce the dependence on these three distributors over the course of 2010.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

The Company has received all the certificates required to be issued by the Chinese government pertaining to production and sales of liquor, such as the Production License, Trade Mark Registration Certificate, etc. All these certificates are in force.

We believe we have full rights to the intellectual property required for sales in China. We have been contacted by a U.S. group that indicates that they have a prior right to the name “Du Kang” within the United States.

Dependence of Major Suppliers

We rely on a limited number of suppliers for our component parts and raw materials. Although there are many suppliers for each of our component parts and raw materials, we are dependent on a limited number of suppliers for many of the significant components and raw materials. This reliance involves a number of significant potential risks, including:

•	lack of availability of materials and interruptions in delivery of components and raw materials from our suppliers;
•	manufacturing delays caused by such lack of availability or interruptions in delivery;
•	fluctuations in the quality and the price of components and raw materials, in particular due to the petroleum price impact on such materials; and
•	risks related to foreign operations.

We generally do not have any long-term or exclusive purchase commitments with any of our suppliers. Hunan Xinshiji Taochi Co., Ltd., Hunan Fengling Liangyou China Co., Ltd., Shanxi Wenxiyingfa Glass Co., Ltd., and Chongqing World Guohua Technology Co., Ltd. each accounted for more than 10% of our purchases of components for our products for the year ended December 31, 2010.  Shanxi Wenxiyingfa Glass Co., Ltd., Shanxi Wenxiyingfa Glass Co., Ltd., and Yuncheng Aofeng Glass Co., Ltd. each of which accounted for more than 10% of our purchases of components for our products for the fiscal year ended December 31, 2009.

 Our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could also negatively affect our ability to obtain our components and raw materials used in our products in a timely manner. If we are unable to obtain ample supply of products from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers’ orders which could materially and adversely affect our revenues and our relationship with our customers.

Regulation

We are currently regulated People’s Government of Shaanxi Province approved Business License, Organization Code of PRC. We have obtained and maintain China Manufacture Certificate, Sanitation License and Food Security permits to Shaanxi Bai Shui Du Kang Liquor Co., Ltd. On March 1, 2008 which is valid until December 31, 2011 in China, which we believe are all of the necessary legal government approvals if a manufacturer in PRC starts its business and continue its operation.

The greatest impact of government regulation for company’s business is the change of tax policy. In China, white spirit production belongs to a traditionally high tax industry. However, the Company’s location, Bai Shui county, is rated as a national level poor county. The Company is considered to be a pillar enterprise and major client of taxation in Bai Shui county.

Historically, the Company has enjoyed preferential tax treatment on a national and local level. The Company entered into a Tax Abatement Agreement in 2004. Taxes were exempted for the first 2 years of existence of the Agreement and reduced by half for the following 3 years. The Agreement expired as of August, 2009. Management is optimistic that they can work with taxing authorities to continue some level of preferential tax treatment for income of the Company.

Employees

The Company currently has 144 full time employees. During peak seasons the Company hires temporary workers and typically has approximately 250 part time employees during these periods. The Company currently has no part time employees.

All officers and directors except Director Liu Su Ying are employed on a full time basis and devote their full time energies to the Company. Each officer and director except Ms. Liu devote at least 40 hours per week during each work week.

Costs and effects of compliance with environmental laws

Company’s main product is liquor, and the raw material for liquor production is grain and water. The water is taken from Dukang spring, a fresh water aquifer that has a history of thousands of years. The Company’s manufacturing process meets the national standard for environmental protection. Moreover, the Company was commended as a “Manufacturing Enterprise to Recycle Energy” by the government of the Shaanxi province.

In recent years, company has spent over $4,400 to refurbish the Company’s production equipment, factory, building, boiler, water line, electricity as well as air, to improve its efficiency. In addition, the Company has invested in recovery processing of the distiller’s grains produced in liquor-making, in order to produce the fodder.

Item 1A.	Risk Factors

RISK FACTORS

RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE NOTED THERE IS CERTAIN DOUBT ABOUT OUR ABILITY TO OPERATE AS A GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $21,449,649 at December 31, 2010 that includes losses of $(1,007,604) and $(1,321,056) for the years ended December 31, 2010 and 2009, respectively. In addition, The Company has a working capital deficiency of $17,117,746 and a shareholders' deficiency of $9,809,864 at December 31, 2010. These factors raise certain doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment.  However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

WE HAVE HAD LOSSES FROM OPERATIONS AND ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE.

Since inception we have had limited revenues from operation. Revenues for the year ended December 31, 2009 totaled $ 1,987,659 as compared to $2,487,454 for the year ended 2010. For the year ended December 31, 2010, we experienced net income from operations of $207,901 for the year ended December 31, 2010 as compared to net loss of $(489,413) for the year ended December 31, 2009. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $60,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

RISKS RELATING TO OUR SECURITIES

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS.   THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

THERE IS CURRENTLY NO SUBSTANTIAL MARKET FOR OUR COMMON STOCK AND NO ASSURANCE THAT ONE WILL DEVELOP.

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol “CDKG.” We have provided no public information and our symbol contains a “skull and crossbones” insignia on the pink sheets until this filing. We currently have a “stop sign” insignia. We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained.  Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock.  Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value.  The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.  Such sales could be made pursuant to Rule 144 under the Securities Act of 1933, as amended, as shares become eligible for sale under the Rule.

BECAUSE OUR SHARES ARE DEEMED HIGH RISK “PENNY STOCKS,” YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

 IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the market price of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.

RISKS RELATING TO DOING BUSINESS IN THE PEOPLE'S REPUBLIC OF CHINA

WE ARE SUBJECT TO THE POLITICAL AND ECONOMIC POLICIES OF THE PEOPLES REPUBLIC OF CHINA, AND GOVERNMENT REGULATION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR INTENDED BUSINESS.

All of our assets and operations are in the PRC. As a result our operating results and financial performance as well as the value of our securities could be affected by any changes in economic, political and social conditions in China.

The Chinese government adopted an “open door” policy to transition from a planned economy to a market driven economy in 1978. Since then the economy of the PRC has undergone rapid modernization although the Chinese government still exerts a dominant force in the nation’s economy. There has historically been a substantial market in liquor consumption in China.

The Chinese government operates the economy in many industries through various five-year plans and even annual plans. A large degree of uncertainty is associated with potential changes in these plans. Since the economic reforms have no precedent, there can be no assurance that future changes will not create materially adverse conditions on our business.

Due to the limited effectiveness of judicial review, public opinion and popular voting there are few avenues available if the governmental action has a negative effect. Any adverse changes in the economic conditions, in government policies, or in laws and regulations in China could have a material adverse effect on the overall economic growth, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business.

THERE ARE RISKS INHERENT IN DOING BUSINESS IN CHINA OVER WHICH WE HAVE NO CONTROL.

The political and economic systems of the PRC are very different from the United States and more developed countries. China remains volatile in its social, economic and political issues which could lead to revocation or adjustment of reforms.  There are also issues between China and the United States that could result in disputes or instabilities.  Both domestically and internationally the role of China and its government remain in flux and could suffer shocks, or setbacks that may adversely affect our business.

THE CHINESE LEGAL SYSTEM IS DIFFERENT FROM THAT OF THE UNITED STATES WITH LESS PROTECTION FOR INVESTORS, AND IT MAY BE DIFFICULT FOR INVESTORS TO SEEK LEGAL REDRESS IN CHINA AGAINST US OR OUR OFFICERS AND DIRECTORS, INCLUDING CLAIMS THAT ARE BASED UPON U.S. SECURITIES LAWS.

All of our current operations are conducted in China.  All of our current directors and officers are nationals or residents of China. It may be difficult for shareholders to serve us with service of process in legal actions. All of the assets of these persons are located outside the United States in China. The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  As a result there is no established body of law that has precedential value as is the case in most western legal systems. Differences in interpretations and rulings can occur with little or no opportunity for redress or appeal.

As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our officers and directors.  Even if service of process was successful, considerable uncertainty exists as to whether Chinese courts would enforce U. S. laws or judgments obtained in the United States. Federal and state securities laws in the U. S. confer substantial rights to investors and shareholders that have no equivalent in China. Therefore a claim against us or our officers and/or directors or even a final judgment in the U. S. based on U. S. may not be heard or enforced by the Chinese courts.

In 1979, the PRC began to adopt a complex and comprehensive system legal system and has approved many laws regulating economic and business practices in the PRC including foreign investment. Currently many of the approvals required for our business can be obtained at a local or provincial level.  We believe that it is generally easier and faster to obtain provincial approval than central government approval. Changes to existing laws that repeal or alter the local regulatory authority and replacements by national laws could negatively affect our business and the value of our securities.

THE CHINESE ACCOUNTING SYSTEM IS DIFFERENT FROM THAT OF THE UNITED STATES AND WE MAY NOT HAVE ADEQUATE SAFEGUARDS IN PLACE TO ASSURE THAT OUR BOOKS AND RECORDS COMPLY WITH U. S. REQUIREMENTS.

All of our current operations are conducted in China and we record all of our transactions in accordance with the generally accepted rules of accounting applicable in the People’s Republic of China. These rules are different from the generally accepted rules of accounting applicable (“GAAP”) in the United States. In order to report our financial performance, we must first convert our financial information to the U. S. rules. Only our Chief Financial Officer is familiar with the GAAP rules of the United States and she has limited experience. Currently we have no checks and balances in place to assure that the conversions made by our CFO are accurate. Therefore, there is a risk that our financial statements may not be accurate if the conversions are inaccurate. The Company is currently negotiating with third party accounting concerns to add additional persons who will review and confirm the accuracy of the conversions. We expect to have these persons in place prior to the next quarterly financial reporting period.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

As our ultimate holding company is a Nevada corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  Foreign companies, including some that may compete with us, are not subject to these prohibitions.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC.  We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

IF WE MAKE EQUITY COMPENSATION GRANTS TO PERSONS WHO ARE PRC CITIZENS, THEY MAY BE REQUIRED TO REGISTER WITH THE STATE ADMINISTRATION OF FOREIGN EXCHANGE OF THE PRC, OR SAFE.  WE MAY ALSO FACE REGULATORY UNCERTAINTIES THAT COULD RESTRICT OUR ABILITY TO ADOPT AN EQUITY COMPENSATION PLAN FOR OUR DIRECTORS AND EMPLOYEES AND OTHER PARTIES UNDER PRC LAW.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options.  For any plans which are so covered and are adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan.  In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007.  We intend to adopt an equity compensation plan in the future and make option grants to our officers and directors, most of whom are PRC citizens.  Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE.  We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.  If it is determined that any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees.  In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

UNDER THE NEW ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS “RESIDENT ENTERPRISES” OF CHINA FOR TAX PURPOSES, WHICH MAY SUBJECT US TO PRC INCOME TAX ON TAXABLE GLOBAL INCOME.

Under the new PRC Enterprise Income Tax Law (the “New EIT Law”) and it’s implementing rules, both of which became effective on January 1, 2008. Under the New EIT Law, enterprises are classified as resident enterprises and non-resident enterprises.  An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes.  The implementing rules of the New EIT Law define de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.  Due to the short history of the New EIT law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company. Our members of management are located in China. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, including interest income on the proceeds from this offering, as well as PRC enterprise income tax reporting obligations. Second, the New EIT Law provides that dividend paid between “qualified resident enterprises” is exempted from enterprise income tax. A recent circular issued by the State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC shareholders. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible. As a result of the New EIT Law, our historical operating results will not be indicative of our operating results for future periods and the value of our common stock may be adversely affected.

NEW CHINESE LAWS MAY RESTRICT OUR ABILITY TO CONTINUE TO MAKE ACQUISITIONS OF BUSINESSES IN CHINA.

New regulations on the acquisition of businesses commonly referred to as “SAFE” regulations (State Administration of Foreign Exchange) were jointly adopted on August 8, 2006 by six Chinese regulatory agencies with jurisdictional authority. Known as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors the new Rule requires creation of offshore Special Purpose Ventures, or SPVs, for overseas listing purposes. Acquisitions of domestic Chinese companies require approval prior to listing securities on foreign exchanges.

We obtained the approvals that we believe are required in making the acquisitions that formed the present company. Nonetheless, our growth has largely been by acquisition and we intend to continue to make acquisitions of Chinese businesses. Since the “SAFE” rules are very recent there are many ambiguities and uncertainties as to interpretation and requirements.  These uncertainties and any changes or revisions to the regulations could limit or eliminate our ability to make new acquisitions of Chinese businesses in the future.

WE MAY BE AFFECTED BY RECENT CHANGES TO CHINA’S FOREIGN INVESTMENT POLICY, WHICH WILL CHANGE THE INCOME TAX RATE FOR FOREIGN ENTERPRISES.

On January 1, 2008 a new Enterprise Income Tax Law will take effect. The new law revises income tax policy and sets a unified income tax rate for domestic and foreign companies at 25 percent. It also abolishes favorable treatment for foreign invested enterprises. When the new law takes effect, foreign invested enterprises will no longer receive favorable tax treatment.  Any earnings we may obtain may be adversely affected by the new law.

CHINA CONTROLS THE CURRENCY CONVERSION AND EXCHANGE RATE OF ITS CURRENCY, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The Chinese government imposes control over the conversion of the Chinese currency, the Renminbi, into foreign currencies, although recent pronouncements indicate that this policy may be relaxed. Under the current system, the People's Bank of China publishes a daily exchange rate based on the prior day's activity which controls the inter-bank foreign exchange market. Financial institutions are permitted a narrow range above or below the exchange rate based on then current market conditions. Since 1997, the State Council has prohibited restrictions on certain international payments or transfers for current account items. The regulations also permit conversion for distributions of dividends to foreign investors. Investment in securities, direct investment, and loans, and security investment, are still subject to certain restrictions.

For more than a decade the exchange rate for the Renminbi (“RMB”) was pegged against the United States dollar leaving the exchange rates relatively stable at roughly 8 RMB for 1 US Dollar. The Chinese government announced in 2005 that it would begin pegging the Renminbi exchange rate against a basket of currencies, instead of relying solely on the U.S. dollar. This has recently caused the dollar to depreciate as against the RMB. As of December 31, 2009, the rate was 6.6118 RMB for 1 US Dollar.  Since all of our expected operations are in China, significant fluctuations in the exchange rate may materially and adversely affect our revenues, cash flow and overall financial condition.

CHINESE LAW REQUIRES APPROVAL BY CHINESE GOVERNMENT AGENCIES AND COULD LIMIT OR PROHIBIT THE PAYMENT OF DIVIDENDS FROM ANY PROCEEDS OBTAINED FROM LIQUIDATION OF OUR ASSETS.

All of our assets are located inside the Peoples Republic of China. Chinese law governs the distributions that can be made in the event of liquidation of assets of foreign invested enterprises.  While dividend distribution is allowed it is subject to governmental approval.  Liquidation proceeds would also be subject to foreign exchange control. We are unable to predict the outcome in the event of liquidation insofar as it affects dividend payment to non- Chinese nationals.

CHINA HAS BEEN THE LOCALE FOR THE OUTBREAK OF VARIOUS DISEASES AND A PANDEMIC CAUSED BY DISEASES SUCH AS SARS, THE AVIAN FLU, OR SIMILAR DISEASES COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR WORKERS AND EVEN THE CHINESE ECONOMY IN GENERAL, WHICH MAY ADVERSELY AFFECT BUSINESS.

The World Health Organization reported in 2004 that large scale outbreaks of avian flu throughout most of Asia, including China, had nearly caused a pandemic that would have resulted in high mortality rates and which could cause wholesale civil and societal disruption.  There have also been several potential outbreaks of similar pathogens in China with the potential to cause large scale disruptions, such as SARS, pneumonia and influenza. Any future outbreak which infiltrates the areas of our operations would likely have an adverse effect on our ability to conduct normal business operations.

Item 2.	Financial Information

MANAGEMENT'S DISCUSSION AND ANALYSIS

For

CHINA DU KANG CO., LTD.,

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.

The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

China Du Kang Co., Ltd (“China Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company’ operations currently consist of sales of a line of proprietary liquors known generally in China as the Baishui Dukang series.  These are clear liquors sold under a variety of trade names including Thirteen Dynasty, Jiu Zu Gong and Baishui. The Company’s products are sold mostly in larger urban areas in China through three long term marketing agreements.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Merit was a “wholly owned foreign enterprise, generally known as a “WOFE” company, established for the purpose of facilitating an acquisition of a Chinese enterprise. While a Chinese entity may not be owned or controlled by foreign investors or shareholders, the Company’s Chinese counsel opined that a Chinese entity may be acquired in a two step transaction with a WOFE company. The purpose of the Company was simply to facilitate the acquisition and Merit engages in no operations. All operations are carried out through the Chinese entities. The Chart below shows all of the entities but all operations are conducted by entities incorporated in China. The Hong Kong and US corporations conduct no operations and all of the business of the Company is conducted by the entities incorporated in the PRC..

Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000).  The local government approved the transaction on February 1, 2008.  Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Merithui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders.  Subsequent to completion of the acquisition agreement,  Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shannxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”.

Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit with a brand name of “Baishui Du Kang”. On May 15, 2002, Xidenghui invested inventory and fixed assets, with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

Baishui Dukang Liquor Factory (“Dukang Liquor Factory”) was built as a State owned enterprise in the middle of 1970s with about 400 employees. By the early 1990’s it was no longer profitable and Dukang Liquor Factory stopped manufacturing in the early 90’s. Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu") acquired Dukang Liquor Factory in 1995, restarted and attempted to operate for one year. Unable to attain profitability, the Sanjiu closed the facility in 1998 and it remained closed until Baishui Dukang leased the facility on March 4, 2002.

On March 4, 2002, Baishui Dukang signed a lease agreement with Sanjiu, pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd,, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

We manufacture product for distribution under certain labels that are proprietary to the Company and which are also distributed through agencies. We also permit third parties to manufacture under similar products under distinguishable names.

We authorize liquor manufacturers who comply with our requirements to use certain sub brand names of “Baishui Dukang” to process the production of liquor and to sell to customers within the designated area in a certain period of time. The amount of licensing fee varies based on the sales territory and the number of sub brand names. We generally collect the entire licensing fee when the licensing contract is executed, and then recognize licensing fee revenue over the beneficial period described by the contract, as the revenue is realized or realizable and earned. We also authorize liquor stores who comply with our requirements to exclusively sell certain sub brand names of “Baishui Dukang” products within the designated area in a certain period of time. The amount of agency fee varies based on the sales territory and the number of sub brand names. We generally collect the entire agency fee when the agency contract is executed, and then recognize agency fee revenue over the beneficial period described by the contract, as the revenue is realized or realizable and earned

The company’s annual income increased from $1,987,659 in 2009 to $2,487,454 in 2010,which included $210,441, or 19.86% increase in sales of liquor, and $289,354, or 31.18% increase in license fees.

The Company adjusts its sales policy from 2008 and increases the strategic partner. Moreover, the expansion of “Bai Shui Du Kang” brand influence and the collection of royalties bring the good benefit for the Company.

China has a vast territory and a large population. Every enterprise will seek for the total occupation of their products in all Chinese market. As a liquor enterprise with small production scale and not longer period of operation, it is difficult for the Company to occupy the national market in a short period of time. Therefore, according to company’s actual situation, under the precondition of meeting current production capacity and ensuring the sales of products, the Company’s management want to look for the enterprise (in the region our products have not reached yet) which meet the PRC liquor production standard as our strategic partner to expand the sales territory, promote the brand influence, and increase company’s income. Practice has proved that it is a very effective strategy. Some well-known company also adopt this strategic and have many successful cases. Firstly, it can make up company’s deficiency that production capacity cannot meet the actual need. Secondly, it can save a large amount of funds for expansion of reproduction scale. Thirdly, it can expand the influence of company and market share, raise the brand value. Fourthly, it can accelerate the speed of products into market, and reduce the production and transportation cost. Fifthly, it can maximize the profit, and increase company’s income along with the improvement of brand influence and royalties. All of above will lay a good foundation for next step of company’s development.

The current situation is an opportunity as well as a challenge for company’s development.

I.       High requirements for inner management and market management have been put forward along with the Company’s development. The Company will further deepen the internal reform, strengthen the implementation of target responsibility system, implement the tasks, ascertain the responsibility, reduce the energy consumption, improve the efficiency, guarantee the quality, improve management’s ability of scientific  and programmed decision-making, and decrease operation cost.

II.      The Company will increase scientific research input, intensify the development of new product. Based on retaining the sales of matured product in existing market, the Company will strive for annually putting two or three new product on the market, in order to suit varying customer needs. As income increases, china began to form a middle class. Therefore, company’s goal is to satisfy the high-end products needed by middle class consumer groups.

III.     As the expansion of sales territory and participation of strategic partner, it becomes more and more difficult to regulate the market. Further, company will increase the number of lawyer and market regulators, strengthen the supervision, send more officers to resident in strategic partner enterprise, implement rigid control on quality and sales territory, and strictly crack down on violations.

The Company operates in two reportable business segments: Sales of Liquor and License Fees. We currently have three major customers who constitute approximately 10% or more of the Company’s total sales. These customers are identified in the notes to our consolidated financial statements. As a group, they represent over 50% of our total revenues. Because we depend on a small number of major customers, our revenues are dependent on those customers, rendering the Company vulnerable to a reduction in liquidity or income from operations. To the extent that any of these three customers fail or refuse to continue to do business with the Company, the Company’s revenues would be adversely impacted. Further, while our distribution is expanding throughout China, our sales are concentrated in the Shaanxi province of China, where the Company’s headquarters are located.

 IV.      The Company will expand the market method, gradually reduce our reliance on three agents, purchase or set up our own marketing team in due course, and instruct the relevant department to conduct the marketing research and feasibility analysis.

V.      The Liquor industry is a high tax industry in China, which affects profitability. The Company located in Bai Shui County, Shaanxi Province. Prior to 2009 we had a preferential tax treatment agreement but that agreement has expired and we do not currently have any tax amelioration in place.

VI.     The principal raw materials for liquor-making are grain. Because the price of grain will be fluctuated with the influence of climate, it will increase the cost of production and further affect the corporate profit.

(i )The Company will sign the Contract of Ordering Needed Grain with local farmers, that is to say, purchasing from designated person. In this way, the interest of farmers will be protected and also price risk of grain will be minimized.

(ii)There are almost 2000 tons of stocks of wine base, which absolutely can guarantee the demand for one-year regular production. Therefore, the Company will purchase when the food prices is low, and will not purchase when the food prices is high.

(iii)Partial profit of the Company is from strategic partner. Accordingly, the fluctuation of food price will have no effect on this part of revenue.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Brand Management is principally engaged in the business of distribution of Baishui Dukang’s liquor and management of the “Baishui Du Kang” brand name.

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations.  Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also licenses the brand name to other liquor manufactures.  The Company's structure is summarized in the following chart.

Regarding material challenges, risks and material trends affecting the Company, Management believes the primary risk is the potential for raw material prices to fluctuate, affecting the Company’s profitability. The Company requires approximately 2,000 tons of grain each year. Thus far the Company has not faced shortages from suppliers but has little control over pricing. The Company expects to enter into supply contracts in 2011 with designated suppliers to streamline the ups and downs of pricing.

Secondly, the Company expects the continued expansion of distributors to require additional supervisory and marketing personnel. The Company hopes to expand its marketing staff to provide close supervision and support to the network of resellers.

Finally, management believes that our current manufacturing capacity is sufficient for the next year or so, we may begin to examine expansion of our facility and our manufacturing capacity as we continue to expand our network of resellers.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31 2010 AND DECEMBER 31, 2009

REVENUES

Gross revenues improved from $1,987,659 and $2,487,454for the years ended December 31, 2009 and 2010 respectively due primarily to the sales of liquor and the license fees. We recognize revenue when the earning process is complete which generally occurs when products are shipped, both title and the risks and rewards of ownership are transferred, or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.. We do not provide unconditional rights of return and other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

Revenues increased $499,795 or 25% from $1,987,659 to $2,487,454 for the years ended December 31, 2009 and 2010 respectively. The increase was fairly evenly attributable to an increase in license fees and sales of liquor. Sales of liquor improved $210,441,or 19.86% from $1,059,694 for the year ended December 31, 2009 to $1,217,319 for the year ended December 31, 2010.

License fees increased from $927,965 for the year ended December 31, 2009 to $1,217,319 for the year ended December 31, 20010, representing an increase of $289,354,or 31.18%.License fees includes fees payable by our licensees and agents. We added 5 licensees in 2010.The Company expects to continue to expand its network of third party licensees and agents throughout 2010. Increase in license fees resulted from additions to our licensing agreements with third parties who wish to use the Du Kang name. These agreements are for renewable one year terms. We expected our agency fees will increase in 2011 aswe implement our sales strategy toincrease license feesand to increase sales generated by distributorsof liquor.

Management believes these increases confirm the validity in the changes to their distribution model and believes that improvements in license fees and sales of liquor should continue in 2011.

The breakdown for sales revenues for related parties and non-related parties as follows:

		For the Year Ended
		December 31,
		2010	2009
Distributor	Related Party	94%	85%
	Third Party	6%	15%
		100%	100%

Licensee	Related Party	-%	-%
	Third Party	100%	100%
		100%	100%

Agent	Related Party	-%	-%
	Third Party	100%	100%
		100%	100%

GROSS MARGIN

The overall gross margin for the year ended December 31, 2010 was 49.98% as compared to 43.65% for the comparable period of 2009.  Gross margin on sales of liquor was 2.03% for the year ended December 31, 2010, representing an increase of 7.75%, compared to (5.67%) for the comparable period in 2010. The gross margin has been comparable and consistent over the years.

		For the Year Ended				For the Year Ended
		December 31, 2010				December 31, 2010
		Revenue	Costs of sales	Gross Profit	Gross Profit %	Revenue	Costs of sales	Gross Profit	Gross Profit %
Distributor	Related Party	1,191,111	1,222,183	-31,072	-2.61%	897,056	1,076,084	-179,028	-19.96%
	Third Party	79,024	22,127	56,897	72.01%	162,638	43,912	118,726	73.02%
	Subtotal	1,270,135	1,244,310	25,825	2.03%	1,059,694	1,119,996	-60,302	-5.69%

Licensee	Related Party	-	-			-	-	-
	Third Party	806,535	-	806,535		731,711	-	731,711
	Subtotal	806,535	-	806,535		731,711	-	731,711

Agent	Related Party	-	-			-	-	-
	Third Party	410,784	-	410,784		196,254	-	196,254
	Subtotal	410,784	-	410,784		196,254	-	196,254
	Total	2,487,454	1,244,310	1,243,144	49.98%	1,987,659	1,119,996	867,663	43.65%

OPERATING EXPENSES

Total operating expenses decreased from $1,357,076 for the year ended December 31, 2009 to $1,035,243 for the year ended December 31, 2010, representing an improvement of $321,833 or approximately 30%.

Selling expenses decreased $321,343 or 69%from $465,749 in the year ended December 31, 2009 to $142,212 for the year ended December 31, 2010. The decrease is due to a decrease of $ 112,708 in advertising expenses from $135,966 in the year ended December 31, 2009 to $23,258 for the same period in 2010, as we reduce our ads in media as we focus on our main distributors to sell our liquor. We have now finished most of our package design, so as our expenses for package design decrease from $17,039 in 2009 to $5,266 in 2010. We also decreased our travel and entertainment expenses from $56,327 to $14,979 and promotion expenses from 256,417 to 98,709 as we attended less promotion conference in 2010 than in 2009.

The decrease in operating expenses was largely due to the decrease in selling expenses expenses,which was offset by a slight increase in general and administrative expenses of $12,171, from $891,327 for the year ended December 31, 2009 to $893,031 for the year ended December 31, 2010.The increase was largely attributed to the increase of $62,349 in the professional fees and consultant fees from $60,565 for the year ended 2009 to $122,914 for the same period in 2010.Another large increase was in employee benefit and pension from $19,846 for the year ended 2009 to $76,654 for the same period of 2010,which was partially offset by our office expenses decreased from $83,332 for the year ended 2009 to $57,610 for the same period in 2010,and loss on inventory from $121,595 for the year ended December 31, 2009 to $32,849 for the year ended December 31, 2010.

Our travel and entertainment expense increased $30,068 from $145,908 in the year ended December 31, 2009 to $175,976 in the same period in 2010. The increase in travel expenses was due to Relocation of some of offices; including the main offices of Xidenghui and Brand Management.

Payroll decreased from $266,278 at December 31, 2009 to $214,338 as we adjusted our full time staff and made effective use of temporary help. For those same periods, employee benefits and pension increased from $19,846 to $76,654 as we paid more benefit, such as food and housing, to keep our skillful employees; depreciation and amortization decreased from $151,244 to $140,703 as we disposed one vehicle; vehicle expenses increased from $30,168 to $38,469 as the gasoline price increase in PRC.

OTHER INCOME AND EXPENSES

The Company has incurred total interest expense and imputed interest expense of $980,523 and $852,691 for the years ended December 31, 2009 and 2010, respectively. The increased in interest expense was due to increased in bank loans and related parties loans for working capital purposes.

INCOME/LOSS FROM OPERATIONS

The company had experienced a loss from operations of $(489,413) in the year ended December 31, 2009, but shows income from operations of $207,901 which reflects an improvement of $697,314 in the year ended December 31, 2010, The improvement was attributable to an increase in gross profit from $867,663 to $1,243,144 from year ended December 31, 2009 to 2010 and a decrease in operating expenses from $1,357,076 to $1,035,243 for the same periods. The increase in profit is mainly attributed to the performance of new marketing polices and a reduction of selling expenses from $465,749 to $142,212 from the year ended December 31, 2009 to the year ended December 31, 2010. The number of the licensees has increased; the marketing network is expanding and covers more than thirty provinces, cities and districts throughout the country. Revenue has increased by more than 25% compared with the revenue in the year ended Dec 31, 2009.

LIQUIDITY AND CAPITAL RESOURCES AS OF DECEMBER 31, 2010 AND 2009 AND FOR THE YEARS THEN ENDED

Net cash provided by operating activities in 2010 was $1,210,013, as cash used by operating activities was 320, 119 for year ended December 31, 2009.The Changes were primarily due to increase in deferred revenue from (67,281) to $1,216,097 from year ended December 31, 2009 to 2010,as we collected more advance from licensees and agents, which was partially offset by the increase in inventories from 272,211 in 2009 to (475,529) in 2010. The prepaid expenses improved from (368,052) to (98,923),as well as the increase in other payable from (63,597) to ($4,669) for the same periods.

Cash flows used in investment activities increase from $(912,202) to $(1,850,875) for the years ended December 31, 2009 and December 2010, respectively.The increase was due primarily to the loans that we made to our non-consolidated subsidiary, Shaanxi Yellow-river Wetlands Park Co., Ltd.,and Shaanxi Mining New Energy Co., Ltd, a related party. We also used more cash in purchasing fixed assets in 2010, including equipment and building facility, as we are expanding our production capacity.

Net cash provided by financing activities for the years ended December 31, 2009 and 2010 were $1,033,872 and $1,815,626 respectively. The majority of the change was attributed to from the increase in the proceeds from related parties from $3,145,366 in 2009 to $5,388,390 in 2010, which was partially offset by increase in the amount of repayment to such loans from (2,403,854) in 2009 to (4,015,324) in 2010.Bank loans increased from 292,360 to 442,560 for the same periods as we take out more bank loan to expending our production capacity.

GENERAL

Access to short and long term sources of cash is important to the continuation of the commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

Total assets for the periods ending 2010 and 2009 were $14,210,146 and $9,993,604 respectively.  Total current assets increased for the same periods from $3,888,194 to $5,968,025, which was primarily attributable to the increase of cash and cash equivalents, which increased from $619,472 at December 31, 2009 to $1,994,126 at December 31, 2010; and the increase in inventories that increased from $2,694,596 to $3,273,993 for the same respective periods.

Property, plant and equipment declined from $4,283,850 at December 31, 2009 to $4,424,062 at December 31, 2010.  For the same respective periods long term investment increased slightly from $1,755,104 to $1,814,937 due to the changes in currency exchange rate. Liabilities increased from December 31, 2009 to December 31, 2010 from $18,151,683 to $24,020,008   We had bank loans of $292,517 at December 31, 2009 as compared to $756,224 at December 31, 2010.  Accounts payable were $856,270 at December 31, 2009 as compared to $891,409 at December 31, 2010. Amounts due to related parties were the most significant change of current liabilities increasing from $15,095,908 at December 31, 2009 to $17,018,272 at December 31, 2010, as we obtained more loans from related-parties. Taxes payables increased from $196,104 to $491,137 during the same periods.

We have cash of $1,994,126 and $619,472 as of December 31, 2010 and 2009, respectively. We believe that we have sufficient cash to fund operations for approximately 12 months assuming that sales and margins remain constant.

Our liquidity is dependent upon the continuation of and expansion of our operations, receipt of revenues and additional infusions of capital provided by equity and debt financing. Management believes that the current program of sales through distributorship agreements will improve throughout 2011 and that margins overall will continue to improve thereby.  Demand for our products is dependent on market acceptance of our liquor and conditions in the liquor and general beverage markets, and general economic conditions. All of our products are currently sold in the Peoples Republic of China and are heavily dependent on the economy, exchange rates, and consumption habits within the Peoples Republic of China.  Many of these factors are cyclical and beyond the control of management.

RELATED PARTY LOANS

We have historically funded our cash needs through a series of debt transactions, primarily with related parties. These related party loans have operated as informal lines of credit since the inception of the Company, and related parties have extended credit as needed which the Company has repaid at its convenience. Our officers and directors and related parties have assured us that they will continue to provide capital infusions sufficient to fund operations over the next 12 months as needed, but they are under no legal obligation to do so. If our related parties are unable or unwilling to provide additional capital infusions we would likely require additional financing which would likely be on more unfavorable terms. If we are unable to attain additional capital there would likely be a material adverse affect on our operations and financial condition.

 Due to Related Parties

We currently have sixteen (16) outstanding loans from related parties in an aggregate amount of $17,018,272 and $15,095,908 as of December 31, 2010 and 2009, respectively.

Theaffiliates are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company, as more fully disclosed in the Note 10 and Note 12 to our consolidated financial statements.The remaining eight related party loans are shareholders, and current or former officers and directors which are unsecured, demand notes, which are non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. We have not paid any interest on these loans. Imputed interest expense charged to operations was $949,932 and $833,911 for the years ended December 31, 2010 and 2009, respectively.

Due to lack of capital resources, our related-parties have been making loans to our company to finance its operation.  The related-parties include affiliates and individuals. Affiliates are companies which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors, officers, and principal shareholders of the Company. Individuals include our officers, shareholders, and prior directors of our subsidiaries. Loans from these related-parties are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Accordingly, we have not paid any interest for these loans.

Related party loans payables transactions are as follows:

For the Year Ended December 31, 2009
No.	Name of Related-party	Description	Balance @ 12/31/08	Effects of foreign currency translation	Payback in 2009	Additional borrowing in 2009	Balance @ 12/31/09	Highest Balance during 2009
1	Shaanxi Dukang Group Co., Ltd.	Affiliate	471,244	1,172	1,274,734	1,391,175	588,857	881,375
2	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd	Affiliate	33,512	31	-	-	33,543	33,543
3	Shaanxi Baishui Dukang Marketing Management Co. Ltd	Affiliate	1,179	3	104,868	116,553	12,867	27,508
4	Shaanxi Baishui Dukang Commercial and Trade Co. Ltd	Affiliate	72,853	180	2,290	1,463	72,206	74,496
5	Shaanxi Baishui Dukang Spirits Industry Development Co. Ltd	Affiliate	876,721	2,179	349,644	739,200	1,268,456	1,353,844
6	Shaanxi Changjiang Electric Power and Energy Sources Co. Ltd	Affiliate	291,792	725	292,517	-	-	292,517
7	Shaanxi Baishui Dukang Trade Co.ltd	Affiliate	-	-	193,849	355,923	162,074	328,935
8	Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate	-	-	-	292,517	292,517	292,517
9	Shaanxi Baishui Shiye Co., Ltd.	Affiliate	-	-	-	-	-	-
10	Shaanxi Changjiang Petrol Co., Ltd.	Affiliate	-	-	-	-	-	-
11	Mr. Hongjun Zhang	Shareholder	3,058,821	7,605	95,272	218,647	3,189,801	3,189,801
12	Mr. Guoqi Diao	Prior director of Xidenghui	392,107	975	-	-	393,082	393,082
13	Ms. Ping Li	Secretary of the Board	581,438	1,446	-	-	582,884	582,884
14	Mr. Pingjun Nie	Shareholder	4,380,268	10,891	-	-	4,391,159	4,391,159
15	Ms. Hong Ge	Prior director of Xidenghui	263,991	657	-	-	264,648	264,648
16	Mr.Hailong Tian	Prior director of Xidenghui	2,760,680	6,864	-	-	2,767,544	2,767,544
17	Ms. Ming Chen	Shareholder	355,761	884	90,680	30,342	296,307	296,307
18	Mr. Shengli Wang	Prior director of Xidenghui	778,029	1,934	-	-	779,963	779,963
Total			14,318,396	35,546	2,403,854	3,145,820	15,095,908	15,950,123

For the Year ended December 31, 2010
No.	Name of Related-party	Description	Balance @ 12/31/09	Effects of foreign currency translation	Payback in 2010	Additional borrowing in 2010	Balance @ 12/31/10	Highest Balance during 2010
1	Shaanxi Dukang Group Co., Ltd.	Affiliate	588,857	87,695	2,030,787	4,708,783	3,354,548	3,354,548
2	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd	Affiliate	33,543	290	33,833	-	-	34,687
3	Shaanxi Baishui Dukang Marketing Management Co. Ltd	Affiliate	12,867	439	-	-	13,306	13,306
4	Shaanxi Baishui Dukang Commercial and Trade Co. Ltd	Affiliate	72,206	2,462	-	-	74,668	74,668
5	Shaanxi Baishui Dukang Spirits Industry Development Co. Ltd	Affiliate	1,268,456	32,249	435,402	-	865,303	1,311,699
6	Shaanxi Changjiang Electric Power and Energy Sources Co. Ltd	Affiliate	-	-	-	-	-	-
7	Shaanxi Baishui Dukang Trade Co.ltd	Affiliate	162,074	9,005	89,360	227,183	308,902	315,728
8	Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate	292,517	9,972	-	-	302,489	302,489
9	Shaanxi Baishui Shiye Co., Ltd.	Affiliate	-	2,235	114,584	203,096	90,747	208,224
10	Shaanxi Changjiang Petrol Co., Ltd.	Affiliate	-	6,221	-	246,358	252,579	252,579
11	Mr. Hongjun Zhang	Shareholder	3,189,801	79,125	1,175,938	2,970	2,095,957	3,298,544
12	Mr. Guoqi Diao	Prior director of Xidenghui	393,082	13,400	-	-	406,482	406,482
13	Ms. Ping Li	Secretary of the Board	582,884	19,871	-	-	602,755	602,755
14	Mr. Pingjun Nie	Shareholder	4,391,159	149,332	14,457	-	4,526,035	4,540,857
15	Ms. Hong Ge	Prior director of Xidenghui	264,648	9,022	-	-	273,670	273,670
16	Mr.Hailong Tian	Prior director of Xidenghui	2,767,544	94,347	-	-	2,861,891	2,861,891
17	Ms. Ming Chen	Shareholder	296,307	7,048	120,966	-	182,389	306,407
18	Mr. Shengli Wang	Prior director of Xidenghui	779,963	26,590	-	-	806,553	806,553
Total			15,095,908	549,301	4,015,327	5,388,390	17,018,272	18,965,085

The nature of the affiliation of each related party is as follows:

Affiliate 1 - The CEO of the Company is a director of Shaanxi Dukang Group Co., Ltd. and has significant influence on the operations therein.
Affiliate 2 - Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. is indirectly, majority owned and controlled by the Company’s sole director's siblings.
Affiliate 3 - Shaanxi Baishui Dukang Marketing Management Co., Ltd. is wholly owned and controlled by the Company’s sole director's siblings.
Affiliate 4 - The CEO of the Company is the sole director of Shaanxi Baishui Dukang Commercial and Trade Co., Ltd. and has significant influence of the operations therein.
Affiliate 5 - Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd. is wholly owned and controlled by the Company’s sole director's siblings.
Affiliate 6 - The Company’s sole director's spouse is a director of Shaanxi Changjiang Electric Power and Energy Sources Co., Ltd., and has significant influence to the operation therein.
Affiliate 7 - and 9 - The CEO of the Company is the sole director of Shaanxi Baishui Shiye Co., Ltd. (f/k/a Shaanxi Baishui Dukang Trade Co., Ltd.) and has significant influence of the operations therein.
Affiliate 8 - Shaanxi Lantian Fuping Investment Co., Ltd. is majority owned and controlled by the Company’s sole director's siblings.
Affiliate 10 -The Company's sole director's spouse is a director of Shaanxi Changjiang Petrol Co., Ltd., and has significant influence on the operation therein.

Due from Related Parties

In addition, the Company has made advances to related parties in an aggregate amount of $2,577,187 and $1,111,566 as of December 31, 2010 and 2009, respectively. These advances are made to maintain business relationship for potential investment opportunities. The related-parties include affiliates and individuals. Affiliates are companies that are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors, officers, and principal shareholders of the Company. Individuals include our officers, shareholders, and prior directors of subsidiaries.  As of June 30, 2011, the advances have been returned to the Company.

For the Year Ended December 31, 2010

No.	Name of Related-party	Description	Balance @ 12/31/09	Effects of foreign currency translation	Additional Advance in 2010	Collection in 2010	Balance @ 12/31/10	Highest Balance during 2010
	Shaanxi Yellow-river Wetlands Park Co., Ltd.	Non-consolidated, 7.9% owned subsidiary	738,606	50,137	1,135,903	147,521	1,777,125	1,777,125
9	Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	372,960	13,189	-	-	385,674	385,674
2	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.	Affiliate	-	372	14,752	22-	15,102	15,102
10	Shaanix Mining New Energy Co., Ltd.	Affiliate	-	9,834	389,452	-	399,286	399,286
	Ms. Nie, Fen Ying	Director	-	-	11,802	11,802-	-	11,802

Total			1,111,566	73,532	1,551,909	159,345	2,577,187	2,588,989

For the Year Ended December 31, 2009

No.	Name of Related-party	Description	Balance @ 12/31/08	Effects of foreign currency translation	Additional Advance in 2009	Collection in 2009	Balance @ 12/31/09	Highest Balance during 2009
	Shaanxi Yellow-river Wetlands Park Co., Ltd.	Non-consolidated, 7.9% owned subsidiary	116,717	290	621,599	-	738,606	738,606
9	Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	-	-	372,960	-	385,674	372,960
Total			116,717	290	994,559	-	1,124,280	1,111,566

The nature of the affiliation of each related party is as follows:

Affiliate 9--The sole director of the Company is a director of Shaanxi Gurong Agriculture Development Co., Ltd., and has significant influence on the operations therein.
Affiliate 2--This Company is indirectly, majority owned, and controlled by the Company's sole director's siblings.
Affiliate 10--The Company's sole director's spouse is a director of Shaanxi Mining New Energy Co., Ltd., and has significant influence on the operation therein.

Cash flows from due from related parties are classified as cash flows from investing activities.  Cash flows due to related parties are classified as cash flows from financing activities.

INVENTORY

Our inventory is aged to improve the taste and smoothness of the finished product. Total storage time is approximately three (3) years, so our inventory turnover rate typically exceeds 1,000 days. We believe our practices are standard in the liquor industry in China. The base wine of our liquors goes through a production process that includes weighing, measuring, sampling and tasting, and chromatographic analysis of the production micro-components before the finished goods come off the production line. When the base wine comes off the production line, the product is extremely bitter and is generally not smooth enough for sale.

Some finished goods will be stored for 3 years in total, initially through a 2-year storage in wooden containers and then a 1-year jar storage. This storage process creates a chemical process for the stored wine that goes into flavor blending before packaging. After packaging, the products will also be stored for 3 months. We then conduct random inspection and testing before releasing the production run for the market.

We experience an extended time for inventory turnover, as good quality base wine are stored for several decades for flavor blending. At present, national liquor industry performance is subject to PRC National Standard GB/T14867-2007 Feng-flavor Chinese Spirit, GB/T10781.1-2006 Strong Aromatic Chinese Spirits, and business standards Q/SBDJ01-2002 Mixed-Flavor (Feng, Strong Aromatic and Jiang) Chinese Spirits and Q/SBDJ03-2002 Feng and Strong Aromatic Flavor Chinese Spirits. These requirements set forth the minimum storage requirements for truthful labeling and sale. In short, the more years base wine stored for, the higher its market price will be.

Further, the storage of a certain quantity of base wine also assists in smoothing the fluctuations in grain price which can keep the productions cost competitive and dealing with peak and off peak seasonality.

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Inventories consist of following:
	December 31,	December 31,
	2010	2009
Finished goods	$948,300	$769,619
Work-in-progress	1,985,260	1,789,276
Raw materials	102,934	51,910
Supplies and packing materials	237,499	83,791
	$3,273,993	$2,694,596

SHAREHOLDERS’ EQUITY

Shareholders’ deficit as of December 31, 2010 were $(9,809,862), as compared to $(8,158,076) as of December 31, 2009..The increase in shareholders’ deficit was due to loss in the year ended December 31, 2010. The accumulated deficit was $(20,442,045) at December 31, 2009 as compared to $(21,449,649) at December 31, 2010. The shareholders’ deficit for China Du Kang was $(8,147,299) and $(9,911,913) for those same periods.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

REVENUES

Total revenues for the period ended June 30, 2011 were $1,213,073 as compared to $931,217 for the same period of 2010. These include sales of liquor, which were $686,620 for the period ended June 30, 2011 and $538,932 for the same period of 2010. The license fees in the six months ended June 30, 2011 were $526,453 and $392,285 for the same period of 2010.

GROSS MARGIN

The overall gross margin for the six months ended June 30, 2011 was 56.32% as compared to 39.83% for the comparable period of 2010 which is due to the significant gross margin increase on sales of liquor for the six months of 2011 compared with gross margin for the comparable period of 2010. Gross margin on sales of liquor was 22.83% in the six months ended June 30, 2011, representing a increase of 27%, compared to (3.97%) for the comparable period in 2010. The increase was caused by the improvement in the production process.

		For the Six Months Ended				For the Six Months Ended
		June 30, 2011				June 30, 2010
		Revenue	Costs of sales	Gross Profit	Gross Profit %	Revenue	Costs of sales	Gross Profit	Gross Profit %
Distributor	Related Party	686,620	529,835	156,785	22.83%	522,199	555,616	-33,417	-6.40%
	Third Party	-	-	-	-	16,733	4,685	12,048	72.02%
	Subtotal	686,620	529,835	156,785	22.83%	538,932	560,301	-21,369	-3.97%

Licensee	Related Party	-	-			-	-	-
	Third Party	193,423	-	193,423		186,872	-	186,872
	Subtotal	193,423	-	193,423		186,872	-	186,872

Agent	Related Party	-	-			-	-	-
	Third Party	333,029	-	410,784		205,413	-	205,413
	Subtotal	333,029	-	410,784		205,413	-	205,413
	Total	1,213,073	529,835	683,238	56.32%	931,217	560,301	370,916	39.83%

OPERATING EXPENSES

Total selling expenses improved from $130,996 for the six months ended June 30, 2010 to $77,433 for the same period of 2011. Advertising expenses decreased from $78,211 to $19,267 for the respective periods.

Total general and administrative expenses increased from $391,605 for the six months ended June 30, 2010 to $425,890 for the same period 2011. Office expenses increased from $22,259 for the period ended June 30, 2010 to $28,889 for the same period of 2011. For the same periods respectively payroll increased from $95,293 to $150,955; employee benefits from $597 to $40,726; depreciation and amortization from $69,084 to $83,928; professional and consultancy fees from $84,844 to $56,226; loss on physical inventory count from 0 to $25,849; travel and entertainment from $89,788 to $18,082; and other general and administrative expenses from $18,459 to $2,257.

OPERATING RESULTS

Expenses from operations totaled $503,323 and $522,601 for the six months ended June 30, 2011 and June 30, 2010, respectively. The losses from operations improved from ($151,685) for the six months June 30, 2010 to $179,915 for the six months ended June 30, 2011.

The changes in operating expenses, both selling expenses and general and administrative expenses arose from the company's decision to change its distribution practices. The company has begun to move away from its emphasis on affiliates to a much broader network of third party resellers.

OTHER INCOME AND EXPENSES

The Company has incurred total interest expense and imputed interest expense of $523,335 and $474,152 for the six months ended June 30, 2011 and 2010, respectively. The increased in interest expense was due to increased in bank loans and related parties loans for working capital purposes.

LIQUIDITY AND CAPITAL RESOURCES AS OF JUNE 30, 2011 AND FOR THE SIX MONTHS THEN ENDED

We experienced a net loss of $460,540 for the six months ended June 30, 2011 as compared to a loss of $657,625 for the same period of 2010. Adjustments to reconcile the net loss to cash provided by operating activities included $523,335 for imputed interest for the six months ended June 30, 2011 as compared to $474,152 for the same period of 2010. Depreciation remained relatively stable at $182,075 from $178,554 for the same respective periods. Also, amortization increased to $23,820 from $4,910.

 Changes in operating assets and liabilities included an increase in accounts receivable from $0 from the period June 30, 2010 to $(60,295).  It also included an increase in others receivable from $48,587 to 71,929 for the same period.  Prepaid expenses decreased from $207,214 for the six months ended June 30, 2010 to $(412,076) for the same six months of 2011.  Inventories for the same periods increased from $3,138,472 to $4,405,660.  Accounts payable decreased for the same periods from $1,080,918 to $1,040,356. Similarly, accrued expenses increased from $158,409 to $294,014 for the respective period, as did other payables from $46,063 to $75,926 and deferred revenue from $781,053 to $2,254,843. Taxes payable for June 30, 2010 were $240,789 as compared to $563,262 for the same period of 2011. Overall, net cash provided by operating activities declined from $527,141 for the six months ended June 30, 2010 to $(290,045) for the same period of 2011, which was primarily attributed to the increase in the accounts receivable and inventories.

Purchase of fixed assets for the six months ended June 30, 2010 were $(87,816) to $(124,427) for the same period of 2011.  Purchase of land use rights increased from 0 to $(1,965,706) as did advances to related parties from $(219,467) to $(610,900) for the same periods.  The net cash used by investing activities were $(307,283) and $(2,395,583) for the six months ended June 30, 2010 and 2011 respectively, the increase was primarily attributed to the purchase of land use right and advances to related parties.

Net cash used by financing activities changed from $(347,994) for the six months ended June 30, 2010 to $1,953,096 for the same period of 2011. The change was attributable to from the proceeds from related parties of $1,963,037 in the six months ended June 30, 2011, which was primarily used to purchase of land use right. Repayments to related parties went from $(1,704,650) for the six months ended June 30, 2010 and (9,941) for the same period 2011. We did not take or payback Bank loans for the six months ended June 30, 2011, as compared to paying back of bank loan of (292,622) in the six months ended June 30, 2010. Cash at the end of the period for the six months ended June 30, 2010 was $543,752 and $1,336,289 as of June 30, 2011.

GENERAL

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

Total assets for the periods ending December 31, 2010 and June 30, 2011 were $14,210,146 and $15,172,939, respectively.  Total current assets increased for the same periods from $5,968,025 to $6,863,515, for the same period.  The prepaid expenses also increased from $625,696 as of December 31, 2010 to $1,057,445 at June 30, 2011. Meanwhile, accounts receivable increased from 0 at December 31, 2010 to $61,080 at June 30, 2011. Inventories increased from $3,273,993 to $4,405,660 for the same respective periods.   Other receivables decreased from $74,210 to $3,041.

Property, plant and equipment increased slightly from $4,424,062 at December 31, 2010 to $4,428,194 at June 30, 2011 due to normal depreciation.  For the same respective periods net intangible assets increased from $2,003,122 to $2,024,794 and long term investment from $1,814,937 to $1,856,436 due to the change of currency exchange rate.

Total liabilities decreased from December 31, 2010 to June 30, 2011 from $24,020,008 to $22,507,363. Total current liabilities decreased slightly from $23,085,771 to $21,612,363.  Land use right purchase payable was the most significant change of current liabilities, decreasing from $1,946,792 at December 31, 2010 to $0 at June 30, 2011, as we paid off the purchase liability.  The due to related parties decreased from 17,018,272 at December 31, 2010 to $16,440,385 as of June 30, 2011. Deferred revenue for the same periods increased from $1,587,115 to $2,254,843.  There were also increase in accounts payable from $891,409 to $1,040,356; taxes payable from $491,137 to $563,262 and accrued expenses from $160,512 to $294,014.

We have cash of $1,336,289 as of June 30, 2011.  We believe that we have sufficient cash to fund operations for approximately 12 months assuming that sales and margins remain constant.

Our liquidity is dependent upon the continuation of and expansion of our operations, receipt of revenues and additional infusions of capital provided by equity and debt financing. Management believes that the current program of sales through distributorship agreements will improve throughout 2011 and that margins overall will continue to improve thereby.  Demand for our products is dependent on market acceptance of our liquor and conditions in the liquor and general beverage markets, and general economic conditions. All of our products are currently sold in the Peoples Republic of China and are heavily dependent on the economy, exchange rates, and consumption habits within the Peoples Republic of China.  Many of these factors are cyclical and beyond the control of management.

RELATED PARTIES LOANS
Due to Related Party

We currently have sixteen (15) outstanding loans from related parties in an aggregate amount of $16,440,385 as of June 30, 2011. Theaffiliates are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company, as more fully disclosed in the notes to our consolidated financial statements.The remaining seven related party loans are shareholders, and current or former officers and directors which are unsecured, demand notes, which are non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. We have not paid any interest on these loans. Imputed interest expense charged to operations was $523,335 and $474,152 for the six months ended June 30, 2011 and 2010, respectively.

Cash flows due to related parties are classified as cash flows from financing activities.

Due to related parties consists of the following:

		June 30,	December 31,
		2011	2010
Name of Related Party	Description	(unaudited)

Shaanxi Dukang Group Co., Ltd.	Affiliate 1	$1,931,299	$3,354,548
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate 3	13,610	13,306
Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate 4	76,375	74,668
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate 5	1,332,941	865,303
Shaanxi Baishui Shiye Co., Ltd.	Affiliate 7	393,318	399,649
Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate 8	309,406	302,489
Shaanxi Changjiang Petrol Co., Ltd.	Affiliate 10	258,354	252,579
Mr. Hongjun Zhang	Shareholder	2,473,399	2,095,957
Mr. Guoqi Diao	Prior director of Xidenghui	13,549	406,482
Ms. Ping Li	Secretary of the Board	616,537	602,755
Mr. Pingjun Nie	Shareholder	4,629,523	4,526,035
Ms. Hong Ge	Prior director of Xidenghui	279,927	273,670
Mr.Hailong Tian	Prior director of Xidenghui	2,927,328	2,861,891
Ms. Ming Chen	Shareholder	359,825	182,387
Mr. Shengli Wang	Prior director of Xidenghui	824,994	806,553
Total		$16,440,385	$17,018,272

The nature of the affiliation of each related party is as follows:

Affiliate 1 - The CEO of the Company is a director of Shaanxi Dukang Group Co., Ltd. and has significant influence on the operations therein.
Affiliate 3 - Shaanxi Baishui Dukang Marketing Management Co., Ltd. is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 4 - The CEO of the Company is the sole director of Shaanxi Baishui Dukang Commercial and Trade Co., Ltd. and has significant influence of the operations therein.
Affiliate 5 - Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd. is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 7 - The CEO of the Company is the sole director of Shaanxi Baishui Shiye Co., Ltd. (f/k/a Shaanxi Baishui Dukang Trade Co., Ltd.) and has significant influence of the operations therein.
Affiliate 8 - Shaanxi Lantian Fuping Investment Co., Ltd. is majority owned and controlled by the Company's sole director's siblings.
Affiliate 10 - The Company's sole director's spouse is a director of Shaanxi Changjiang Petrol Co., Ltd., and has significant influence to the operation therein.

SHAREHOLDERS’ EQUITY

Shareholders’ equity at June 30, 2011 and December 31, 2010 were $(7,334,424) and $(9,809,862) respectively.  Our accumulated deficit was $(21,954,058) and $(21,449,649).  Common stock remained the same at $100,114, paid in capital increased from 14,699,903 to 15,223,238.

USE OF CAPITAL RESOURCES

Access to short and long term sources of cash is important to the continuation of our research and development and commencement of our operations. Our ability to operate is limited by our financial capacity to obtain cash and additional lines of credit in the future.

We use cash primarily for:

-	research and development
-	general and administrative costs
-	and other operating expenses.

So far, we have received cash primarily from related party loans and shareholders contributions.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Off-Balance Sheet Arrangements

None

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China" ("PRC GAAP").

Each subsidiary has an accounting manager that records the transactions for that subsidiary in accordance with PRC GAAP. These transactions and bookkeeping are reviewed by the Company’s CFO and adjustments were made as needed to conform to US GAAP at the end of every reporting period. The CFO prepares a consolidated trial balance for the Company and its subsidiaries based on the consolidated trial balance, she prepares a consolidated financial statement in accordance with the US GAAP and then submitted to the Company’s external auditor. The Company does not use external consultants or financial advisers in connection with the preparation of its reports.

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China" ("PRC GAAP").

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The preparation and supervision of the Company’s financial reports is the responsibility of the Company’s CFO. Each subsidiary has at least one accounting manager who compiles the financials transactions of the subsidiary in accordance with PRC GAAP. The CFO supervises this process and all accounting managers’ report to the CFO for accounting matters. While the accounting managers are versed in PRC GAAP principles, they have limited or no experience in US GAAP. The conversion to US GAAP is the responsibility of the CFO.

The Company’s current CFO is a certified public account in the PRC, having passed her examination in 1990. Since that time she has been continuously engaged in various accounting positions. She became familiar with US GAAP while preparing reports for those companies, leading up to her selection as the Company’s CFO in 2008.  There is no outside firm involved in the preparation of the financial reports or the analysis of the internal controls.

The Company does not have a separate audit committee. The only member of the Board with experience in US GAAP is the Company’s CFO, who has exclusive and plenary control over the policies governing financial reporting and internal controls. The Board relies on the expertise of the CFO for both issues regarding reporting and issues regarding internal control.

The subsidiary manager approves transactions and invoices for payments. The accounting manager for the subsidiary serves as a cross checks and pays the invoices and records the transactions. These transactions are recorded and sent to the CFO in PRC GAAP format. The CFO then reviews the reports, converts them to US GAAP, and investigates as needed any issues presented regarding internal controls.

The Company’s current CFO is a certified public accountant in the PRC, having passed her examination in 1990. Since that time she has been continuously engaged in various accounting positions. She became familiar with US GAAP while preparing reports for those companies, leading up to her selection as the Company’s CFO in 2008.

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”).  Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statement of shareholders’ equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of changes in owners’ equity and amounted to $(685,094) and $(443,733) as of December 31, 2010 and 2009, respectively.  The balance sheet amounts with the exception of equity at December 31, 2010 were translated at 6.6118 RMB as compared to 6.8372 RMB at December 31, 2009. The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the years ended December 31 2010 and 2009 were 6.77875 RMB and 6.84088 RMB, respectively.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use if estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 4 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Related Party

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Item 3.	Properties

Property, Plant and Equipment

Depreciation expense charged to operations was $366,490 and $368,554 for the year ended December 31, 2010 and 2009, respectively. The property, plant and equipment shown in the following chart are those held directly by the Company and the remaining properties are owned per a capital lease.

	December 31,	December 31,
	2009	2008

Building and warehouses	$3,171,057	$2,963,873
Machinery and equipment	2,015,433	1,857,877
Office equipment and furniture	182,278	194,394
Motor vehicles	341,059	329,815
Leased Assets*	2,300,810	2,159,053
	8,010,637	7,505,012

Less: Accumulated depreciation	(3,849,240)	(3,262,315)
	4,616,397	4,242,697

Add: Construction in progress	262,665	41,153

Total	$4,424,062	$4,283,850

Leased Assets*

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age.  Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu’s original employees will gradually retire until Year 2032.  The pension and unemployment insurance expenses are based on a certain percentage of the employees’ gross payroll. The percentage may be changed as the applicable law is amended.  In practice, the expenses can be based on the local average salary published by the local government.  Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 4% annually.  The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as Sanjiu’s original employees reach their retirement ages.  To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses for Sanjiu’s original employees as rental payment follow:

Year	Pension Insurance Expense					Unemployment Insurance Expense					Total
	Province average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense (RMB)	City average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense	USD$1.00=RMB¥6.83720 @12/31/2009		Present Value as of December 31, 2009 (the incremental interest rate is 8%)
											(RMB)	(USD)	(RMB)	(USD)
2009	13,254	4%	20%	325	861,494	10,558	4%	2.50%	325	85,784	947,279	138,548
2010	13,784	4%	20%	316	871,143	10,980	4%	2.50%	316	86,745	957,888	140,100	886,934	129,722
2011	14,335	4%	20%	309	885,919	11,420	4%	2.50%	309	88,217	974,136	142,476	835,165	122,150
2012	14,909	4%	20%	301	897,502	11,876	4%	2.50%	301	89,370	986,872	144,339	783,411	114,581
2013	15,505	4%	20%	282	874,483	12,351	4%	2.50%	282	87,078	961,561	140,637	706,776	103,372
2014	16,125	4%	20%	268	864,312	12,846	4%	2.50%	268	86,065	950,377	139,001	646,811	94,602
2015	16,770	4%	20%	258	865,344	13,359	4%	2.50%	258	86,168	951,512	139,167	599,614	87,699
2016	17,441	4%	20%	244	851,123	13,894	4%	2.50%	244	84,752	935,875	136,880	546,074	79,868
2017	18,139	4%	20%	228	827,124	14,449	4%	2.50%	228	82,362	909,486	133,020	491,367	71,867
2018	18,864	4%	20%	215	811,162	15,027	4%	2.50%	215	80,772	891,935	130,453	446,189	65,259
2019	19,619	4%	20%	199	780,828	15,629	4%	2.50%	199	77,752	858,580	125,575	397,689	58,165
2020	20,404	4%	20%	173	705,963	16,254	4%	2.50%	173	70,297	776,260	113,535	332,925	48,693
2021	21,220	4%	20%	148	628,103	16,904	4%	2.50%	148	62,544	690,647	101,013	274,265	40,114
2022	22,068	4%	20%	135	595,849	17,580	4%	2.50%	135	59,332	655,182	95,826	240,909	35,235
2023	22,951	4%	20%	113	518,698	18,283	4%	2.50%	113	51,650	570,348	83,418	194,181	28,401
2024	23,869	4%	20%	102	486,933	19,015	4%	2.50%	102	48,487	535,420	78,310	168,787	24,687
2025	24,824	4%	20%	77	382,290	19,775	4%	2.50%	77	38,067	420,357	61,481	122,698	17,946
2026	25,817	4%	20%	52	268,497	20,566	4%	2.50%	52	26,736	295,233	43,180	79,792	11,670
2027	26,850	4%	20%	41	220,167	21,389	4%	2.50%	41	21,923	242,091	35,408	60,583	8,861
2028	27,924	4%	20%	25	139,618	22,244	4%	2.50%	25	13,903	153,521	22,454	35,573	5,203
2029	29,041	4%	20%	18	104,546	23,134	4%	2.50%	18	10,410	114,957	16,813	24,664	3,607
2030	30,202	4%	20%	12	72,485	24,059	4%	2.50%	12	7,218	79,703	11,657	15,834	2,316
2031	31,410	4%	20%	6	37,692	25,022	4%	2.50%	6	3,753	41,446	6,062	7,624	1,115
2032	32,667	4%	20%	1	6,533	26,023	4%	2.50%	1	651	7,184	1,051	1,224	179
Total					12,696,318					1,264,252	13,960,570	2,180,403	7,899,087	1,155,310
The manufacturing facility of the Company is Shaanxi Bai Shui Du Kang Liquor Co., Ltd. The plant is located in South of Dukang Street, Town of Dukang, Baishui County, the city of Weinan, Shaanxi Province, 715600.

All of the equipment is used in our manufacturing process. The main equipments are as follows:

-	Fermenter: grain fermentation
-	Crasher: before the fermentation of the grain, it is better to have it crashed and then it can fullly access to the distiller's yeast
-
Brewing equipment: which is also called Liquor distillation equipment.  The well fermented semifinished products can be poured into it. After heating, the Ethanol, water and various organic compounds can be fractioned by distillation.

-	Cellar: for the storage of the liquor after it is brewed
-	Liquid filling machine: filling the liquor into the containers, such as the bottles
-	Capping machine: cover the bottle shutters
-	Labeling machine: affix labels on the products
-	Packaging machine: put the bottles into the boxes.
-	Carton sealing machine seal the boxes
-	Progressive assembly line: it can help to make the liquid filling, capping, labeling and packaging, etc be completed in an assembly line so it can speed up the production efficiency.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

Principal Shareholders

The following table contains certain information as of December 21, 2010 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each person who is a Director of the Company, (iii) all persons as a group who are Directors and Officers of the Company, and as to the percentage of the outstanding shares held by them on such dates and as adjusted to give effect to this Offering.

Name and Position	Common Shares	Percentage
Wang, Yongsheng Chief Executive Officer	9,030,000	9.052%
Liu, Su Ying Chief Financial Officer	-	-%
Deng, Guo Gang	8,800,000	8.28%
Totals	17,830,000	17.33%

Item 5.	Directors and Executive Officers.

NAME	AGE	TITLE	DATE OF APPOINTMENT	PERCENT OF TIME DEVOTED
Wang, Yongsheng	36	Chief Executive Officer	January 5, 2008	100%
Liu, Su Ying	58	Chief Financial Officer	January 5, 2008	100%
Nie, Fen Ying	43	Director	January 5, 2008	100%

Wang, Yongsheng, 36, CEO

Mr. Wang studied EMBA in Xi’an Jiao Tong University, and obtained his certificate. He served as the purchasing and supplying manager and the vice producing director of Xi Deng Hui Alcohol Co. Ltd. in 1996. He left the prior position and held the post of the vice general manager of Du Kang Liquor Limited Liability Company in 2002. In 2004, he was promoted to be the Chairman of  Du Kang Liquor Limited Liability Company and he is still the chairman till now. Since Feb. 18th, 2008 till now, he stared to be the Chief Executive Officer of China Dukang Co., Ltd.

Mr. Wang has nearly fifteen years experience as a director of alcoholic beverage sales companies in the People’s Republic of China. He has been associated with Dukang Liquor since 2002, and has been associated with the Company since its acquisition of the liquor producing facilities. He has served as CEO since 2008, and has directed our efforts to expand our distribution methods and increase the revenues of the Company.

Liu, Su Ying, 58, CFO

Ms. Liu passed the Adult Self－Study Examination in Shaanxi from 1987 to 1990 major in Accounting.

Ms. Liu is a certified public account in the PRC, having passed her examination in 1990. Since that time she has been continuously engaged in various accounting positions. She became familiar with US GAAP while preparing reports for those companies, leading up to her selection as the Company’s CFO in 2008.

From 1990 to 1998 she was deputy section chief of accounting department of Shaanxi Wei Nan Textile Factory. From1999 to 2001 she worked in Shaanxi Hui Huang Construction and Building Material Company as manager of accounting department. In 2001, she was appointed as the CFO of Shannxi Xidenghui Technology Co.,Ltd and she is still the chairman till now. Since Feb. 18th, 2008 till now, she stared to be the CFO of China Dukang Co.,Ltd.

Nie, Fen Ying, 42, Director

Ms. Nie Fen Ying graduated from Xian Yang Normal University majoring in physical distribution management. After 3 years of studying, she served as sales manager in Shaanxi Bai Shui Dukang Liquor Co., Ltd. from 2001 to 2003 which is a liquor production and sales company. Since 2003 till now she has been sales manager of Shaanxi Xi Deng Hui Stock Co., Ltd. which is holding company of the Company she first served in after acquisition. Since Feb. 18th, 2008 till now, she is appointed as the Director of China Dukang Co., LTD.

Ms. Nie has nearly a decade of experience in production and sales of liquor in the People’s Republic of China. She was familiar with the Company’s predecessor and has served as a director since 2008. She has been instrumental in guiding the dedicated liquor sales segment of the business.

Item 6.	Executive Compensation

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2009, 2008, and 2007 other than as shown in the table below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensationpaid or accrued.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Wang, YongSheng	2008	$3,026	0	0	0	0	0	0	$3,026
CEO	2009	$3,026	0	0	0	0	0	0	$3,026
	2010	$9,707	0	0	0	0	0	0	$9,707

Liu, Su Ying	2008	$3,550	0	0	0	0	0	0	$3,550
CFO	2009	$3,550	0	0	0	0	0	0	$3,550
	2010	2,964	0	0	0	0	0	0	$2,946

Nie, Fen Ying	2008	$3,447	0	0	0	0	0	0	$3,447
Director	2009	$3,447	0	0	0	0	0	0	$3,447
	2010	0	0	0	0	0	0	0	$0

(1)	Unless stated otherwise, the business address for each person named is c/o China Du Kang Co., Ltd.

(2)	Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934

(3)
We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements to compensate our directors for their services to us.

Stock Option Plan

We have not implemented a stock option plan at this time and since inception, have issued no stock options, SARs or other compensation. We may decide, at a later date, and reserve the right to, initiate such a plan as deemed necessary by the Board.

Changes in Control

None

Item 7.	Certain Relationships and Related Transactions, and Director Independence

Family Relationships

Mr. Wang is the nephew of Ms. Nie.

Director Independence

The Company does not have a separately designated Audit, Nominating, or Compensation committee, and those functions are currently being provided by the members of the Board of Directors.

The Company’s board of director currently composed of one board member, Ms Nie Fen Ying. The OTC Bulletin Board does not have rules regarding director independence.  Ms Nie is considered “independent” as defined under the rules of the NASDAQ Stock Market.  Accordingly, only one member of the board is an independent director under the NASDAQ definition.

Under the bylaws of the Company, directors are elected at each annual meeting of the stockholders and serve until a successor has been duly elected and qualified except upon death, resignation, or removal. Vacancies on the Board of Directors may be filled by appointment by the remaining directors until the next shareholder meeting.

The prior CEO and Chairman of the Board of Directors, Howard Wayland, Jr., remained as a member of the Board of Directors until August 26, 2008. Mr. Wayland filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code shortly after his resignation as a director of the Company.

Related Parties Transactions

Due to Related Parties

Due to lack of capital resources, our related-parties have been making loans to our company to finance its operation.  The related-parties include affiliates and individuals. Affiliates are companies which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors, officers, and principal shareholders of the Company. Individuals include our officers, shareholders, and prior directors of our subsidiaries. Loans from these related-parties are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Accordingly, we have not paid any interest for these loans.

Related party loans payables transactions are as follows:

For the Year ended December 31, 2010

No.	Name of Related-party	Description	Balance @ 12/31/09	Effects of foreign currency translation	Payback in 2010	Additional borrowing in 2010	Balance @ 12/31/10	Highest Balance during 2010
1	Shaanxi Dukang Group Co., Ltd.	Affiliate	588,857	87,695	2,030,787	4,708,783	3,354,548	3,354,548
2	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd	Affiliate	33,543	290	33,833	-	-	34,687
3	Shaanxi Baishui Dukang Marketing Management Co.Ltd	Affiliate	12,867	439	-	-	13,306	13,306
4	Shaanxi Baishui Dukang Commercial and Trade Co.Ltd	Affiliate	72,206	2,462	-	-	74,668	74,668
5	Shaanxi Baishui Dukang Spirits Industry Development Co.Ltd	Affiliate	1,268,456	32,249	435,402	-	865,303	1,311,699
6	Shaanxi Changjiang Electric Power and Energy Sources Co.Ltd	Affiliate	-	-	-	-	-	-
7	Shaanxi Baishui Dukang Trade Co.ltd	Affiliate	162,074	9,005	89,360	227,183	308,902	315,728
8	Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate	292,517	9,972	-	-	302,489	302,489
9	Shaanxi Baishui Shiye Co., Ltd.	Affiliate	-	2,235	114,584	203,096	90,747	208,224
10	Shaanxi Changjiang Petrol Co., Ltd.	Affiliate	-	6,221	-	246,358	252,579	252,579
11	Mr. Hongjun Zhang	Shareholder	3,189,801	79,125	1,175,938	2,970	2,095,957	3,298,544
12	Mr. Guoqi Diao	Prior director of Xidenghui	393,082	13,400	-	-	406,482	406,482
13	Ms. Ping Li	Secretary of the Board	582,884	19,871	-	-	602,755	602,755
14	Mr. Pingjun Nie	Shareholder	4,391,159	149,332	14,457	-	4,526,035	4,540,857
15	Ms. Hong Ge	Prior director of Xidenghui	264,648	9,022	-	-	273,670	273,670
16	Mr.Hailong Tian	Prior director of Xidenghui	2,767,544	94,347	-	-	2,861,891	2,861,891
17	Ms. Ming Chen	Shareholder	296,307	7,048	120,966	-	182,389	306,407
18	Mr. Shengli Wang	Prior director of Xidenghui	779,963	26,590	-	-	806,553	806,553
Total			15,095,908	549,301	4,015,327	5,388,390	17,018,272	18,965,085

For the Year Ended December 31, 2009

No.	Name of Related-party	Description	Balance @ 12/31/08	Effects of foreign currency translation	Payback in 2009	Additional borrowing in 2009	Balance @ 12/31/09	Highest Balance during 2009
1	Shaanxi Dukang Group Co., Ltd.	Affiliate	471,244	1,172	1,274,734	1,391,175	588,857	881,375
2	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd	Affiliate	33,512	31	-	-	33,543	33,543
3	Shaanxi Baishui Dukang Marketing Management Co.Ltd	Affiliate	1,179	3	104,868	116,553	12,867	27,508
4	Shaanxi Baishui Dukang Commercial and Trade Co.Ltd	Affiliate	72,853	180	2,290	1,463	72,206	74,496
5	Shaanxi Baishui Dukang Spirits Industry Development Co.Ltd	Affiliate	876,721	2,179	349,644	739,200	1,268,456	1,353,844
6	Shaanxi Changjiang Electric Power and Energy Sources Co.Ltd	Affiliate	291,792	725	292,517	-	-	292,517
7	Shaanxi Baishui Dukang Trade Co.ltd	Affiliate	-	-	193,849	355,923	162,074	328,935
8	Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate	-	-	-	292,517	292,517	292,517
9	Shaanxi Baishui Shiye Co., Ltd.	Affiliate	-	-	-	-	-	-
10	Shaanxi Changjiang Petrol Co., Ltd.	Affiliate	-	-	-	-	-	-
11	Mr. Hongjun Zhang	Shareholder	3,058,821	7,605	95,272	218,647	3,189,801	3,189,801
12	Mr. Guoqi Diao	Prior director of Xidenghui	392,107	975	-	-	393,082	393,082
13	Ms. Ping Li	Secretary of the Board	581,438	1,446	-	-	582,884	582,884
14	Mr. Pingjun Nie	Shareholder	4,380,268	10,891	-	-	4,391,159	4,391,159
15	Ms. Hong Ge	Prior director of Xidenghui	263,991	657	-	-	264,648	264,648
16	Mr.Hailong Tian	Prior director of Xidenghui	2,760,680	6,864	-	-	2,767,544	2,767,544
17	Ms. Ming Chen	Shareholder	355,761	884	90,680	30,342	296,307	296,307
18	Mr. Shengli Wang	Prior director of Xidenghui	778,029	1,934	-	-	779,963	779,963
Total			14,318,396	35,546	2,403,854	3,145,820	15,095,908	15,950,123

The nature of the affiliation of each related party is as follows:

Affiliate 1 - The CEO of the Company is a director of Shaanxi Dukang Group Co., Ltd. and has significant influence on the operations therein.
Affiliate 2 Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. is indirectly, majority owned and controlled by the Company's sole director's siblings.
Affiliate 3 - Shaanxi Baishui Dukang Marketing Management Co., Ltd. is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 4 - The CEO of the Company is the sole director of Shaanxi Baishui Dukang Commercial and Trade Co., Ltd. and has significant influence of the operations therein.
Affiliate 5 - Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd. is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 6 - The Company's sole director's spouse is a director of Shaanxi Changjiang Electric Power and Energy Sources Co.Ltd., and has significant influence to the operation therein.
Affiliate 7 and 9 - The CEO of the Company is the sole director of Shaanxi Baishui Shiye Co., Ltd. (f/k/a Shaanxi Baishui Dukang Trade Co., Ltd.) and has significant influence of the operations therein.
Affiliate 8 - Shaanxi Lantian Fuping Investment Co., Ltd. is majority owned and controlled by the Company's sole director's siblings.
Affiliate 10 - The Company's sole director's spouse is a director of Shaanxi Changjiang Petrol Co., Ltd., and has significant influence to the operation therein.

Due from Related Parties

The Company has related party receivables outstanding in the amount of $2,577,187 and $1,111,566 as of December 31, 2010 and 2009, respectively. The advances were issued to related parties to maintain business relationship for potential investment opportunities. As of June 30, 2011, the advances have been returned to the Company.

For the Year ended December 31, 2010

No.	Name of Related-party	Description	Balance @ 12/31/09	Effects of foreign currency translation	Additional Advance in 2010	Collection in 2010	Balance @ 12/31/10	Highest Balance during 2010
	Shaanxi Yellow-river Wetlands Park Co., Ltd.	Non-consolidated, 7.9% owned subsidiary	738,606	50,137	1,135,903	147,521	1,777,125	1,777,125
9	Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	372,960	13,189	-	-	385,674	385,674
2	Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.	Affiliate	-	372	14,752	22	15,102	15,102
10	Shaanix Mining New Energy Co., Ltd.	Affiliate	-	9,834	389,452	-	399,286	399,286
	Ms. Nie, Fen Ying	Director	-	-	11,802	11,802	-	11,802

Total			1,111,566	73,532	1,551,909	159,345	2,577,187	2,588,989

For the Year ended December 31, 2009

No.	Name of Related-party	Description	Balance @ 12/31/08	Effects of foreign currency translation	Additional Advance in 2009	Collection in 2009	Balance @ 12/31/09	Highest Balance during 2009
	Shaanxi Yellow-river Wetlands Park Co., Ltd.	Non-consolidated, 7.9% owned subsidiary	116,717	290	621,599	-	738,606	738,606
9	Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate	-	-	372,960	-	385,674	372,960
Total			116,717	290	994,559	-	1,124,280	1,111,566

The nature of the affiliation of each related party is as follows:

Affiliate 9 -The sole director of the Company is a director of Shaanxi Gurong Agriculture Development Co., Ltd., and has significant influence on the operations therein.
Affiliate 2 -This Company is indirectly, majority owned, and controlled by the Company's sole director's siblings.
Affiliate 10 -The Company's sole director's spouse is a director of Shaanxi Mining New Energy Co., Ltd., and has significant influence on the operation therein.

Sales to Related Parties

The distribution process implemented by the Company depends on affiliated distributors to distribute its products to third parties instead of selling directly to third parties. The Company has determined that such distribution process will be most cost effective and operation efficient at the moment. The Company has sought opportunities to expand the distributorship programs. The following liquor distributors are considered affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  The price will be different if we sell the products directly to third parties. The amounts sold to these affiliates follows:

		For the Year Ended
		December 31,
Name of Related-party	Description	2010	2009

Shaanxi Dukang Group Co., Ltd.	Affiliate 1	$1,028,897	$594,731
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate 3	-	72,149
Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate 4	-	1,538
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate 5	-	129,866
Shaanxi Baishui Shiye Co., Ltd. (F/K/A Shaanxi Baishui Dukang Trade Co., Ltd.)	Affiliate 6	162,214	98,772
Total		$1,191,111	$897,056

The nature of the affiliation of each related party is as follows:

Affiliate 1 - The CEO of the Company is a director of Shaanxi Dukang Group Co., Ltd. and has significant influence on the operations therein.
Affiliate 3 - Shaanxi Baishui Dukang Marketing Management Co., Ltd. is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 4 - The CEO of the Company is the sole director of Shaanxi Baishui Dukang Commercial and Trade Co., Ltd. and has significant influence of the operations therein.
Affiliate 5 - Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd. is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 6 - The Company's sole director's spouse is a director of Shaanxi Changjiang Electric Power and Energy Sources Co. Ltd., and has significant influence to the operation therein.

Item 8.	Legal Proceedings

The Company’s prior CEO, Howard Wayland, Jr., filed for protection from creditors under Chapter 7 of the United States Bankruptcy Code in Houston, TX. Mr. Wayland resigned as CEO in 2008 and resigned as a director prior to filing the petition. Mr. Wayland discharged, among other things, various guarantees he had made in connection with the prior operations of the Company.

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

•	in any bankruptcy petition
•	in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)
•	is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,
•	or has been found to have violated a federal or state securities or commodities law.

There have been no securities trading suspensions by any regulator, and there is no pending or threatened litigation for which the adverse effect, assuming an unfavorable outcome, would exceed $25,000.

Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

There is currently on an extremely limited trading market for our shares of Common Stock, under the symbol “CDKG.PK” Until the filing of this Form 10, we have not provided public information and our symbol contained a “stop” insignia on the pink sheets. In 2007, the Pink Sheets Electronic OTC Markets developed OTC market tiers that were designed to provide investors with rankings as to how well companies disclosed financial information and other pertinent information to the public. The market tiers ranged from trusted to transparent to distressed to dark and finally, toxic. The toxic designation was noted with a skull and crossbones “caviat emptor” or “buyers beware” insignia. This designation indicated a public interest concern associated with the Company and blocked the publication of stock quotes on pinksheets.com. The Company now has a “yield sign” which denotes limited information. This tier indicates that the Company has limited financial information or has not been filing for more than 6 months. This designation does permit publication of stock quotes on pinksheets.com and the Company currently has published quotes and other information available on pinksheets.com.

We are filing this information partly to provide such information to the public although there can be no assurance that a more substantial market will ever develop or be maintained.  Any market price for shares of our Common Stock is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect.  In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies.  These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our Common Stock.  Further, there is no correlation between the present limited market price of our Common Stock and our revenues, book value, assets or other established criteria of value.  The present limited quotations of our Common Stock should not be considered indicative of the actual value of the Company or our Common Stock.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price.  There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price. Management believes that we currently have approximately 9,164 holders of common stock as of December 31, 2009.

The Company's Common Stock is traded over-the-counter and quoted from time to time in the Pink Sheets Electronic OTC Markets under the trading symbol "CDKG.PK". Consequently, there is currently no established public trading market for the Company's Common Stock. The following table sets forth the range of high and low bid prices as reported by the Pink Sheets Electronic OTC Markets for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions. As of April 1, 2010 the opening bid was $.0012 and the closing bid was $.90 with 5000 shares traded.

The following table sets forth the range of high and low bid prices as reported by the Pink Sheets Electronic OTC Markets for the periods indicated. Such quotations represent inter-dealer prices without retail markup, markdown, or commission, and may not necessarily represent actual transactions. As of April 1, 2010 the opening bid was $.0012 and the closing bid was $.90 with 5000 shares traded.

CALENDAR YEARS		BID PRICE
	BY QUARTER	LOW	HIGH
2011	First	$0.02	0.09
	Second	0.08	0.15

2010	First	$0.02	0.09
	Second	0.08	0.15
	Third	0.137	0.002
	Fourth	0.002	0.13

2009	First	$0.01	$0.13
	Second	0.015	0.025
	Third	0.017	0.025
	Fourth	0.01	0.02

Trading in the common stock in the over-the-counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. Further, these prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions.

Shaanxi Xi Deng Hui Technology Stock Co. Ltd. is a holding company which was established on March 29, 2001 after being restructured as an enterprise with added capital. The current registered capital is 129,000,000 RMB ($17,793,103 USD).  On January 31, 2008, Shaanxi Xi Deng Hui Technology Stock Company, Ltd. purchased a majority interest in Amstar Financial Holdings, Inc. (formerly AFLH) in a reverse merger.  The company’s new name is CHINA DU KANG CO.LTD., now listed as CDKG.

Shaanxi Xi Deng Hui Technology Stock Co. Ltd., holds

•	90.51% of Shaanxi Bai Shui Du Kang Liquor Co., Ltd.
•	70% of Shaanxi Bai Shui Du Kang Brand Management Co., Ltd.

These two companies respectively manufacture and sell the famous white wine known as Du Kang. Du Kang is one of the most famous Chinese white wine brands, and Shaanxi Bai Shui Du Kang Liquor Co. Ltd owns the “Baishui Du Kang” brand.  Shaanxi Bai Shui Du Kang also owns three other brands of beverage.  These brands include Bai Shui Du Kang, Thirteen Dynasties and Jiu Zu Gong. Shaanxi Xi Deng Hui Technology Stock Co. Ltd. has also invested 12,000,000 RMB ($1,655,172 USD) into Huanghe Wetland Park Co. Ltd., and holds 7.9% ownership in Huanghe Wetland Company.  Huanghe Wetland Company is engaged in the theme park business, and began in 2007.  At the present, Shaanxi Xi Deng Hui Technology Stock Co. Ltd. businesses involve the production and sales of Bai Shui Du Kang liquor, and also focus on tourism and trading.

Shaanxi Xi Deng Hui Stock Co., Ltd. is the first company to cooperate with The Chinese Academy of Sciences on a spaceflight Shenzhou and shipped Du Kang yeast which is used into Du Kang Liquor brewing for the flight.  At present, Du Kang has 6000 ton production capacity per year including (brewing and packaging).  Liquor products unit price ranges from $2.00 USD to $150.00 USD.  Du Kang Sales Co. Ltd. has set and implemented a new sales strategy including “sales territory covering hundreds of counties” since July 2007.  Du Kang Liquor products now are sold in most cities in China.  In northeast, north and middle areas of China there are long-term contracts with agencies. In Shaanxi province we have agent stores in Bai Shui, Han Cheng, Fu Ping, Pu Cheng, Da Li, Wei Nan city.  Throughout China the Du Kang market sales, awareness and brand image is broadening.

There are almost 1.5 billion people in China; the liquor consumption market is very great.

Item 10.	Recent Sales of Unregistered Securities

POFG was originally incorporated in the State of Nevada in January 1997 as US Power Systems, Inc.  In 2006, the Company changed its name to Premier Organic Farms Group, Inc., following its acquisition of Premier Organic Farms Corporation, which was an organic farming enterprise utilizing aquaculture and hydroponics in farming operations.

In November, 2006 POFG agreed to issue 18,662,000 shares directly to the shareholders of Amstar International shareholders in a stock for stock exchange for all of the issued and outstanding shares of Amstar. The exchange was submitted for a fairness hearing in the General Courts of Justice in the State of Nevada under 3(a)10 of the Securities Act of 1933, as amended. An Order approving the fairness of the exchange was issued in December 2006. On or about January 31, 2008 the Company issued 88,000,000 shares to Zhang Hong Jun, the sole shareholder of HONGKONG MERIT ENTERPRISE LIMITED ("MERIT"). Mr. Zhang Hong Jun was a "non-US person," being a citizen and resident of the People's Republic of China. Mr. Zhang Hong Jun thereafter distributed the 88,000,000 shares to the shareholders of China Du Kang, all of which were "non- US persons," being citizens and residents of the People's Republic of China. We believe that the securities exchanged to the non-US persons were private placements under Section 4(2) under the Securities Act of 1933, as amended and exempt from registration under Regulation S as promulgated under the Act. AFLH also issued 362,200 shares of newly issued common voting shares to Sedgefield Capital Corporation for consulting services rendered by Sedgefield prior to the reverse acquisition by Hongkong Merit Enterprise Limited. The Company then changed its name to China Du Kang. In June, 2008, the Company issued a total of One Million Shares to four persons, including 850,000 shares 3 non-US persons or entities residing in China and 150,000 shares to their securities counsel, valued at the market price of $0.04 per share. These shares were issued to defray costs of maintaining the public corporation, preparation of business plan information, conformation of financial and legal information, and related services.

We believe that the securities exchanged to the non-US persons were private placements under Section 4(2) under the Securities Act of 1933, as amended and exempt from registration under Regulation S as promulgated under the Act. All shares were issued through the following exemptions: Section 4(2), Rule 506 and Rule 701 of the securities these were made in three offerings. However the main exemption to unregistered securities was made through the petition of fairness listed above (in this section number 1). This petition of fairness relied under section 3(a)(10) of the Securities Act of 1933 and was approved. An order granting this petition of fairness was signed on December 18, 2006 by a judge in State of Nevada, County of Elko, case number CV-C-06-1016. This in effect made all shares issued free trading shares. Shares officers and control persons are still subject to rule 144 regarding their disposition of shares.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008. The transaction was accounted for as a reverse merger with Merit becoming a wholly owned subsidiary of the Company and the shareholders of Merit becoming the majority shareholders.

We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation S, which exempt issuances to non-US persons, subject to compliance with Rule 901 -905. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

AFLH also agreed to issue 362,200 shares of newly issued common voting shares to Sedgefield Capital Corporation for consulting services rendered by Sedgefield prior to the reverse acquisition by Hongkong Merit Enterprise Limited. We believe the amounts owed to Sedgefield by Amstar totaled $25,000. Those shares were issued on March 6, 2010.

In June, 2008, the Company issued 850,000 shares of common stock, valued at $17,000 to two Chinese consultants and their Chinese attorney. Also, on June 30, 2008,150,000 shares of common stock, valued at $3,000, to its securities counsel, Charles Barkley.

We believe the securities offered in the exchange, including the common stock, were issued and sold in reliance upon exemptions from registration contained in Regulation D and Regulation S, which exempt transactions by an issuer not involving any public offering and issuances to non-US persons and were otherwise in compliance with Rules 901 through 905. The issuance of the shares was undertaken without general solicitation or advertising. Each recipient of the shares was a non- US person as defined in Regulation S, was acquiring the shares of for investment purposes and not with a view to any public resale or other distribution and otherwise met the requirements of Regulation S. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of 1933 pursuant to Regulation S.

Item 11.	Description of Registrant's Securities to Be Registered

Common Stock

The Company is only registering its class of common stock at this time. There are 250,000,000 of common shares of common stock in the amended articles of incorporation which were filed in the Nevada Secretary of State on or about February 11, 2008.

The Company’s authorized capital consists of 250,000,000 shares of Common Stock and 5,000,000 shares of convertible preferred shares, each with par value $.001. We have issued 100,113,791 shares of Common Stock, which are currently outstanding and no preferred shares.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock

Under Nevada law, we have authorized up to a total of 5,000,000 preferred shares “blank check” preferred stock. Nevada law permits broad discretion is determining the rights and preferences of blank check preferred stock. The Preferred Stock may be issued from time to time in one or more series.  All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative.   The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different right s and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

●	Shares;
•	Dividends;
•	Conversion rights to common stock or other securities;
•	Preferential payments upon liquidation;
•	Redemption prices to be paid upon redemption of the preferred stock.

Common Stock - General Provisions

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

 In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions

(a) Voting Rights.  The shares of Common Stock shall have the following voting rights:

(1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions.  Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock.   All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.  In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

Item 12.	Indemnification Of Directors and Officers

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contender or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change or control.

Item 13.	Financial Statements and Supplementary Data Including the Consolidated Financial Statements

Keith Zhen, our independent registered public accountant, has advised us that he personally conducted all of the audit field work while present in our office in Xi’an City, PRC.  No foreign audit firm played a role in the preparation or furnishing of the audit reports.  Although Mr. Zhen was trained as an accountant in the U.S. and maintains his principal office in Brooklyn, New York, Mr. Zhen has concluded that it is appropriate for him to render the audit report on our financial statements because Chinese is his native language, he specializes in providing accounting services to SEC filers whose operations are located in China, and he spends a considerable portion of each year within the PRC.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Previous Principal Independent Accountants

Amstar Financial Holding, Inc. has engaged Greg Lamb & Associates as their independent auditors located at 6409 Viking Trail, Arlington, TX 76001. Subsequent, to the reverse merger that occurred on or about January 31, 2008, Amstar Financial Holdings, Inc. was acquired by China Du Kang Company which was and continues to be audited by Keith Zhen, CPA, 2070 West 6th Street, Brooklyn, NY 1122.

Greg Lamb & Associates Co's reports on the financial statements did not contain an adverse opinion or disclaimer  of opinion and was not modified as to uncertainty, audit scope, or accounting principles, except that the reports contained an explanatory paragraph indicating that substantial doubt exists about our ability to continue as a going concern.

We have had no disagreements with Greg Lamb & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of Greg Lamb & Associates would have caused it to make reference to the subject matter of any such disagreements in their reports on the financial statement for the periods ended December 31, 2007. We requested that Greg Lamb & Associates furnish a letter addressed tothe Securities and Exchange Commission stating that it is not in a position toagree or disagree with the above statements.

Change of Principal Independent Accountants

Effective as of the closing date of January 31, 2008, our Board of Directors engaged Keith Zhen, CPA as our new independent registered public accounting firm.

Item 15.	Financial Statements and Exhibits

(a)	List of Financial Statements

The following historical and pro forma consolidated financial statements of the Company are included in the information statement and filed as part of this registration statement on Form 10:

(1)	China Du Kang Co., LTD. And Subsidiaries f/k/a Amstar Financial Holdings, Inc., Financial Report at December 31, 2010 and 2009 and for the Years Ended December 31, 2010 and 2009 (Restated);

(2)	China Du Kang Co., LTD. And Subsidiaries f/k/a Amstar Financial Holdings, Inc., Financial Report at June 30, 2011 and December 31, 2010 and for the Three and Six Months Ended June 30, 2011 and 2010

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

FINANCIAL REPORT
(restated)

At December 31, 2010 and 2009 and
For the Years Ended December 31, 2010 and 2009

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

INDEX

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56

CONSOLIDATED BALANCE SHEETS (RESTATED)	57

CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)	58

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) (RESTATED)	59

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (RESTATED)	60

CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)	61

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	62

KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITHZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
China Du Kang Co., Ltd.
(f/k/a Amstar Financial Holdings, Inc.)

We have audited the accompanying consolidated balance sheets of China Du Kang Co., Ltd. and subsidiaries as of  December 31, 2010 and 2009, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended  December 31, 2010.  China Du Kang Co., Ltd.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of operations, the consolidated statements of changes in shareholders' equity (deficit) , and the consolidated statements of cash flows for the years ended December 31, 2010 and 2009 have been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Du Kang Co., Ltd. and subsidiaries as of  December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended  December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the company has incurred an operating loss for each of the years in the two-year period ended  December 31, 2010, and as of December 31, 2010, has a working capital deficiency and a shareholders' deficiency.  These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York
April 15, 2011 (Except for Note 1, August 9, 2011)

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS
(Restated)

	December 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$1,994,126	$619,472
Others receivable	74,210	67,134
Prepaid expenses (Note 6)	625,696	506,992
Inventories (Note 7)	3,273,993	2,694,596
Total current assets	5,968,025	3,888,194

Property, Plant and Equipment, net (Note 8)	4,424,062	4,283,850
Intangible assets, net (Note 9)	2,003,122	66,456
Long-term investment	1,814,937	1,755,104

Total Assets	$14,210,146	$9,993,604

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Bank loans (Note 14)	$756,224	$292,517
Accounts payable	891,409	856,270
Accrued expenses (Note 11)	160,512	92,546
Others payable	64,136	56,711
Land use right purchase payable	1,946,792	-
Taxes payable	491,137	196,104
Deferred revenue	1,587,115	329,092
Due to related parties (Note 12)	17,018,272	15,095,908
Employee security deposit	43,860	77,225
Lease liability-current	126,314	129,722
Total Current Liabilities	23,085,771	17,126,095

Long-term Liabilities:
Lease liability-long-term	934,237	1,025,588
Total Long-term Liabilities	934,237	1,025,588
Total Liabilities	24,020,008	18,151,683

Commitments and Contingencies (Note 19)	-	-

Shareholders' Equity:
China Du Kang Co., Ltd. Shareholders' Equity
Preferred stock, par value $0.001, 5,000,000 shares authorized;
no shares issued and outstanding as of
September 30, 2010 and December 31, 2009	-	-
Common stock, par value $0.001, 250,000,000 shares authorized;
100,113,791 shares issued and outstanding as of
December 31, 2010 and 2009	100,114	100,114
Additional paid-in capital	14,699,903	13,749,971
Accumulated deficit	(21,449,649)	(20,442,045)
Accumulated other comprehensive income	(685,094)	(443,773)
Due from related parties (Note 10)	(2,577,187)	(1,111,566)
Total China Du Kang Co., Ltd. Shareholders' equity (deficit)	(9,911,913)	(8,147,299)
Noncontrolling Interest	102,051	(10,780)
Total Equity (Deficit)	(9,809,862)	(8,158,079)
Total Liabilities and Equity (Deficit)	$14,210,146	$9,993,604

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Restated)

	For the Year Ended
	December 31,
	2010	2009

Revenues
Sales of Liquor	$1,270,135	$1,059,694
License Fees	1,217,319	927,965
Gross Profit	2,487,454	1,987,659

Costs of Revenues
Costs of Liquor Sold	1,244,310	1,119,996
Costs of License Fees	-	-
Total Costs of Sales	1,244,310	1,119,996

Gross Profit	1,243,144	867,663

Operating Expenses

Selling Expenses
Advertising expenses	23,258	135,966
Package design	5,266	17,039
Promotion expenses	98,709	256,417
Travel and entertainment	14,979	56,327
Total Selling Expenses	142,212	465,749

General and administrative expenses
Payroll	214,338	266,278
Employee benefit and pension	76,654	19,846
Depreciation and amortization expenses	140,703	151,244
Professional fees and consultancy fees	122,914	60,565
Office expenses	57,610	83,332
Vehicle expenses	38,469	30,168
Loss on physical inventory count	32,849	121,595
Travel and entertainment	175,976	145,908
Other general and administrative expenses	33,518	12,391
Total General and Administrative Expenses	893,031	891,327

Total Operating Expenses	1,035,243	1,357,076

Income (Loss) from Operation	207,901	(489,413)

Other Income (Expenses)
Interest income	2,865	1,485
Interest expenses	(30,591)	(18,780)
Imputed interest	(949,932)	(833,911)
Charity donation	-	(1,535)
Governmental subsidy	75,279	73,090
Other income (expense)	(10,213)	1,433
Total other income (expenses)	(912,592)	(778,218)

Income (Loss) before Provision for Income Tax	(704,691)	(1,267,631)

Provision for Income Tax	(192,503)	(109,302)

Net Income (Loss)	(897,194)	(1,376,933)

Less: Net income attributable to noncontrolling interest	110,410	(55,877)

Net Income (Loss) attributable to
China Du Kang Co., Ltd.	$(1,007,604)	$(1,321,056)

Basic and Fully Diluted Earnings per Share	$(0.01)	$(0.01)

Weighted average shares outstanding	100,113,791	100,113,791

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE YEAR S ENDED DECEMBER 31, 2010 AND 2009
(Restated)

	China Du Kang Co., Ltd. Shareholders
					Accumulated
	Common Stock		Additional		Other	Due from	Total
	$0.001 Par Value		Paid-in	Accumulated	Comprehensive	Related	Shareholders'	Noncontrolling	Comprehensive	Total
	Shares	Amount	Capital	Deficit	Income	Parties	Equity	Interest	Income	Equity
Balances at
December 31, 2008	100,113,791	$100,114	$12,916,060	$(19,120,989)	$(427,258)	$(228,513)	$(6,760,586)	$45,016		$(6,715,570)

Imputed interest allocated	-	-	833,911	-	-	-	833,911	-		833,911

Comprehensive income
Net income	-	-	-	(1,321,056)	-	-	(1,321,056)	(55,877)	$(1,376,933)	(1,376,933)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(16,515)	-	(16,515)	81	(16,434)	(16,434)
Total comprehensive income									$(1,393,367)

Due from related parties	-	-	-	-	-	(883,053)	(883,053)	-		(883,053)
Balances at
December 31, 2009	100,113,791	$100,114	$13,749,971	$(20,442,045)	$(443,773)	$(1,111,566)	$(8,147,299)	$(10,780)		$(8,158,079)

Imputed interest allocated	-	-	949,932	-	-	-	949,932	-		949,932

Comprehensive income
Net income	-	-	-	(1,007,604)	-	-	(1,007,604)	110,410	$(897,194)	(897,194)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(241,321)	-	(241,321)	2,421	(238,900)	(238,900)
Total comprehensive income									$(1,136,094)

Due from related parties	-	-	-	-	-	(1,465,621)	(1,465,621)	-		(1,465,621)
Balances at
December 31, 2010	100,113,791	$100,114	$14,699,903	$(21,449,649)	$(685,094)	$(2,577,187)	$(9,911,913)	$102,051		$(9,809,862)

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Restated)

	For the Year Ended
	December 31,
	2010	2009

Net income	$(897,194)	$(1,376,933)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	(238,900)	(16,434)
Total other comprehensive, not of tax	(238,900)	(16,434)
Comprehensive income	(1,136,094)	(1,393,367)
Comprehensive income attributable to
the noncontrolling interest	(112,831)	55,796
Comprehensive income attributable to
China Du Kang Co., Ltd.	$(1,248,925)	$(1,337,571)

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Restated)

	For the Year Ended
	December 31,
	2010	2009
Cash Flows from Operating Activities
Net income (loss) including noncontrolling interest	$(897,194)	$(1,376,933)
Adjustments to reconcile net income (loss)
including noncontrolling interest to net cash
provided (used) by operating activities:
Imputed interest	949,932	833,911
Depreciation	366,490	368,554
Amortization	12,087	9,810
Changes in operating assets and liabilities:
(Increase)/Decrease in others payable	(4,669)	(63,597)
(Increase)/Decrease in prepaid expenses	(98,923)	(368,052)
(Increase)/Decrease in inventories	(475,529)	272,211
Increase/(Decrease) in accounts payable	5,802	9,926
Increase/(Decrease) in accrued expenses	63,215	(4,319)
Increase/(Decrease) in other payable	(42,590)	28,426
Increase/(Decrease) in taxes payable	281,246	146,660
Increase/(Decrease) in deferred revenue	1,216,097	(67,281)
Increase/(Decrease) in employee security deposit	(35,111)	(1,756)
Increase/(Decrease) in lease liabilities	(130,840)	(107,679)
Net cash provided (used) by operating activities	1,210,013	(320,119)

Cash Flows from Investing Activities
Purchase of fixed assets	(458,311)	(107,641)
Proceeds from disposal of fixed assets	-	77,449
Advances to related parties	(1,551,909)	(994,084)
Collections of advances to related parties	159,345	112,074
Net cash (used) by investing activities	(1,850,875)	(912,202)

Cash Flows from Financing Activities
Bank loans	442,560	292,360
Proceeds from related parties	5,388,390	3,145,366
Repayments to related parties	(4,015,324)	(2,403,854)
Net cash provided (used) by financing activities	1,815,626	1,033,872

Increase (decrease) in cash	1,174,764	(198,449)
Effects of exchange rates on cash	199,890	119,871
Cash at beginning of period	619,472	698,050
Cash at end of period	$1,994,126	$619,472

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$20,124	$18,780
Income taxes	$-	$-

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-
RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (restated)

The United States Securities and Exchange Commission (the "Commission") issued comment letters on the Company’s previously issued financial statements. We provided responses and amended our financial statements per such comments.  Management believes such restatements reflect corrections of errors and omissions of material disclosures in the historical financial statements, in accordance with US GAAP.

Restatement to imputed interest

The Company has taken loans from the related parties to finance its operation due to lack of cash resources. We did not record imputed interest for these loans in our previously issued reports. We now have concluded that we should present the imputed interest expense in our financial statements. The interest rate used in the calculation of imputed interest for the year ended December 31, 2010 and 2009 was 6.375% and 5.753%, respectively, which approximates the interest rate of our bank loans.

Restatement to due from related parties

We presented due from related parties in the asset in our previously issued reports. We now have concluded that we should present due from related parties in the equity as an offset to the shareholders' equity.

Restatement to condensed parent company financial statements

We did not present the condensed parent company financial information in our previously issued reports.  We now have concluded that we should present the condensed parent company financial statements in accordance with Rule 12-04, Schedule I of Regulation S-X.
These adjustments had effects in the consolidated balance sheets as of December 31, 2010 and 2009, and the consolidated statements of operations, the consolidated statements of changes in shareholders' equity (deficit), and the consolidated statements of cash flows in the year ended December 31, 2010 and 2009, and the notes to these consolidated financial statements, as more fully disclosed in the following.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

	The following tables present the impact of the adjustments and restatements on a condensed basis:

		Amount Previously	As
		Reported	Adjusted

	Consolidated balance sheet as of December 31, 2010

	Other current assets	$5,968,025	$5,968,025
	Due from related parties	2,577,187	-
	Other assets	8,242,121	8,242,121
	Other current liabilities	22,594,634	22,594,634
	Taxes payable	502,574	491,137
	Lease liability-long-term	934,237	934,237
	Common stock	100,114	100,114
	Additional paid-in capital	10,671,262	14,699,903
	Accumulated deficit	(17,329,753)	(21,449,649)
	Accumulated other comprehensive income	(881,220)	(685,094)
	Due from related parties	-	(2,577,187)
	Noncontrolling Interest	$195,485	$102,051

	Consolidated balance Sheet as of December 31, 2009

	Other current assets	$3,888,194	$3,888,194
	Due from related parties	1,111,566	-
	Other assets	6,105,410	6,105,410
	Other current liabilities	16,929,991	16,929,991
	Taxes payable	198,965	196,104
	Lease liability-long-term	1,025,588	1,025,588
	Common stock	100,114	100,114
	Additional paid-in capital	10,671,262	13,749,971
	Accumulated deficit	(17,227,682)	(20,442,045)
	Accumulated other comprehensive income	(636,822)	(443,773)
	Due from related parties	-	(1,111,566)
	Noncontrolling Interest	$43,754	$(10,780)

See Notes to Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

		Amount Previously
		Reported	As Adjusted

	Consolidated statement of operations for the fiscal year ended December 31, 2010

	Revenue	$2,487,454	$2,487,454
	Costs of revenue	1,244,310	1,244,310
	Gross Profit	1,243,144	1,243,144
	Operating Expenses
	Selling expenses	142,212	142,212
	Bank fees	19,348	8,881
	Other general and administrative expenses	884,150	884,150
	Total Operating Expenses	1,045,710	1,035,243
	Income (Loss) from Operation	197,434	207,901
	Other Income (Expenses)
	Imputed interest	-	(949,932)
	Interest expense	(20,124)	(30,591)
	Other income (expenses)	67,931	67,931
	Total Other Income (Expenses)	47,807	(912,592)
	Income (Loss) before Provision for Income Tax	245,241	(704,691)
	Provision for Income Tax	(200,773)	(192,503)
	Net Income (Loss)	44,468	(897,194)
	Less: Net income attributable to noncontrolling interest	146,539	110,410
	Net Income (Loss) attributable to
	China Du Kang Co., Ltd.	(102,071)	(1,007,604)
	Other Comprehensive Income
	Effects of Foreign Currency Conversion	(244,398)	(241,321)
	Comprehensive Income (Loss)	$(346,469)	$(1,248,925)

	Consolidated statement of operations for the fiscal year ended December 31, 2009

	Revenue	$1,987,659	$1,987,659
	Costs of revenue	1,119,996	1,119,996
	Gross Profit	867,663	867,663
	Operating Expenses
	Selling expenses	465,749	465,749
	General and administrative expenses	891,327	891,327
	Total Operating Expenses	1,357,076	1,357,076
	Income (Loss) from Operation	(489,413)	(489,413)
	Other Income (Expenses)
	Imputed interest	-	(833,911)
	Other income (expenses)	55,693	55,693
	Total Other Income (Expenses)	55,693	(778,218)
	Income (Loss) before Provision for Income Tax	(433,720)	(1,267,631)
	Provision for Income Tax	(112,161)	(109,302)
	Net Income (Loss)	(545,881)	(1,376,933)
	Less: Net income attributable to noncontrolling interest	(29,930)	(55,877)
	Net Income (Loss) attributable to
	China Du Kang Co., Ltd.	$(515,951)	$(1,321,056)
	Other Comprehensive Income
	Effects of Foreign Currency Conversion	(16,603)	(16,515)
	Comprehensive Income (Loss)	$(532,554)	$(1,337,571)

See Notes to Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Consolidated statement of changes in shareholders' equity (deficiency) for the fiscal year ended December 31, 2010 and 2009--as adjusted

	China Du Kang Co., Ltd. Shareholders
					Accumulated	Due
	Common Stock		Additional		Other	from	Total
	$0.001 Par Value		Paid-in	Accumulated	Comprehensive	Related	Shareholders'	Noncontrolling	Comprehensive	Total
	Shares	Amount	Capital	Deficit	Income	Parties	Equity	Interest	Income	Equity
Balances at
December 31, 2008	100,113,791	$100,114	$12,916,060	$(19,120,989)	$(427,258)	$(228,513)	$(6,760,586)	$45,016		$(6,715,570)

Imputed interest allocated	-	-	833,911	-	-	-	833,911	-		833,911

Comprehensive income
Net income	-	-	-	(1,321,056)	-	-	(1,321,056)	(55,877)	$(1,376,933)	(1,376,933)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(16,515)	-	(16,515)	81	(16,434)	(16,434)
Total other comprehensive income									(16,434)
Total comprehensive income									$(1,393,367)

Due from related parties	-	-	-	-	-	(883,053)	(883,053)	-		(883,053)
Balances at
December 31, 2009	100,113,791	$100,114	$13,749,971	$(20,442,045)	$(443,773)	$(1,111,566)	$(8,147,299)	$(10,780)		$(8,158,079)

Imputed interest allocated	-	-	949,932	-	-	-	949,932	-		949,932

Comprehensive income
Net income	-	-	-	(1,007,604)	-	-	(1,007,604)	110,410	$(897,194)	(897,194)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(241,321)	-	(241,321)	2,421	(238,900)	(238,900)
Total other comprehensive income									(238,900)
Total comprehensive income									$(1,136,094)

Due from related parties	-	-	-	-	-	(1,465,621)	(1,465,621)	-		(1,465,621)
Balances at
December 31, 2010	100,113,791	$100,114	$14,699,903	$(21,449,649)	$(685,094)	$(2,577,187)	$(9,911,913)	$102,051		$(9,809,862)

See Notes to Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Consolidated statement of changes in shareholders' equity (deficiency) for the fiscal year ended December 31, 2010 and 2009--previously reported

	China Du Kang Co., Ltd. Shareholders
					Accumulated	Due
	Common Stock		Additional		Other	from	Total
	$0.001 Par Value		Paid-in	Accumulated	Comprehensive	Related	Shareholders'	Noncontrolling	Comprehensive	Total
	Shares	Amount	Capital	Deficit	Income	Parties	Equity	Interest	Income	Equity
Balances at
December 31, 2008	100,113,791	$100,114	$10,671,262	$(16,711,731)	$(620,219)	$-	$(6,560,574)	$73,517		$(6,487,057)

Comprehensive income
Net income	-	-	-	(515,951)	-	-	(515,951)	(29,930)	$(545,881)	(545,881)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(16,603)	-	(16,603)	167	(16,436)	(16,436)
Total other comprehensive income									(16,436)
Total comprehensive income									$(562,317)

Balances at
December 31, 2009	100,113,791	$100,114	$10,671,262	$(17,227,682)	$(636,822)	$-	$(7,093,128)	$43,754		$(7,049,374)

Comprehensive income
Net income	-	-	-	(102,071)	-	-	(102,071)	146,539	$(44,468)	44,468
Other comprehensive income, net of tax:
Effects of foreign currency conversion	-	-	-	-	(244,398)	-	(244,398)	5,192	(239,206)	(239,206)
Total other comprehensive income									(239,206)
Total comprehensive income									$(194,738)

Balances at
December 31, 2010	100,113,791	$100,114	$10,671,262	$(17,329,753)	$(881,220)	$-	$(7,439,597)	$195,485		$(7,244,112)

See Notes to Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

		Amount Previously
		Reported	As Adjusted

	Consolidated statement of cash flows for the fiscal year ended December 31, 2010

	Cash Flows from Operating Activities

	Net income (loss) including noncontrolling interest	$(102,071)	$(897,194)
	Adjustments to reconcile net income (loss)
	including noncontrolling interest to net cash
	provided (used) by operating activities:
	Minority interest	146,539	-
	Imputed interest	-	949,932
	Depreciation	366,490	366,490
	Amortization	12,087	12,087
	Changes in operating assets and liabilities:	786,968	778,698
	Net cash provided (used) by operating activities	1,210,013	1,210,013

	Cash Flows from Investing Activities

	Net cash (used) by investing activities	(1,850,875)	(1,850,875)

	Cash Flows from Financing Activities

	Net cash provided (used) by financing activities	1,815,626	1,815,626

	Increase (decrease) in cash	1,174,764	1,174,764
	Effects of exchange rates on cash	199,890	199,890
	Cash at beginning of period	619,472	619,472
	Cash at end of period	$1,994,126	$1,994,126

	Supplemental Disclosures of Cash Flow Information:
	Cash paid (received) during year for:
	Interest	$20,124	$20,124
	Income taxes	$-	$-

See Notes to Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

		Amount Previously
		Reported	As Adjusted

	Consolidated statement of cash flows for the fiscal year ended December 31, 2009

	Cash Flows from Operating Activities

	Net income (loss) including noncontrolling interest	$(515,951)	$(1,376,933)
	Adjustments to reconcile net income (loss)
	including noncontrolling interest to net cash
	provided (used) by operating activities:
	Minority interest	(29,930)	-
	Imputed interest	-	833,911
	Depreciation	368,554	368,554
	Amortization	9,810	9,810
	Changes in operating assets and liabilities:
	(Increase)/Decrease in assets	(159,438)	(159,438)
	Increase/(Decrease) in other liabilities	(142,683)	(142,683)
	Increase/(Decrease) in taxes payable	149,519	146,660
	Net cash provided (used) by operating activities	(320,119)	(320,119)

	Cash Flows from Investing Activities

	Purchase of fixed assets	(107,641)	(107,641)
	Proceeds from disposal of fixed assets	-	77,449
	Advances to related parties	(780,506)	(994,084)
	Collections of advances to related parties	112,074	112,074
	Net cash (used) by investing activities	(776,073)	(912,202)

	Cash Flows from Financing Activities

	Bank loans	292,360	292,360
	Proceeds from related parties	3,145,366	3,145,366
	Repayments to related parties	(2,403,854)	(2,403,854)
	Net cash provided (used) by financing activities	1,033,872	1,033,872

	Increase (decrease) in cash	(62,320)	(198,449)
	Effects of exchange rates on cash	(16,258)	119,871
	Cash at beginning of period	698,050	698,050
	Cash at end of period	$619,472	$619,472

	Supplemental Disclosures of Cash Flow Information:
	Cash paid (received) during year for:
	Interest	$18,780	$18,780
	Income taxes	$-	$-

See Notes to Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-
ORGANIZATION AND BUSINESS BACKGROUND

China Du Kang Co., Ltd (“China Du Kang” or the “Company”) was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987. On or about June 8, 2006 the Company’s name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. (“AFLH”). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada. The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company had been engaged in the business to provide various financial services since it's incorporated. The Company was not successful and discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the “Exchange Agreement”) with Hong Kong Merit Enterprise Limited (“Merit”), a holding company incorporated in Hong Kong. Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company. The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company’s common stock immediately following the share exchange. Merit is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis. After completion of the share exchange, the Company‘s consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company. Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-
ORGANIZATION AND BUSINESS BACKGROUND (continued)

On January 22, 2008, Merit entered into a Share Purchase Agreement (the “Purchase Agreement”) with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000). Pursuant to the Purchase Agreement, Merit agreed to purchase 100% of the equity ownership in Huitong for a cash consideration of $136,722 (RMB 1,000,000). The local government approved the transaction on February 1, 2008. Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship. On December 26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders. Subsequent to completion of the acquisition agreement, Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC. Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of “Xidenghui”. Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. (“Baishui Dukang”) and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. (“Brand Management”).

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC. Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit (liquor) with a brand name of “Baishui Du Kang”. On May 15, 2002, Xidenghui invested inventory and fixed assets with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang’s equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management"). Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein. Brand Management was subsequently incorporated on November 12, 2007. Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui. Brand Management is principally engaged in the business of distribution of Baishui Dukang’s liquor and manage the franchise of the “Baishui Du Kang” brand name.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-
ORGANIZATION AND OPERATIONS (continued)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations. Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management. All these affiliated companies are hereafter referred to as the "Company". Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of “Baishui Dukang”. The Company also licenses the brand name to other liquor manufactures and liquor stores. The Company's structure is summarized in the following chart.

Under the PRC regulations on acquisition of businesses, commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange), which were jointly adopted on August 8, 2006 by six PRC regulatory agencies with jurisdictional Authority, a Chinese entity may not be owned or controlled directly by foreign investors or shareholders but may be acquired in a two-step transaction with a wholly owned foreign enterprise (“WOFE”).

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-
ORGANIZATION AND OPERATIONS (continued)

China Du Kang is the US holding company for Merit, a Hong Kong entity organized under the Companies Ordinance as a limited liability company. Merit was established as a WOFE corporation for the purpose of effecting an acquisition transaction with Huitong, a WOFE corporation incorporated in PRC. Huitong in turn majority owns Xidenghui, which was a Chinese holding company. Xidenghui had two subsidiaries, Baishui Dukang and Brand Management.

This arrangement provides separate holding companies for the United States, Hong Kong, and PRC. This allows the Company to lawfully conduct operations in China while ownership is represented in shares of the U. S. holding company.

Note 3-
CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 4-
GOING CONCERN (restated)

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $21,449,649 at December 31, 2010 that includes losses of $1,007,604 and $1,321,056 for the year ended December 31, 2010 and 2009, respectively. In addition, The Company had a working capital deficiency of $17,117,746 and a shareholders' deficiency of $9,809,862 at December 31, 2010. These factors raise substantial doubt about its ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements. The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment. However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company relied heavily for its financing needs on its affiliates, shareholders/directors as more fully disclosed in Note 12.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-
SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP"). Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP. The difference between PRC GAAP accounts of the Company and its US GAAP consolidated financial statements is immaterial.

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Certain amounts in the prior year's consolidated financial statements and notes have been revised to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Subsequent Events

The Company evaluated subsequent events through the date of issuance of these financial statements. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity. Gain and losses resulting from foreign currency transactions are included in operations.

The Company’s financial statements are translated into the reporting currency, the United States Dollar (“US$”). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholders’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates

Year ended December 31, 2010	6.61180	6.77875
Year ended December 31, 2009	6.83720	6.84088

Statement of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when the earnings process is complete, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.

(1) Sales of Liquor

The Company generally sells liquor to liquor distributors with which the Company executed an exclusive distributor contract, pursuant to which the distributor cannot act as a distributor for any other products of the third party. The Company recognizes liquor sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. The Company generally recognizes revenue from sales of liquor when its products are shipped.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

(2) License Fees

(a) License fees from liquor manufactures

We authorize liquor manufacturers who comply with our requirements to use certain sub brand names of “Baishui Dukang” to process the production of liquor and to sell to customers within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the license agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned.

(b) License fees from liquor stores

We also authorize liquor stores who comply with our requirements to exclusively sell certain sub brand names of “Baishui Dukang” products within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the agency agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers and franchise fees received upfront for services have not yet been rendered and accepted. Payments received prior to satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.

Cost of License Fees

Costs of franchise fees principally include the costs to prepare the franchise contracts and the payroll to employees who are responsible for inspection and monitoring the franchisees. These expenses are immaterial and therefore included in the general and administrative expenses.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Baishui Dukang, one of our subsidiaries, is engaged in the distillery business. Pursuant to the production requirement, all spirits that are newly distilled from sorghum, so call “liquor base”, must be barrel-aged for several years, so we bottle and sell only a portion of our liquor base inventory each year. We classify barreled liquor base as work-in-progress. Following industry practice, we classify all barreled liquor base as a current asset.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

Building and warehouses	20 years
Machinery and equipment	7-10 years
Office equipment and furniture	5 years
Motor vehicles	5 years
Leased assets	Lease duration

Intangible Assets

Intangible assets are carried at cost. Amortization is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or amortizable life applied are:

Land use right	50 years
Trade Mark	10 years

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Land Use Right

All land belongs to the State in PRC. Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use three pieces of land, approximately 657 acre, 2.4 acre, and 7.8 acre, located in Weinan City, Shaanxi Province for through February, 2051, March 2055, and May 2059. The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Long-term Investment

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a joint-venture named Shaanxi Yellow-river Wetlands Park Co., Ltd., and owns 7.9% equity ownership interest therein. Shaanxi Yellow-river Wetlands Park Co., Ltd. is engaged in the business of recreation and entertainment.

Xidenghui finished the investment contribution in September 2007. As the project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, “Advertising Costs". The advertising costs were $25,452, and $135,966 for the years ended December 31, 2010 and 2009, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, "Research and Development". Research and development costs were immaterial for the year ended December 31, 2010 and 2009, respectively.

Value-added Tax ("VAT")

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods. The Company presents VAT on a net basis.

Sales Tax

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue. The Company presents sales tax on a net basis.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Due from/to Affiliates

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from due from related parties are classified as cash flows from investing activities. Cash flows from due to related parties are classified as cash flows from financing activities.

Loans from Directors and Officers

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company’s operation due to lack of cash resources. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Imputed Interest

The Company has financed it business operation through short-term borrowings from various related parties. These short-term borrowings are non-secured, non-interest bearing with no fixed repayment date. The imputed interests are assessed as an expense to the business operation and an addition to the paid-in capital. The calculation is performed quarterly based on the average outstanding balance and the market interest rate. The interest rate used in the calculation of imputed interest for the year ended December 31, 2010 and 2009 was 6.375% and 5.753%, respectively, which approximates the interest rate of our bank loans.

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for such employee benefits was $76,654 and $19,846 for the year ended December 31, 2010 and 2009, respectively.

Government Subsidies

The Company records government grants as current liabilities upon reception. A government subsidy revenue is recognized only when there is reasonable assurance that the Company has complied with all conditions attached to the grant. The Company recognized government subsidy of $75,279 and $73,050 for the year ended December 31, 2010 and 2009, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, "Interim Reporting". The Company has determined an estimated annual effect tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund. The Company does not make appropriations to the discretionary surplus reserve fund.

Since the Company has been accumulating deficiency, no contribution has been made to statutory surplus reserve fund and statutory public welfare reserve fund to date. The company will be required to make contribution to the statutory surplus reserve fund and statutory public welfare reserve fund upon the achievement of positive retained earnings, which means elimination of accumulated deficit and making further positive net income.

Comprehensive Income

FASB ASC 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, “Segments Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no potentially dilutive securities outstanding (options and warrants) for the year ended December 31, 2010 and 2009, respectively.

Fair Value of Measurements~

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2:	Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.
Level 3:	Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In December 2010, FASB issued an amendment to the disclosure of supplementary pro forma information for business combinations. The amendments in this ASU specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In December 2010, FASB issued an amendment to goodwill impairment test. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In July 2010, the Financial Accounting Standards Board ("FASB") issued amendments to the disclosure requirements about the credit quality of financing receivables and the allowance for credit losses. The purpose of the additional disclosures is to enable users of financial statements to better understand the nature of credit risk inherent in an entity’s portfolio of financing receivables and how that risk is analyzed. For end of period balances, the new disclosures are required to be made in all interim and annual periods ending on or after December 15, 2010. For activity during a reporting period, the disclosures are required to be made in all interim and annual periods after January 1, 2011. The Management does not expect these changes will have a material impact on the Company’s financial position and results of operations as this guidance only relates to additional disclosures.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In April 2010, FASB issued an amendment to Stock Compensation. The amendment clarifies that an employee stock-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity shares trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations.

In January 2010, the FASB issued additional disclosure requirements for fair value measurements. The guidance requires previous fair value hierarchy disclosures to be further disaggregated by class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. In addition, significant transfers between Levels 1 and 2 of the fair value hierarchy are required to be disclosed. These additional requirements became effective January 1, 2010 for quarterly and annual reporting. The adoption of this new guidance did not have a material effect on the Company’s financial position and results of operations. In addition, the fair value disclosure amendments also require more detailed disclosures of the changes in Level 3 instruments. These changes will be effective January 1, 2011 and the Management does not expect the adoption of this new guidance will have a material effect on the Company’s financial position and results of operations.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. The ASU is effective beginning January 1, 2011. The Management does not expect the adoption of this new guidance will have a material effect on the Company’s financial position and results of operations.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6-	PREPAID EXPENSES

	Prepaid expenses consist of the following:

		December 31, 2010	December 31, 2009
	Machinery and parts	$39,626	$-
	Raw materials	485,372	285,106
	Packing and supply materials	96,626	221,842
	Office expenses	4,072	44
	Total	$625,696	$506,992

Note 7-	INVENTORIES

	Inventories consist of following:

		December 31,	December 31,
		2010	2009
	Finished goods	$948,300	$769,619
	Work-in-progress	1,985,260	1,789,276
	Raw materials	102,934	51,910
	Supplies and packing materials	237,499	83,791
		$3,273,993	$2,694,596

Note 8-	PROPERTY, PLANT AND EQUIPMENT

	The following is a summary of property, plant and equipment:

		December 31,	December 31,
		2010	2009
	Building and warehouses	$3,171,057	$2,963,873
	Machinery and equipment	2,015,433	1,857,877
	Office equipment and furniture	182,278	194,394
	Motor vehicles	341,059	329,815
	Leased assets	2,300,810	2,159,053
		8,010,637	7,505,012
	Less: Accumulated depreciation	(3,849,240)	(3,262,315)
		4,161,397	4,242,697
	Add: Construction in progress	262,665	41,153
	Total	$4,424,062	$4,283,850

Depreciation expense charged to operations was $366,490 and $368,554 for the year ended December 31, 2010 and 2009, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9-	INTANGIBLE ASSETS

	The following is a summary of intangible assets, less amortization:
		December 31,	December 31,
		2010	2009

	Land use right	$2,007,407	$58,616
	Trade Mark of "Xidenghui"	68,060	65,816
	Trade Mark of "Baishui Du Kang"	24,955	24,133
	Total intangible assets	2,100,422	148,565

	Less: Accumulated amortization	(97,300)	(82,109)

	Total intangible assets, net	$2,003,122	$66,456

	Amortization expense charged to operations was $12,087 and $9,810 for the year ended December 31, 2010 and 2009, respectively.

Note 10-	DUE FROM RELATED PARTIES

Due from related parties consists of the following:

		December 31,	December 31,
Name of Related Party	Description	2010	2009

	Non-consolidated,
Shaanxi Yellow-river Wetlands Park Co., Ltd.	7.9% owned subsidiary	$1,777,125	$738,606
Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate 9	385,674	372,960
Shaanxi Zhongke Spaceflight Agriculture
Development Stock Co., Ltd.	Affiliate 2	15,102	-
Shaanix Mining New Energy Co., Ltd.	Affiliate 10	399,286	-
Total		$2,577,187	$1,111,566

The nature of the affiliation of each related party is as follows:

Affiliate 9--The sole director of the Company is a director of Shaanxi Gurong Agriculture Development Co., Ltd., and has significant influence on the operations therein.

Affiliate 2--This company is indirectly, majority owned, and controlled by the Company's sole director's siblings.

Affiliate 10--The Company's sole director's spouse is a director of Shaanxi Mining New Energy Co., Ltd., and has significant influence on the operation therein.

Note 11-	ACCRUED EXPENSES

	Accrued expenses consist of the following:
		December 31,	December 31,
		2010	2009

	Accrued payroll	$26,448	$27,357
	Accrued employee benefits	59,312	60,490
	Accrued pension and employee benefit	69,824	-
	Accrued office expenses	4,928	4,699
	Total	$160,512	$92,546

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12-	DUE TO RELATED PARTIES

Due to related parties consists of the following:

		December 31,	December 31,
Name of Related Party	Description	2010	2009

Shaanxi Dukang Group Co., Ltd.	Affiliate 1	$3,354,548	$588,857
Shaanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.	Affiliate 2	-	33,543
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate 3	13,306	12,867
Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate 4	74,668	72,206
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate 5	865,303	1,268,456
Shaanxi Baishui Shiye Co., Ltd.(F/K/A Shaanxi Baishui Dukang Trade Co., Ltd.)	Affiliate 6	399,649	162,074
Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate 7	302,489	292,517
Shaanxi Changjiang Petrol Co., Ltd.	Affiliate 8	252,579	-
Mr. Hongjun Zhang	Shareholder	2,095,957	3,189,801
Mr. Guoqi Diao	Prior director of Xidenghui	406,482	393,082
Ms. Ping Li	Secretary of the Board	602,755	582,884
Mr. Pingjun Nie	Shareholder	4,526,035	4,391,159
Ms. Hong Ge	Prior director of Xidenghui	273,670	264,648
Mr. Hailong Tian	Prior director of Xidenghui	2,861,891	2,767,544
Ms. Ming Chen	Shareholder	182,387	296,307
Mr. Shengli Wang	Prior director of Xidenghui	806,553	779,963
Total		$17,018,272	$15,095,908

The "Due to related party" are working capital loans. The Imputed interest expense charged to operations was $949,932 and $833,911 for the year ended December 31, 2010 and 2009, respectively.

The nature of the affiliation of each related party is as follows:
Affiliate 1--The CEO of the Company is a director of Shaanxi Dukang Group Co., Ltd. and has significant influence on the operations therein.
Affiliate 2--This company is indirectly, majority owned, and controlled by the Company's sole director's siblings.
Affiliate 3--This company is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 4--The CEO of the Company is the sole director of Shaanxi Baishui Dukang Commercial and Trade Co., Ltd. and has significant influence on the operations therein.
Affiliate 5--This company is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 6--The CEO of the Company is the sole director of Shaanxi Baishui Shiye Co., Ltd. and has significant influence on the operations therein.
Affiliate 7--This company is majority owned and controlled by the Company's sole director's siblings.
Affiliate 8--The Company's sole director's spouse is a director of Shaanxi Changjiang Petrol Co., Ltd., and has significant influence on the operation therein.

Note 13-	SALES OF LIQUOR TO RELATED PARTY

The Company generally sells liquor to liquor distributors. Some of these liquor distributors are our affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  The price will be different if we sell to third parties. The amount sold to these affiliates follows:

		For the Year Ended
		December 31,
Name of Related Party	Description	2010	2009

Shaanxi Dukang Group Co., Ltd.	Affiliate 1	$1,028,897	$594,731
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate 3	-	72,149
Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate 4	-	1,538
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate 5	-	129,866
Shaanxi Baishui Shiye Co., Ltd.(F/K/A Shaanxi Baishui Dukang Trade Co., Ltd.)	Affiliate 6	162,214	98,772
		$1,191,111	$897,056

Refer to Note 12 for the nature of the affiliation of each related party.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14-	BANK LOANS

Bank loan consists of the following as of December 31, 2010:

	Loan		Annual	Guaranteed
Financial Institutions	Amount	Duration	Interest Rate	By
Baishui Branch of Agriculture Bank of China	$756,224	08/02/2010-08/01/2011	6.372%	Buildings
Total	$756,224

Interest expense charged to operations for this bank loan was $20,124 for the year ended December 31, 2010. The weighted-average outstanding bank loan balance is $305,144; and the weighted-average monthly interest rate is 5.49‰.

Bank loan consists of the following as of December 31, 2009:

	Loan		Monthly	Guaranteed
Financial Institutions	Amount	Duration	Interest Rate	By
Baishui Branch of Agriculture Bank of China	$292,517	01/20/2009-01/19/2010	5.753‰	Liquor Base
Total	$292,517

Interest expense charged to operations for this bank loan was $18,780 for the year ended December 31, 2009. The weighted-average outstanding bank loan balance is $292,360; and the weighted-average monthly interest rate is 5.753‰. The Company paid off this loan in January 2010.

Note 15-	SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. Summarized information by business segment for the year ended December 31, 2010 and 2009 is as follows:

	For the year Ended
	December 31,
	2010	2009
REVENUE
Sales of Liquor	$1,270,135	$1,059,694
Franchise Fees	1,217,319	927,965

COST OF SALES
Sales of Liquor	$1,244,310	$1,119,996
Franchise Fees	-	-

GROSS PROFITS
Sales of Liquor	$25,825	$(60,302)
Franchise Fees	1,217,319	927,965

	December 31,	December 31,
	2010	2009

TOTAL ASSETS OF LIQUOR PRODUCTION AND DISTRIBUTION	$12,314,784	$7,234,824

TOTAL ASSETS OF BRAND NAME FRANCHISE	$3,576,180	$1,513,335

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-	SEGMENT REPORTING (continued)

Major Customers

There were eleven major customers who made sales approximately 5% or more of the Company’s total sales as summarized in the following:

		For the Year Ended December 31,
		2010		2009
Major	Type of		Percentage of		Percentage of
Customer	Customer	Revenue	Total Revenue	Revenue	Total Revenue
Shaanxi Dukang Group Co., Ltd.	Distributor	$1,028,897	41.36%	$594,731	29.92%
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Distributor	148	0.01%	129,866	6.53%
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Distributor	-	-	72,149	3.63%
Shaanxi Baishui Dukang Shiye Co., Ltd.	Distributor	162,214	6.52%	98,772	4.97%
Shaanxi HuangMaJia Wuliu Co., LTD	Distributor	-	-	122,026	6.14%
Shanxi Baishui Xingjijiu Marketing Co., Ltd. aka Lanzhou Jinxing Liquor Trade Co. Ltd.	Licensee	-	-	299,455	15.07%
Henan Zhechenxian Eastern Liquor Co., Ltd.	Licensee	20,330	0.82%	23,610	1.19%
Henan Jiuquan Liquor Co., Ltd.	Licensee	355,254	14.28%	-	-
Mr. Jincai Bai'	Licensee	125,466	5.04%	-	-
Mr. Anxian Xie	Agent	160,317	6.45%	-	-
Ms. Sue Dong	Agent	138,942	5.59%	-	-
Total		$1,991,568	80.06%	$1,340,609	67.45%

Major Suppliers

There were ten major customers who made sales approximately 5% or more of the Company’s total sales as summarized in the following:

	For the Year Ended December 31,
	2010		2009
Major		Percentage of		Percentage of
Suppliers	Purchase	Total Purchase	Purchase	Total Purchase
Sichuan Yibingong Mould Factory Co., Ltd.	$61,253	9.48%	$82,499	14.25%
Xi'an Global Co., Ltd.	-	-	33,569	5.80%
Hunan Xinshiji Taochi Co., Ltd.	118,948	18.40%	53,303	9.21%
Wuhan Huaruiyang Stainless Co., Ltd.	60,317	9.33%	-	-
Hunan Fengling Liangyou China Co., Ltd.	81,278	12.58%	-	-
Shanxi Wenxiyingfa Glass Co., Ltd.	69,549	10.76%	97,543	16.85%
Wuxi Jiasheng Printing Co., Ltd.	-	-	7,044	1.22%
Mr. Liu, Zhiming	45,047	6.97%	-	-
Chongqing World Guohua Technology Co., Ltd.	105,163	16.27%	-	-
Yuncheng Aofeng Glass Co., Ltd.	-	-	75,572	13.06%
Total	$541,555	83.79%	$349,530	60.39%

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	INCOME TAX

Merit is a holding company registered in Hong Kong and has no operating profit or tax liabilities during the period. The Company is subject to 16.5% income tax on its taxable income generated from operations in Hong Kong.  Merit had no income during the periods presented.

PRC income tax

The Company’s PRC subsidiaries, Huitong, Xidenghui, Dukang, and Brand Management, are governed by the Enterprise Income Tax Law of PRC concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws ("the Income Tax Laws").

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law has replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner.

In addition, the new EIT also grants tax holidays to entities operating in certain beneficial industries, such as the agriculture, fishing, and environmental protection. Entities in beneficial industries enjoy a three-year period tax exempt and a three-year period with 50% reduction in the income tax rates.

The Company’s PRC subsidiaries, Huitong Xidenghui, Dukang, and Brand Management are subject to effective income tax rate of 25% beginning from January 1, 2008.

The provision for income taxes consisted of the following:

	For the Year Ended
	December 31,
	2010	2009

Provision for US Income Tax	$-	$-
Provision for PRC national income tax *	192,503	109,302
Provision for PRC local income tax	-	-
Total provision for income taxes	$192,503	$109,302

* While the Company occurred a loss in both 2010 and 2009, one of our subsidiary, Brand Management, occurred a profit in 2010 and 2009, and accordingly accrued a income tax of $192,503 and $109,302 for the year ended December 31, 2010 and 2009, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	INCOME TAX (continued)

The following table reconciles the PRC statutory rates to the Company’s effective tax rate:

	For the Year Ended
	December 31,
	2010	2009

U.S. Statutory rate	34.00%	34.00%
Foreign income not recognized in USA	-34.00%	-34.00%
PRC income tax rate	25.00%	25.00%
Effective income tax rate	25.00%	25.00%

The provision for income taxes consisted of the following:
	For the Year Ended
	December 31,
	2010	2009

Current Income Tax *	$192,503	$109,302
Deferred Income Tax	-	-
Total provision for income taxes	$-	$-

The components of deferred tax assets and deferred tax liabilities consisted of the following:

	For the Year Ended
	December 31,
	2010	2009
Deferred Tax Assets
Net operating loss carry-forward	$1,535,666	$3,615,300
Less: valuation allowance	(1,535,666)	(3,615,300)
Net deferred tax assets	$-	$-

	For the Year Ended
	December 31,
	2010	2009

Deferred Tax Liabilities	$-	$-

As of December 31, 2010 and 2009, the Company had net operating losses of approximately $6,142,115 and $14,103,639 carried forward from prior years. Although the PRC Income Tax Law allows the enterprises to offset their future taxable income with operating losses carried forward in a 5-year period, enterprises need approval from local tax authority before they can claim such tax benefit, and the outcome of the application is generally uncertain. In addition, the Management believes that there is no certainty that the Company will realize taxable income in the future. Therefore, the Management established a 100% valuation allowance for the operation losses carried forward and no deferred tax assets have been recorded as a result of these losses.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17-	OWNERS' EQUITY

Amstar Financial Holdings, Inc. ("AFLH")

In February 2008, the Company effected a reverse stock split of its common stock in the ratio of 1:10. The number of common stocks issued and outstanding immediately after the reverse stock split was 1,951,574. All share and per share information included in these consolidated financial statements have been adjusted to reflect this reverse stock split.

In February 2008, the Company issue post split 8,800,000 shares of common stock to a shareholder for $260,000. Since this issuance happened before the reverse merge, the transactions have no affect on the consolidated financial statements presented.

In February 2008, the Company issue post split 362,214 shares of common stock to a shareholder for it consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issue post split 1,000,000 shares of common stock to an consultant and the Company security legal counsel for their consultant services. Since this issuance happened before the reverse merge, the transactions have no affect on the financial statements presented.

In February 2008, the Company issued post split 88,000,000 shares of its common stock to acquire 100% of Merit's equity ownership interest, thereby causing Merit to become a wholly-owned subsidiary of the Company.

Hong Kong Merit Enterprise Limited ("Merit")

The Articles of Incorporation authorized Merit to issue 10,000 shares of common stock with a par value of $0.128 (HK$ 1.00). Upon formation of the Company, one share of common stock was issued for $0.128 (HK$ 1.00) on September 8, 2006.

In January 2008, the shareholders contributed $136,722 (RMB 1,000,000) as additional paid-in capital for the acquisition of Huitong. The proceed was subsequently paid to the prior owners of Huitong.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17-	OWNERS' EQUITY (continued)

Shaanxi Huitong Food Development Co., Ltd. ("Huitong")

In accordance with the Articles of Incorporation of Huitong, the registered capital at the date of incorporation on August 9, 2007 was $136,722 (RMB1,000,000), which was fully paid in cash by two individual owners.

Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui")

In accordance with the Articles of Incorporation of Xidenghui, the registered capital at the date of incorporation on March 29, 2001 was $5,557,569 (RMB46,000,000). Upon formation of Xidenghui, owners contributed cash of $1,915,549 (RMB 15,855,000) and properties of $3,642,020 (RMB 30,145,000) into Xidenghui toward registered capital.

On December 15, 2001, Xidenghui amended its Bylaws to increase its registered capital to $10,825,176 (RMB 89,600,000). New owners contributed cash of $ 5,076,717(RMB 42,020,000) and property of $190,890 (RMB 1,580,000) into Xidenghui toward registered capital.

On March 1, 2005, Xidenghui amended its Bylaws to increase its registered capital to $19,485,320 (RMB 161,280,000).

Shaanxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang")

In accordance with the Articles of Incorporation of Baishui Dukang, the registered capital at the date of incorporation on March 1, 2002 was $362,450 (RMB3,000,000), , which was fully paid in cash by two individual owners.

On May 15, 2002, Baishui Dukang amended its Bylaws to increase its registered capital to $4,832,669 (RMB 40,000,000). A new owner, Xidenghui, contributed properties of $4,470,219 (RMB 37,000,000) to Baishui Dukang toward registered capital, and owns 90.51% equity ownership interest in Baishui Dukang.

Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management")

In accordance with the Articles of Incorporation of Brand Management, the registered capital at the date of incorporation on November 12, 2007 was $136,722 (RMB1,000,000), which was fully paid in cash by two individual owners.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	NONCONTROLLING INTEREST

Balance of Noncontrolling Interest consists of the following:

	Subsidiary and Noncontrolling Interest percentage			Total Noncontrolling Interest
	Brand Management 30.00%	Baishui Dukang 9.49%	Xidenghui 1.76%
Balance @ December 31, 2007	$40,057	$85,189	$- (1)	$125,246

Noncontrolling Interest income (Loss)	(42,081)	(45,176)	-	(87,258)

Other Comprehensive Income (Loss)-
effects of Foreign Currency Conversion	2,024	5,003	-	7,028

Balance @ December 31, 2008	$-	$45,016	$-	$45,016

Noncontrolling Interest income (Loss)	28,071	(60,287)	(23,661)	(55,878)

Other Comprehensive Income (Loss)-
effects of Foreign Currency Conversion	15	79	(13)	82

Balance @ December 31, 2009	$28,086	$(15,192)	$(23,674)	$(10,780)

Noncontrolling Interest income (Loss)	173,253	(44,796)	(18,047)	110,410

Other Comprehensive Income (Loss)-
effects of Foreign Currency Conversion	5,332	(1,648)	(1,263)	2,421

Balance @ December 31, 2010	$206,671	$(61,636)	$(42,984)	$102,051

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	NONCONTROLLING INTEREST (continued)

Noncontrolling interest income consists of the following:

	For the Year Ended December 31, 2010

Name of Subsidiary	Brand Management		Baishui Dukang		Xidenghui		Parent/Holding Company
	Total Income	Noncontrolling Interest Income	Total Income	Noncontrolling Interest Income	Total Income	Noncontrolling Interest Income	Total Income	Noncontrolling Interest Income
	100%	30%	100%	9.49%	100%	1.76%

Net Income (Loss)	$577,509	$173,253	$(472,032)	$(44,796)	$(1,015,763)	$(17,877)	$(244)	$-

Reverse adjustment made in prior year to
intercompany profit	-	-	-	-	13,332	235	-	-

Income (Loss) from subsidiary
(equity method)	-	-	-	-	(22,980)	(404)	(1,007,363)	110,410

Total Income (Loss)	577,509	173,253	(472,032)	(44,796)	(1,025,410)	(18,047)	(1,007,607)	110,410

Less: Income (Loss) attributable to
noncontrolling interest	(173,253)	-	44,796	-	18,047	-	-	-

Income (Loss) attributable to Majority	$404,257		$(427,237)		$(1,007,363)		$(1,007,607)	(3)

Income (Loss) attributable to
noncontrolling interest		$173,253		$(44,796)		$(18,047)		$110,410

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	NONCONTROLLING INTEREST (continued)

		For the Year Ended December 31, 2009

	Name of Subsidiary	Brand Management		Baishui Dukang		Xidenghui		Parent/Holding Company
		Total Income	Noncontrolling Interest Income	Total Income	Noncontrolling Interest Income	Total Income	Noncontrolling Interest Income	Total Income	Noncontrolling Interest Income
		100%	30%	100%	9.49%	100%	1.76%

	Net Income (Loss)	$327,906	$98,372	$(635,269)	$(60,287)	$(1,056,036)	$(18,586)	$(313)	$-

	Adjustment to intercompany profit	-	-	-	-	(13,211)	(233)	-	-

	Income (Loss) from subsidiary
	(equity method)	-	-	-	-	(275,147)	(4,843)	(1,320,732)	(55,878)

	Total Income (Loss)	327,906	98,372	(635,269)	(60,287)	(1,344,393)	(23,661)	(1,321,045)	(55,878)

(1)	Adjustment to noncontrolling
	interest to absorb prior accumulated
	deficit	-	(70,301)	-	-	-	-	-	-

	Less: Income (Loss) attributable to
	noncontrolling interest	(28,071)	-	60,287	-	23,661	-	-	-

	Income (Loss) attributable to Majority	$299,835		$(574,982)		$(1,320,732)		$(1,321,045)	(3)

	Income (Loss) attributable to
	noncontrolling interest		$28,071		$(60,287)		$(23,661)		$(55,878)

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	NONCONTROLLING INTEREST (continued) Noncontrolling interest income consists of the following (continued):

		For the Year Ended December 31, 2008
	Name of Subsidiary	Brand Management		Baishui Dukang		Xidenghui		Parent/Holding Company
		Total Income 100%	Noncontrolling Interest Income 30%	Total Income 100%	Noncontrolling Interest Income 9.49%	Total Income 100%	Noncontrolling Interest Income 1.76%	Total Income	Noncontrolling Interest Income

	Net Income (Loss)	$(370,523)	$(111,157)	$(476,041)	$(45,176)	$(1,419,377)	$(24,981)	$(8,401)	$-

	Income (Loss) from subsidiary
	(equity method)	-	-	-	-	(759,307)	(13,364)	(2,178,684)	(87,258)

	Total Income (Loss)	(370,523)	(111,157)	(476,041)	(45,176)	(2,178,684)	(38,345)	(2,187,084)	(87,258)

(1)	Majority absorbed the current period
	loss up to the extent that brought
	the Noncontrolling Interest to zero	-	69,076	-	-	-	38,345	-	-

	Less: Income (Loss) attributable to
	noncontrolling interest	42,081	-	45,176	-	-	-	-	-

	Income (Loss) attributable to Majority	$(328,442)		$(430,865)		$(2,178,684)		$(2,187,084)	(3)

	Income (Loss) attributable to
	noncontrolling interest		$(42,081)		$(45,176)		$-		$(87,258)

(1)	Prior to January 1, 2009, before we adopted ASC 810 (or FAS 160), if the current period loss attributed to the noncontrolling interest resulted in a deficit noncotrolling interest balance, the majority absorbed the current period loss up to the extent that brought the minority interest back to zero. Any subsequent period income attributed to such noncontrolling interest will first absorb the amount that was absorbed by the majority in the prior period, the balance, if any, will attribute to the noncontrolling interest.

(2)	After we adopted ASC 810 on January 1, ASC 810-10-45-21 requires that the noncontrolling interest continue to be attributed its share of losses even if that attribution results in a deficit noncontrolling interest balance.

(3)	The minor variance between the amount on the table and the amount on the consolidated statements of operations was due to the rounding of foreign currency translation.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES

F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 19-	COMMITMENTS AND CONTINGENCIES

Contingent Liability from Prior Operation

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31,2007. Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law. No amount has been accrued in the financial statements for this contingent liability.

The Company’s assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC’s economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age. Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu’s original employees will gradually retire until Year 2032. The pension and unemployment insurance expenses are based on a certain percentage of the employees’ gross payroll. The percentage may be changed as the applicable law is amended. In practice, the expenses can be based on the local average salary published by the local government. Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 4% annually. The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as Sanjiu’s original employees reach their retirement ages. To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses for Sanjiu’s original employees as rental payment follows:

Estimated Pension and Unemployment Insurance Expenses

Year	Pension Insurance Expense					Unemployment Insurance Expense					Total		Present Value as of December 31, 2010 (the incremental interest rate is 8%)
	Province average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense (RMB)	City average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense	USD$1.00=RMB¥6.61180 @12/31/2010
											(RMB)	(USD)	(RMB)	(USD)
2010	13,784	4%	20%	316	871,143	10,980	4%	2.50%	316	86,745	957,888	144,876
2011	14,335	4%	20%	309	885,919	11,420	4%	2.50%	309	88,217	974,136	147,333	835,165	126,314
2012	14,909	4%	20%	301	897,502	11,876	4%	2.50%	301	89,370	986,872	149,259	783,411	118,487
2013	15,505	4%	20%	282	874,483	12,351	4%	2.50%	282	87,078	961,561	145,431	706,776	106,896
2014	16,125	4%	20%	268	864,312	12,846	4%	2.50%	268	86,065	950,377	143,740	646,811	97,827
2015	16,770	4%	20%	258	865,344	13,359	4%	2.50%	258	86,168	951,512	143,911	599,614	90,688
2016	17,441	4%	20%	244	851,123	13,894	4%	2.50%	244	84,752	935,875	141,546	546,074	82,591
2017	18,139	4%	20%	228	827,124	14,449	4%	2.50%	228	82,362	909,486	137,555	491,367	74,317
2018	18,864	4%	20%	215	811,162	15,027	4%	2.50%	215	80,772	891,935	134,900	446,189	67,484
2019	19,619	4%	20%	199	780,828	15,629	4%	2.50%	199	77,752	858,580	129,856	397,689	60,148
2020	20,404	4%	20%	173	705,963	16,254	4%	2.50%	173	70,297	776,260	117,405	332,925	50,353
2021	21,220	4%	20%	148	628,103	16,904	4%	2.50%	148	62,544	690,647	104,457	274,265	41,481
2022	22,068	4%	20%	135	595,849	17,580	4%	2.50%	135	59,332	655,182	99,093	240,909	36,436
2023	22,951	4%	20%	113	518,698	18,283	4%	2.50%	113	51,650	570,348	86,262	194,181	29,369
2024	23,869	4%	20%	102	486,933	19,015	4%	2.50%	102	48,487	535,420	80,979	168,787	25,528
2025	24,824	4%	20%	77	382,290	19,775	4%	2.50%	77	38,067	420,357	63,577	122,698	18,557
2026	25,817	4%	20%	52	268,497	20,566	4%	2.50%	52	26,736	295,233	44,652	79,792	12,068
2027	26,850	4%	20%	41	220,167	21,389	4%	2.50%	41	21,923	242,091	36,615	60,583	9,163
2028	27,924	4%	20%	25	139,618	22,244	4%	2.50%	25	13,903	153,521	23,219	35,573	5,380
2029	29,041	4%	20%	18	104,546	23,134	4%	2.50%	18	10,410	114,957	17,387	24,664	3,730
2030	30,202	4%	20%	12	72,485	24,059	4%	2.50%	12	7,218	79,703	12,055	15,834	2,395
2031	31,410	4%	20%	6	37,692	25,022	4%	2.50%	6	3,753	41,446	6,268	7,624	1,153
2032	32,667	4%	20%	1	6,533	26,023	4%	2.50%	1	651	7,184	1,087	1,224	185
Total					11,825,175					1,177,507	13,002,682	1,966,587	7,012,153	1,060,551

We consolidate Sanjiu into our consolidated financial statement based on FASB ASC 810-10-25 (FIN 46R). Since Sanjiu had ceased operation when we executed the lease agreement, we will consolidate the leased assets and the lease payment obligation, including the $362,450 (RMB 3,000,000) paid directly to the local government and the payments that were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance payments that were required in connection with the original Sanjiu employees in our consolidated financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20-	CONDENSED PARENT COMPANY FINANCIAL INFORMATION

Basis of Presentation

The condensed parent company financial statements have been prepared in accordance with Rule 12- 04, Schedule I of Regulation S-X, as the restricted net assets of the subsidiaries of China Du Kang Co., Ltd. exceed 25% of the consolidated net assets of China Du Kang Co., Ltd. The ability of the Company’s Chinese operating subsidiaries to pay dividends may be restricted due to the foreign exchange control policies and availability of cash balances of the Chinese operating subsidiaries. Because substantially all of the Company’s operations are conducted in China and a substantial majority of its revenues are generated in China, a majority of the Company’s revenue being earned and currency received are denominated in Renminbi (RMB). RMB is subject to the exchange control regulation in China, and, as a result, the Company may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict its ability to convert RMB into US Dollars.

The condensed parent company financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements, with the only exception being that the parent company accounts for its subsidiaries using the equity method. Refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these financial statements.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES

F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20-	CONDENSED PARENT COMPANY FINANCIAL INFORMATION

CHINA DU KANG CO., LTD.
CONDENSED PARENT COMPANY BALANCE SHEETS
(Dollars in Thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Investment in subsidiaries, at equity in net assets	(9,912)	(8,147)
Total Assets	$(9,912)	$(8,147)

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities	-	-

Commitments and Contingencies	-	-

Shareholders' Equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized;
no shares issued and outstanding as of
December 31, 2010 and 2009	-	-
Common stock, par value $0.001, 250,000,000 shares authorized;
100,113,791 shares issued and outstanding as of
December 31, 2010 and 2009	100	100
Additional paid-in capital	14,700	13,750
Accumulated deficit	(21,450)	(20,442)
Accumulated other comprehensive income	(685)	(444)
Due from related parties	(2,577)	(1,112)
Total Shareholders' equity (deficit)	(9,912)	(8,147)

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 20-	CONDENSED PARENT COMPANY FINANCIAL INFORMATION

CHINA DU KANG CO., LTD.
CONDENSED PARENT COMPANY STATEMENT OF OPERATIONS
(Dollars in Thousands)

	For the Year Ended
	December 31,
	2010	2009

Operating Expenses	$-	$-

Equity in undistributed income of subsidiaries	(897)	(1,377)
Net Income	$(897)	$(1,377)

CHINA DU KANG CO., LTD.
CONDENSED PARENT COMPANY STATEMENT OF CASH FLOWS
(Dollars in Thousands)

	For the Year Ended
	December 31,
	2010	2009

Cash Flows from Operating Activities
Net income	$(897)	$(1,377)
Adjustments to reconcile net income (loss)
provided by cash flows from operaitons
Equity in undistributed income of subsidiaries	897	1,377
Net cash provided by operating activities	-	-

Increase (decrease) in cash	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

FINANCIAL REPORT

At June 30, 2011 and December 31, 2010 and
For the Three and Six Months Ended June 30, 2011 and 2010

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$1,336,289	$1,994,126
Accounts receivable, net (Note 6)	61,080	-
Others receivable	3,041	74,210
Prepaid expenses (Note 7)	1,057,445	625,696
Inventories (Note 8)	4,405,660	3,273,993
Total current assets	6,863,515	5,968,025

Property, Plant and Equipment, net (Note 9)	4,428,194	4,424,062
Intangible assets, net (Note 10)	2,024,794	2,003,122
Long-term investment	1,856,436	1,814,937

Total Assets	$15,172,939	$14,210,146

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Bank loans (Note 15)	$773,515	$756,224
Accounts payable	1,040,356	891,409
Accrued expenses (Note 12)	294,014	160,512
Others payable	75,926	64,136
Land use right purchase payable	-	1,946,792
Taxes payable	563,262	491,137
Deferred revenue	2,254,843	1,587,115
Due to related parties (Note 13)	16,440,385	17,018,272
Employee security deposit	44,863	43,860
Lease liability-current	125,199	126,314
Total Current Liabilities	21,612,363	23,085,771

Long-term Liabilities:
Lease liability-long-term	895,000	934,237
Total Long-term Liabilities	895,000	934,237
Total Liabilities	22,507,363	24,020,008

Commitments and Contingencies (Note 18)	-	-

Shareholders' Equity:
China Du Kang Co., Ltd. Shareholders' Equity
Preferred stock, par value $0.001, 5,000,000 shares authorized;
no shares issued and outstanding as of March 31, 2011 and December 31, 2010	-	-
Common stock, par value $0.001, 250,000,000 shares authorized;
100,113,791 shares issues and outstanding as of March 31, 2011 and December 31, 2010	100,114	100,114
Additional paid-in capital	15,223,238	14,699,903
Accumulated deficit	(21,954,058)	(21,449,649)
Accumulated other comprehensive income	(852,542)	(685,094)
Due from related parties (Note 10)	-	(2,577,187)
Total China Du Kang Co., Ltd. Shareholders' equity (deficit)	(7,483,248)	(9,911,913)
Noncontrolling Interest	148,824	102,051
Total Shareholders' Equity (Deficit)	(7,334,424)	(9,809,862)
Total Liabilities and Shareholders' Equity (Deficit)	$15,172,939	$14,210,146

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Sales of Liquor	$258,941	$248,528	$686,620	$538,932
License Fees	242,636	192,447	526,453	392,285
Gross Revenue	501,577	440,975	1,213,073	931,217

Costs of Revenues
Costs of Liquor Sold	215,384	282,852	529,835	560,301
Costs of License Fees	-	-	-	-
Total Costs of Sales	215,384	282,852	529,835	560,301

Gross Profit	286,193	158,123	683,238	370,916

Operating Expenses

Selling Expenses
Advertising expenses	15,296	70,458	19,267	78,211
Promotion expenses	51,184	23,343	53,120	50,550
Travel and entertainment	3,312	1,751	5,046	2,235
Total Selling Expenses	69,792	95,552	77,433	130,996

General and administrative expenses
Payroll	72,667	44,038	150,955	95,293
Employee benefit and pension	21,646	425	40,726	597
Depreciation and amortization expenses	38,279	34,495	83,928	69,084
Professional fees and consultancy fees	31,122	49,810	56,226	84,844
Office expenses	13,047	13,575	28,889	22,259
Vehicle expenses	9,702	4,198	18,978	11,281
Loss on physical inventory count	162	-	25,849	-
Travel and entertainment	7,053	43,940	18,082	89,788
Other general and administrative expenses	(31,615)	16,736	2,257	18,459
Total General and Administrative Expenses	162,063	207,217	425,890	391,605

Total Operating Expenses	231,855	302,769	503,323	522,601

Income (Loss) from Operation	54,338	(144,646)	179,915	(151,685)

Other Income (Expenses)
Interest income	1,483	83	3,003	248
Interest expenses	(19,930)	(2,597)	(38,473)	(6,594)
Imputed interest	(260,838)	(237,578)	(523,335)	(474,152)
Other income (expense)	(1,444)	888	(1,344)	993
Total other income (expenses)	(280,729)	(239,204)	(560,149)	(479,505)

Income (Loss) before Provision for Income Tax	(226,391)	(383,850)	(380,234)	(631,190)

Provision for Income Tax	(33,721)	(4,625)	(80,306)	(26,435)

Net Income (Loss)	(260,112)	(388,475)	(460,540)	(657,625)

Less: Net income attributable to noncontrolling interest	12,038	(12,738)	43,869	(3,818)

Net Income (Loss) attributable to
China Du Kang Co., Ltd.	$(272,150)	$(375,737)	$(504,409)	$(653,807)

Basic and Fully Diluted Earnings per Share	$(0)	$(0)	$(0.01)	$(0.01)

Weighted average shares outstanding	100,113,791	100,113,791	100,113,791	100,113,791

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2011	2010
	(unaudited)	(unaudited)
Cash Flows from Operating Activities

Net income (loss) including noncontrolling interest	$(460,540)	$(657,625)
Adjustments to reconcile net income (loss)
including noncontrolling interest to net cash
provided (used) by operating activities:
Imputed interest	523,335	474,152
Depreciation	182,075	178,554
Amortization	23,820	4,910
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(60,295)	-
(Increase)/Decrease in others receivable	71,929	48,587
(Increase)/Decrease in prepaid expenses	(412,076)	207,214
(Increase)/Decrease in inventories	(1,043,221)	(430,903)
Increase/(Decrease) in accounts payable	126,912	220,206
Increase/(Decrease) in accrued expenses	128,163	65,224
Increase/(Decrease) in other payable	10,191	(10,845)
Increase/(Decrease) in taxes payable	60,112	43,694
Increase/(Decrease) in deferred revenue	623,321	448,855
Increase/(Decrease) in lease liabilities	(63,771)	(64,883)
Net cash provided (used) by operating activities	(290,045)	527,140

Cash Flows from Investing Activities

Purchase of fixed assets	(124,427)	(87,816)
Purchase of land use right	(1,965,706)	-
Advances to related parties	(610,900)	(219,467)
Collections of advances to related parties	305,450	-
Net cash (used) by investing activities	(2,395,583)	(307,283)

Cash Flows from Financing Activities

Repayments of bank loans	-	(292,622)
Proceeds from related parties	1,963,037	1,649,278
Repayments to related parties	(9,941)	(1,704,650)
Net cash provided (used) by financing activities	1,953,096	(347,994)

Increase (decrease) in cash	(732,532)	(128,137)
Effects of exchange rates on cash	74,695	52,417
Cash at beginning of period	1,994,126	619,472
Cash at end of period	$1,336,289	$543,752

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$27,862	$1,403
Income taxes	$-	$-

See Notes to Consolidated Financial Statements

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	BASIS OF PRESENTATION

The accompanying unaudited financial statements of China Du Kang Co., Ltd. and subsidiaries, (the "Company" or "Du Kang") were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. Management of the Company ("Management") believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2010.

These unaudited financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position and results of operations of the Company for the periods presented. Operating results for the three and six months ended June 30, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Note 2-	ORGANIZATION AND BUSINESS BACKGROUND

China Du Kang Co., Ltd ("China Du Kang" or the "Company") was incorporated as U. S. Power Systems, Inc., in the State of Nevada on January 16, 1987.  On or about June 8, 2006 the Company's name was changed to Premier Organic Farms Group, Inc. On or about November 30, 2006 the name was changed to Amstar Financial Holdings, Inc. ("AFLH"). On or about March 18, 2008 the name was changed to its current name of China Du Kang Co., Ltd. with its corporate charter still residing in Nevada.  The Company changed its fiscal year ending from September 30 to December 31 in February 2008.

The Company had been engaged in the business to provide various financial services since it's incorporated.  The Company was not successful and discontinued the majority of its operation by December 31, 2007.

On January 10, 2008, the Company entered into a Plan of Exchange Agreement (the "Exchange Agreement") with Hong Kong Merit Enterprise Limited ("Merit"), a holding company incorporated in Hong Kong.  Pursuant to the terms of the Exchange Agreement, the Company agreed to issue post split 88,000,000 shares of its common stock to the shareholders of Merit in exchange for Merit to transfer all of its issued and outstanding shares of common stock to the Company, thereby causing Merit to become a wholly-owned subsidiary of the Company.  The parties closed the transaction contemplated by the Agreement on February 11, 2008.

This transaction is being accounted for as a reverse merger, since the shareholders of Merit owns a majority of the outstanding shares of the Company's common stock immediately following the share exchange.  Merit is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will reflected in the consolidated financial statements for periods prior to the share exchange will be those of Merit and its subsidiaries and will be recorded at the historical cost basis.  After completion of the share exchange, the Company's consolidated financial statements will include the assets and liabilities of both Du Kang and Merit, the historical operations of Merit and the operations of the Company and its subsidiaries from the closing date of the share exchange.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND BUSINESS BACKGROUND (continued)

Merit was incorporated on September 8, 2006 in Hong Kong under the Companies Ordinances as a Limited Liability company.  Merit was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.

On January 22, 2008, Merit entered into a Share Purchase Agreement (the "Purchase Agreement") with the owners of Shaanxi Huitong Food Co., Inc. ("Huitong"), a limited liability company incorporated in the People's Republic of China ("PRC") on August 9, 2007 with a registered capital of $128,200 (RMB1,000,000).  Pursuant to the Purchase Agreement,  Merit agreed to purchase 100% of the equity ownership in  Huitong for a cash consideration of $136,722 (RMB 1,000,000).  The local government approved the transaction on February 1, 2008.  Subsequent to the completion of the acquisition, Huitong became a wholly-owned subsidiary of Merit.

Huitong was formed for the purpose of seeking and consummating a merger or acquisition with a business entity organized as a private corporation, partnership, or sole proprietorship.  On December  26, 2007, Huitong executed an acquisition agreement with shareholders of Shaanxi Xidenghui Technology Stock Co., Ltd. ("Xidenghui"), whereby Huitong agreed to acquire 98.24% of the equity ownership of Xidenghui from the shareholders.  Subsequent to completion of the acquisition agreement,  Xidenghui became a majority-owned subsidiary of Huitong.

Xidenghui was incorporated  in Weinan City, Shaanxi Province, PRC on March 29, 2001 under the Company Law of PRC.  Xidenghui was engaged in the business of production and distribution of distilled spirit with a brand name of "Xidenghui".  Currently, its principal business is to hold an equity ownership interest in Shannxi Baishui Dukang Liquor Co., Ltd. ("Baishui Dukang") and Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").

Baishui Dukang was incorporated in Baishui County, Shanxi Province, PRC on March 1, 2002 under the Company Law of PRC.  Baishui Dukang was principally engaged in the business of production and distribution of distilled spirit (liquor) with a brand name of "Baishui Du Kang". On May 15, 2002, Xidenghui invested inventory and fixed assets with a total fair value of $ 4,470,219 (RMB 37,000,000) to Baishui Dukang and owns 90.51% of Baishui Dukang's equity interest ownership, thereby causing Baishui Dukang to become a majority-owned subsidiary of Xidenghui.

On October 30, 2007, Xidenghui executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a joint venture, Shaanxi Baishui Dukang Liquor Brand Management Co., Ltd. ("Brand Management").  Pursuant to the agreement, Xidenghui contributed cash of $95,704 (RMB 700,000), and owns 70% equity interest ownership therein.  Brand Management was subsequently incorporated on November 12, 2007.  Upon the completion of incorporation, Brand Management became a majority-owned subsidiary of the Xidenghui.  Brand Management is principally engaged in the business of distribution of Baishui Dukang's liquor and manage the franchise of the "Baishui Du Kang" brand name.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND OPERATIONS (continued)

Baishui Dukang and Brand Management are the two of these affiliated companies that are engaged in business operations.  Du Kang, Merit, Huitong, and Xidenghui are holding companies, whose business is to hold an equity ownership interest in Baishui Dukang and Brand Management.   All these affiliated companies are hereafter referred to as the "Company".  Currently, the Company is principally engaged in the business of production and distribution of distilled spirit with the brand name of "Baishui Dukang". The Company also licenses the brand name to other liquor manufactures and liquor stores.  The Company's structure is summarized in the following chart.

Under the PRC regulations on acquisition of businesses, commonly referred to as "SAFE" regulations (State Administration of Foreign Exchange), which were jointly  adopted on August 8,   2006   by six PRC regulatory agencies with jurisdictional Authority, a Chinese entity may not be owned or controlled directly by foreign investors or shareholders but may be acquired in a two-step transaction with a wholly owned foreign enterprise ("WOFE").

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	ORGANIZATION AND OPERATIONS (continued)

China Du Kang is the US holding company for Merit, a Hong Kong entity organized under the Companies Ordinance as a limited liability company. Merit was established as a WOFE corporation for the purpose of effecting an acquisition transaction with Huitong, a WOFE corporation incorporated in PRC. Huitong in turn majority owns Xidenghui, which was a Chinese holding company. Xidenghui had two subsidiaries, Baishui Dukang and Brand Management.

This arrangement provides separate holding companies for the United States, Hong Kong, and PRC. This allows the Company to lawfully conduct operations in China while ownership is represented in shares of the U. S. holding company.

Note 3-	CONTROL BY PRINCIPAL OWNERS

The directors, executive officers, their affiliates, and related parties own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger or sale of the Company's assets.

Note 4-	GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has an accumulated deficit of $21,954,058 at June 30, 2011 that includes a loss of $504,409 for the six months ended June 30, 2011 and a loss of $1,007,604 for the year ended December 31, 2010 and a working capital deficiency of $14,748,848 at June 30, 2011.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management has taken steps to revise the Company's operating and financial requirements.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment.  However, there can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company's existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company relied heavily for its financing needs on its affiliates, shareholders/directors as more fully disclosed in Note 12. On July 1, 2011, the related parties contributed their outstanding debt to paid-in capital, see Note 19.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").  Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP.  The difference between PRC GAAP accounts of the Company and its US GAAP consolidated financial statements is immaterial.

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

Certain amounts in the prior year's consolidated financial statements and notes have been revised to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Subsequent Events

The Company evaluated subsequent events through the date of issuance of these financial statements. We are not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements, except as disclosed in Note 19.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currencies Translation

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$").  Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these consolidated financial statements are reflected as accumulated other comprehensive income (loss) in the consolidated statements of changes in shareholders' equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates

Six months ended June 30, 2011	6.46400	6.54818
Six months ended June 30, 2010	6.80860	6.83474
Year ended December 31, 2010	6.61180	6.77875
Year ended December 31, 2009	6.83720	6.84088

Statement of Cash Flows

In accordance with FASB ASC 830-230, "Statement of Cash Flows", cash flows from the Company's operations is calculated based upon the functional currency.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when the earnings process is complete, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, the selling price is fixed or determinable, and collectability is reasonably assured.

(1) Sales of Liquor

The Company generally sells liquor to liquor distributors with which the Company executed an exclusive distributor contract, pursuant to which the distributor cannot act as a distributor for any other products of the third party.  The Company recognizes liquor sales revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured. The Company generally recognizes revenue from sales of liquor when its products are shipped.

The Company does not provide an unconditional right of return, price protection or any other concessions to our customers. Sales returns and other allowances have been immaterial in our operation.

(2) License Fees

(a) License fees from liquor manufactures

We authorize liquor manufacturers who comply with our requirements to use certain sub brand names of "Baishui Dukang" to process the production of liquor and to sell to customers within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the license agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned.

(b) License fees from liquor stores

We also authorize liquor stores who comply with our requirements to exclusively sell certain sub brand names of "Baishui Dukang" products within the designated area in a certain period of time. The amount of license fee varies based on the sales territory and the number of sub brand names. We generally collect the entire license fee when the agency agreement is executed, and then recognize license fee revenue over the beneficial period described by the agreement, as the revenue is realized or realizable and earned.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

Deferred revenue consists of prepayments to the Company for products that have not yet been delivered to the customers and franchise fees received upfront for services have not yet been rendered and accepted.  Payments received prior to satisfying the Company's revenue recognition criteria are recorded as deferred revenue.

Cost of License Fees

Costs of franchise fees principally include the costs to prepare the franchise contracts and the payroll to employees who are responsible for inspection and monitoring the franchisees. These expenses are immaterial and therefore included in the general and administrative expenses.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Others Receivable

Others receivable principally includes advance to employees who are working on projects on behalf of the Company.  After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions.  Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.  Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable, and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average-cost method. Elements of costs in finished good and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Baishui Dukang, one of our subsidiaries, is engaged in the distillery business.  Pursuant to the production requirement, all spirits that are newly distilled from sorghum, so call "liquor base", must be barrel-aged for several years, so we bottle and sell only a portion of our liquor base inventory each year.  We classify barreled liquor base as work-in-progress. Following industry practice, we classify all barreled liquor base as a current asset.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value. The percentages or depreciable life applied are:

		Building and warehouses	20 years
		Machinery and equipment	7-10 years
		Office equipment and furniture	5 years
		Motor vehicles	5 years
		Leased assets	Lease duration

Intangible Assets

Intangible assets are carried at cost.  Amortization is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or amortizable life applied are:

		Land use right	50 years
		Trade Mark	10 years

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Land Use Right

All land belongs to the State in PRC.  Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively.  The land use right can be sold, purchased, and exchanged in the market.  The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use three pieces of land, approximately 657 acre, 2.4 acre, and 7.8 acre, located in Weinan City, Shaanxi Province for through February, 2051, March 2055, and May 2059.   The costs of these land use rights are amortized over their prospective beneficial period, using the straight-line method with no residual value.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Long-term Investment

On March 1, 2006, Xidenghui executed an investment agreement with Shaanxi Yichuan Nature Park Co., Inc., pursuant to which, Xidenghui agreed to invest cash of $1,596,254 (RMB 12,000,000) to establish a joint-venture named Shaanxi Yellow-river Wetlands Park Co., Ltd., and owns 7.9% equity ownership interest therein. Shaanxi Yellow-river Wetlands Park Co., Ltd. is engaged in the business of recreation and entertainment.

Xidenghui finished the investment contribution in September 2007.  As the project is currently ongoing, the Management believes the amount invested approximates the fair value and uses the cost method to record the investment.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, "Advertising Costs".  The advertising costs were $5,907, and $34,960 for the six months ended June 30, 2011 and 2010, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, "Research and Development". Research and development costs were immaterial for the  six months June 30, 2011 and 2010, respectively.

Value-added Tax ("VAT")

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of the Company's products that are sold in PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government.  This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods. The Company presents VAT on a net basis.

Sales Tax

Baishui Dukang produces and distributes distilled liquor, which is subject to sales tax in PRC. Sales tax rate is $0.14 (RMB1.00) per kilogram and 10%-20% of gross sales revenue. The Company presents sales tax on a net basis.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Due from/to Affiliates

Due from/to affiliates represent temporally short-term loans to/from affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due from related parties are classified as cash flows from investing activities.  Cash flows from due to related parties are classified as cash flows from financing activities.

Loans from Directors and Officers

Loans from directors and officers are temporally short-term loans from our directors and officers to finance the Company's operation due to lack of cash resources.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from these activities are classified as cash flows from financing activates.

Imputed Interest

The Company has financed it business operation through short-term borrowings from various related parties. These short-term borrowings are non-secured, non-interest bearing with no fixed repayment date. The imputed interests are assessed as an expense to the business operation and an addition to the paid-in capital. The calculation is performed quarterly  based on the average outstanding balance and the market interest rate. The interest rate used in the calculation of imputed interest for the six months ended June 30, 2011 and 2010 was 6.375% and 6.375%, respectively, which approximates the interest rate of our bank loan.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits was $37,184 and $11,518 for the six months ended June 30, 2011 and 2010, respectively.

Government Subsidies

The Company records government grants as current liabilities upon reception.   A government subsidy revenue is recognized only when there is reasonable assurance that the Company has complied with all conditions attached to the grant.  The Company recognized government subsidy of $0 and $0 for the six months ended June 30, 2011 and 2010, respectively.

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted a new FASB guidance, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The new FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The new FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In accordance with the new FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its consolidated financial statements.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, "Interim Reporting".  The Company has determined an estimated annual effect tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Statutory Reserves

Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years' losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital.  Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  Beginning from January 1, 2006, enterprise is no more required to make appropriation to the statutory public welfare fund.  The Company does not make appropriations to the discretionary surplus reserve fund.

Since the Company has been accumulating deficiency, no contribution has been made to statutory surplus reserve fund and statutory public welfare reserve fund to date. The company will be required to make contribution to the statutory surplus reserve fund and statutory public welfare reserve fund upon the achievement of positive retained earnings, which means elimination of accumulated deficit and making further positive net income.

Comprehensive Income

FASB ASC 220, "Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, "Segments Reporting", establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in two principal business segments.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, "Earnings Per Share" , which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There are no potentially dilutive securities outstanding (options and warrants) for the six months ended June 30, 2011 and 2010, respectively.

Fair Value of Measurements

Accounting principles generally accepted in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

	Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:
Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

	Level 3:	Unobservable inputs. Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Availability of observable inputs can vary and is affected by a variety of factors.  The Company uses judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5-	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2011, the Financial Accounting Standards Board (FASB) issued amended disclosure requirements for the presentation of comprehensive income. The amended guidance eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in equity. Under the amended guidance, all changes in OCI are to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive financial statements. The changes are effective January 1, 2012. Early application is permitted.  The Management does not expect the  adoption of this new guidance will have a material effect on the Company's financial position and results of operations.

In May 2011, the Financial Accounting Standards Board (FASB) issued amended standards to achieve a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and International Financial Reporting Standards. For assets and liabilities categorized as Level 3 and recognized at fair value, these amended standards require disclosure of quantitative information about unobservable inputs, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. In addition, these amended standards require that we disclose the level in the fair value hierarchy for financial instruments disclosed at fair value but not recorded at fair value. These new standards are effective for us beginning in the first quarter of 2012; early adoption of these standards is prohibited. The Management does not expect the  adoption of this new guidance will have a material effect on the Company's financial position and results of operations.

In January 2011, the FASB temporarily deferred the disclosures regarding troubled debt restructurings which were included in the disclosure requirements about the credit quality of financing receivables and the allowance for credit losses which was issued in July 2010.  In April 2011, the FASB issued additional guidance and clarifications to help creditors in determining whether a creditor has granted a concession, and whether a debtor is experiencing financial difficulties for purposes of determining whether a restructuring constitutes a troubled debt restructuring. The new guidance and the previously deferred disclosures are effective July 1, 2011 applied retrospectively to January 1, 2011. Prospective application is required for any new impairments identified as a result of this guidance. The Management does not expect the  adoption of this new guidance will have a material effect on the Company's financial position and results of operations.

In December 2010, FASB issued an amendment to the disclosure of supplementary pro forma information for business combinations. The amendments in this ASU specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also expand the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of this new guidance did not have a material effect on the Company's financial position and results of operations.

In December 2010, FASB issued an amendment to goodwill impairment test. The amendments modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist. The qualitative factors are consistent with the existing guidance and examples, which require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of this new guidance did not have a material effect on the Company's financial position and results of operations.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6-	ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:
	June 30,	December 31,
	2011	2010
	(unaudited)
Accounts receivable	$61,080	$-
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$61,080	$-

Bad debt expense charged to operations was $0 and $0 for the six months ended June 30, 2011 and 2010, respectively.

The outstanding accounts receivables related to sales to related parties consisted of $61,080 and $0 at June 30, 2011 and December 31, 2010, respectively. Refer to Footnote 14 for Sales of Liquor to Related Party.

Note 7-	PREPAID EXPENSES

Prepaid expenses consist of the following:
	June 30,	December 31,
	2011	2010
	(unaudited)
Machinery and parts	$54,997	$39,626
Raw materials and supplies	511,645	485,372
Packing and supply materials	484,525	96,626
Office expenses	6,278	4,072
Total	$1,057,445	$625,696

Note 8-	INVENTORIES

Inventories consist of following:
	June 30,	December 31,
	2011	2010
	(unaudited)
Finished goods	$-	$948,300
Work-in-progress	9,424	1,985,260
Raw materials	-	102,934
Supplies and packing materials	272	237,499
	$9,696	$3,273,993

Note 9-	PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:
	June 30,	December 31,
	2011	2010
	(unaudited)
Building and warehouses	$3,218,655	$3,171,057
Machinery and equipment	2,097,484	2,015,433
Office equipment and furniture	214,692	182,278
Motor vehicles	348,856	341,059
Leased assets	2,331,286	2,300,810
Total	8,210,973	8,010,637
Less: Accumulated depreciation	(4,160,325)	(3,849,240)
	4,050,648	4,161,397
Add: Construction in progress	377,546	262,665
Total	$4,428,194	$4,424,062

Depreciation expense charged to operations was $182,075 and $178,554 for the six months ended June 30, 2011 and 2010, respectively.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10-	INTANGIBLE ASSETS

The following is a summary of intangible assets, less amortization:
	June 30,	December 31,
	2011	2010
	(unaudited)

Land use right	$2,053,307	$2,007,407
Trade Mark of "Xidenghui"	69,616	68,060
Trade Mark of "Baishui Du Kang"	25,526	24,955
Total intangible assets	2,148,449	2,100,422

Less: Accumulated amortization	(123,655)	(97,300)

Total intangible assets, net	$2,024,794	$2,003,122

Amortization expense charged to operations was $23,820 and $4,910 for the six months ended June 30, 2011 and 2010, respectively.

Note 11-	DUE FROM RELATED PARTIES

Due from related parties consists of the following:
		June 30,	December 31,
		2011	2010
Name of Related Party	Description	(unaudited)

Shaanxi Yellow-river Wetlands Park Co., Ltd.	Non-consolidated subsidiary	$-	$1,777,125
Shaanxi Gurong Agriculture Development Co., Ltd.	Affiliate9	-	385,674
Shaanxi Zhongke Spaceflight Agriculture
Development Stock Co., Ltd.	Affiliate2	-	15,102
Shaanix Mining New Energy Co., Ltd.	Affiliate10	-	399,286
Total		$-	$2,577,187

The nature of the affiliation of each related party is as follows:
Affiliate 2--This company is indirectly, majority owned, and controlled by the Company's sole director's siblings.
Affiliate 9--The sole director of the Company is a director of Shaanxi Gurong Agriculture Development Co., Ltd., and has significant influence on the operations therein.
Affiliate 10--The Company's sole director's spouse is a director of Shaanxi Mining New Energy Co., Ltd., and has significant influence on the operation therein.

Note 12-	ACCRUED EXPENSES

Accrued expenses consist of the following:
	June 30,	December 31,
	2011	2010
	(unaudited)

Accrued payroll	$35,902	$26,448
Accrued employee benefits	60,613	59,312
Accrued pension and employee benefit	104,905	69,824
Accrued payment for a capital lease	74,257	-
Accrued office expenses	18,337	4,928
Total	$294,014	$160,512

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13-	DUE TO RELATED PARTIES

Due to related parties consists of the following:

		June 30,	December 31,
		2011	2010
Name of Related Party	Description	(unaudited)

Shaanxi Dukang Group Co., Ltd.	Affiliate	$1,931,299	$3,354,548
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate	13,610	13,306
Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate	76,375	74,668
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate	1,332,941	865,303
Shaanxi Baishui Shiye Co., Ltd.	Affiliate	393,318	399,649
Shaanxi Lantian Fuping Investment Co., Ltd.	Affiliate	309,406	302,489
Shaanxi Changjiang Petrol Co., Ltd.	Affiliate	258,354	252,579
Mr. Hongjun Zhang	Shareholder	2,473,399	2,095,957
Mr. Guoqi Diao	Prior director of Xidenghui	13,549	406,482
Ms. Ping Li	Secretary of the Board	616,537	602,755
Mr. Pingjun Nie	Shareholder	4,629,523	4,526,035
Ms. Hong Ge	Prior director of Xidenghui	279,927	273,670
Mr.Hailong Tian	Prior director of Xidenghui	2,927,328	2,861,891
Ms. Ming Chen	Shareholder	359,825	182,387
Mr. Shengli Wang	Prior director of Xidenghui	824,994	806,553
Total		$16,440,385	$17,018,272

Imputed interest expense charged to operations was $523,335 and $474,152 for the six months ended June 30, 2011 and 2010, respectively.

The nature of the affiliation of each related party is as follows:
Affiliate 1--The CEO of the Company is a director of Shaanxi Dukang Group Co., Ltd. and has significant influence on the operations therein.
Affiliate 2--This company is indirectly, majority owned, and controlled by the Company's sole director's siblings.
Affiliate 3--This company is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 4--The CEO of the Company is the sole director of Shaanxi Baishui Dukang Commercial and Trade Co., Ltd. and has significant influence on the operations therein.
Affiliate 5--This company is wholly owned and controlled by the Company's sole director's siblings.
Affiliate 6--The CEO of the Company is the sole director of Shaanxi Baishui Shiye Co., Ltd. and has significant influence on the operations therein.
Affiliate 7--This company is majority owned and controlled by the Company's sole director's siblings.
Affiliate 8--The Company's sole director's spouse is a director of Shaanxi Changjiang Petrol Co., Ltd., and has significant influence on the operation therein.

Note 14-	SALES OF LIQUOR TO RELATED PARTY

The Company generally sells liquor to liquor distributors. Some of these liquor distributors are our affiliates, which are directly or indirectly, beneficially and in the aggregate, majority-owned and controlled by directors and principal shareholders of the Company.  The price will be different if we sell liquor to third parties. The amount sold to these affiliates follows:

		For the Three Months Ended		For the Six Months Ended
		June 30,		June 30,
Name of Related Party	Description	2011	2010	2011	2010
		(unaudited)	(unaudited)	(unaudited)	(unaudited)

Shaanxi Dukang Group Co., Ltd.	Affiliate 1	$207,750	$222,593	$565,994	$441,562
Shaanxi Baishui Dukang Marketing Management Co., Ltd.	Affiliate 3	-	-	-	-
Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	Affiliate 4	-	(56,167)	-	-
Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	Affiliate 5	-	-	-	-

Shanxi Baishui Shiye Co., Ltd.(F/K/A Shaanxi Baishui Dukang Trade Co., Ltd.)	Affiliate 6	38,423	85,248	106,226	85,248
Total		$207,750	$225,305	$672,220	$526,810

Refer to Note 13 for the nature of the affiliation of each related party.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15-	BANK LOANS

Bank loan consists of the following as of June 30, 2011:

	Loan		Monthly	Guaranteed
Financial Institutions	Amount	Duration	Interest Rate	By
Baishui Branch of Agriculture Bank of China	$773,515	08/02/2010-08/01/2011	6.372%	Buildings
Total	$773,515

Interest expense charged to operations for this bank loan was $27,862  for the six months ended June 30, 2011. The weighted-average outstanding bank loan balance is $773,515; and the weighted-average monthly interest rate is 6.026%.

Bank loan consists of the following as of December 31, 2010:

	Loan		Annual	Guaranteed
Financial Institutions	Amount	Duration	Interest Rate	By
Baishui Branch of Agriculture Bank of China	$756,224	08/02/2010-08/01/2011	6.372%	Buildings
Total	$756,224

Interest expense charged to operations for this bank loan was $1,403 for the six months ended June 30, 2010. The weighted-average outstanding bank loan balance is $33,905; and the weighted-average monthly interest rate is 6.49%.

Note 16-	SEGMENT REPORTING

The Company operates in two reportable business segments that are determined based upon differences in products and services. Summarized information by business segment for the year ended December 31, 2010 and 2009 is as follows:

	For the Six Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Sales of Liquor	$258,941	$248,528	$686,620	$538,932
Franchise Fees	242,636	192,447	526,453	392,285

COST OF SALES
Sales of Liquor	$215,384	$282,852	$529,835	$560,301
Franchise Fees	-	-	-	-

GROSS PROFITS
Sales of Liquor	$43,557	$(34,324)	$156,785	$(21,369)
Franchise Fees	242,636	192,447	526,453	392,285

			June 30,	December 31,
			2011	2010
			(unaudited)

TOTAL ASSETS OF LIQUOR PRODUCTION AND DISTRIBUTION			$11,700,977	$12,314,784

TOTAL ASSETS OF BRAND NAME FRANCHISE			$5,185,800	$3,576,180

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16-	SEGMENT REPORTING (continued)

Major Customers

There were six major customers who made sales approximately 5% or more of the Company's total sales as summarized in the following:

		For the Six Months Ended June 30,
		2011		2010
		(unaudited)		(unaudited)

Major	Type of		Percentage of		Percentage of
Customer	Customer	Revenue	Total Revenue	Revenue	Total Revenue
Shaanxi Dukang Group Co., Ltd.	Distributor	$565,994	46.66%	$439,979	47.25%
Shaanxi Baishui Dukang Shiye Co., Ltd.	Distributor	106,226	8.76%	82,068	8.81%
Ms. Xiaoyan Shi	Agent	101,356	8.36%	-	-
Mr. Anxian Xie	Agent	86,878	7.16%	76,180	8.18%
Ms. Xiaoli Du	Agent	72,398	5.97%	-	-
Ms. Sue Dong	Agent	72,398	5.97%	68,793	7.39%
Total		$1,005,249	82.87%	$667,020	71.63%

Major Suppliers

There were nine major customers who made sales approximately 5% or more of the Company's total sales as summarized in the following:

	For the Six Months Ended June 30,
	2011		2010
	(unaudited)		(unaudited)

Major		Percentage of		Percentage of
Suppliers	Purchase	Total Purchase	Purchase	Total Purchase
Sichuan Guangan Detai Glass Co., Ltd.	$25,396	6.23%	$-	-
Yuncheng Aofeng Glass Co., Ltd.	85,071	20.88%	-	-
Wuhan Huaruiyang Stainless Co., Ltd.	-	-	59,009	18.08%
Hunan Fengling Liangyou China Co., Ltd.	27,599	6.77%	46,760	14.33%
Shanxi Wenxifa Glass Co., Ltd.	68,526	16.82%	46,000	14.10%
Mr. Liu, Zhiming	-	-	44,061	13.50%
Hunan Xinshiji Taochi Co., Ltd.	150,403	36.91%	26,437	8.10%
Wenzhou Chuangwei Qinggong Co., Ltd.	-	-	20,715	6.35%
Baishui Spring Water Co., Ltd.	-	-	18,010	5.52%
Total	$356,994	87.61%	$260,992	79.98%

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 17-	STATEMENT OF CONSOLIDATED COMPRESENTATIVE INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income	$(260,112)	$(388,475)	$(460,540)	$(657,625)
Other comprehensive income, net of tax:
Effects of foreign currency conversion	(118,840)	(29,191)	(164,544)	(30,293)
Total other comprehensive, not of tax	(118,840)	(29,191)	(164,544)	(30,293)
Comprehensive income	(378,952)	(417,666)	(625,084)	(687,918)
Comprehensive income attributable to
the noncontrolling interest	14,201	(12,796)	46,773	(3,876)
Comprehensive income attributable to
China Du Kang Co., Ltd.	$(393,153)	$(404,870)	$(671,857)	$(684,042)

Note 18-	COMMITMENTS AND CONTINGENCIES

Contingent Liability from Prior Operation

Prior to the merger with Hong Kong Merit Enterprise Limited on February 11, 2008, the Company has not been active since discontinuing its financial service operations by December 31,2007.  Management believes that there are no valid outstanding liabilities from prior operations. If a creditor were to come forward and claim a liability, the Company has committed to contest such claim to the fullest extent of the law.  No amount has been accrued in the financial statements for this contingent liability.

The Company's assets are located in PRC and revenues are derived from operations in PRC.

In terms of industry regulations and policies, the economy of PRC has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC are still owned by the Chinese government. For example, all lands are state owned and are leased to business entities or individuals through governmental granting of Land Use Rights. The Chinese government also exercises significant control over PRC's economic growth through the allocation of resources and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures.

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

CHINA DU KANG CO., LTD. AND SUBSIDIARIES
F/K/A AMSTAR FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 18-	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Lease

On March 4, 2002, Baishui Dukang signed a lease agreement with Shaanxi Sanjiu Dukang Liquor Production Co., Ltd ("Sanjiu"), pursuant to which Baishui Dukang agreed to lease the liquor production facility of Sanjiu, including all the fixed assets and the piece of land that the fixed assets attached, for a period of 20 years, which was latterly extended to 30 year. On February 3, 2005, Sanjiu was acquired by Shannxi Baishui Dukang Liquor Development Co., Ltd, an affiliate of the Company. On April 30, 2005, Baishui Dukang signed a complementary lease agreement with Shannxi Baishui Dukang Liquor Development Co., Ltd, pursuant to which Baishui Dukang agreed to continue to lease the liquor production facility for the rest of the original 30-year period. Baishui Dukang also agreed to pay $362,450 (RMB 3,000,000) to the local government to continue the lease and to absorb the pension and unemployment insurance expenses of Sanjiu's original employees. All the pension and unemployment insurance payments were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance expenses that were required in connection with the original Sanjiu employees.

Pursuant to the lease agreement, Baishui Dukang is required to absorb the pension and unemployment insurance expenses of Sanjiu's original employees until they all reach their retirement age. Pursuant to the applicable laws in PRC, male employees retire when they reach 60 years old, while female employees retire when they reach 55 years old. Accordingly, Sanjiu’s original employees will gradually retire until Year 2032. The pension and unemployment insurance expenses are based on a certain percentage of the employees’ gross payroll. The percentage may be changed as the applicable law is amended. In practice, the expenses can be based on the local average salary published by the local government. Over the life of the lease, the Management anticipates the percentage will remain the same while the local average salary will increase 4% annually. The number of employees that we need to absorb their pension and unemployment insurance expenses will gradually decrease as Sanjiu’s original employees reach their retirement ages. To the best of our estimation, we anticipate the future payment for pension and unemployment insurance expenses for Sanjiu’s original employees as rental payment follows:

											Total
			Pension Insurance Expense				Unemployment Insurance Expense				USD$1.00=RMB¥6.61180 @12/31/2010		Present Value as of December 31, 2010 (the incremental interest rate is 8%)
Year	Province average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense (RMB)	City average salary (RMB)	Annual increase rate	Percentage	No. of employees	Estimated pension insurance expense	(RMB)	(USD)	(RMB)	(USD)
2010	13,784	4%	20%	316	871,143	10,980	4%	2.50%	316	86,745	957,888	144,876
2011	14,335	4%	20%	309	885,919	11,420	4%	2.50%	309	88,217	974,136	147,333	835,165	126,314
2012	14,909	4%	20%	301	897,502	11,876	4%	2.50%	301	89,370	986,872	149,259	783,411	118,487
2013	15,505	4%	20%	282	874,483	12,351	4%	2.50%	282	87,078	961,561	145,431	706,776	106,896
2014	16,125	4%	20%	268	864,312	12,846	4%	2.50%	268	86,065	950,377	143,740	646,811	97,827
2015	16,770	4%	20%	258	865,344	13,359	4%	2.50%	258	86,168	951,512	143,911	599,614	90,688
2016	17,441	4%	20%	244	851,123	13,894	4%	2.50%	244	84,752	935,875	141,546	546,074	82,591
2017	18,139	4%	20%	228	827,124	14,449	4%	2.50%	228	82,362	909,486	137,555	491,367	74,317
2018	18,864	4%	20%	215	811,162	15,027	4%	2.50%	215	80,772	891,935	134,900	446,189	67,484
2019	19,619	4%	20%	199	780,828	15,629	4%	2.50%	199	77,752	858,580	129,856	397,689	60,148
2020	20,404	4%	20%	173	705,963	16,254	4%	2.50%	173	70,297	776,260	117,405	332,925	50,353
2021	21,220	4%	20%	148	628,103	16,904	4%	2.50%	148	62,544	690,647	104,457	274,265	41,481
2022	22,068	4%	20%	135	595,849	17,580	4%	2.50%	135	59,332	655,182	99,093	240,909	36,436
2023	22,951	4%	20%	113	518,698	18,283	4%	2.50%	113	51,650	570,348	86,262	194,181	29,369
2024	23,869	4%	20%	102	486,933	19,015	4%	2.50%	102	48,487	535,420	80,979	168,787	25,528
2025	24,824	4%	20%	77	382,290	19,775	4%	2.50%	77	38,067	420,357	63,577	122,698	18,557
2026	25,817	4%	20%	52	268,497	20,566	4%	2.50%	52	26,736	295,233	44,652	79,792	12,068
2027	26,850	4%	20%	41	220,167	21,389	4%	2.50%	41	21,923	242,091	36,615	60,583	9,163
2028	27,924	4%	20%	25	139,618	22,244	4%	2.50%	25	13,903	153,521	23,219	35,573	5,380
2029	29,041	4%	20%	18	104,546	23,134	4%	2.50%	18	10,410	114,957	17,387	24,664	3,730
2030	30,202	4%	20%	12	72,485	24,059	4%	2.50%	12	7,218	79,703	12,055	15,834	2,395
2031	31,410	4%	20%	6	37,692	25,022	4%	2.50%	6	3,753	41,446	6,268	7,624	1,153
2032	32,667	4%	20%	1	6,533	26,023	4%	2.50%	1	651	7,184	1,087	1,224	185
Total					11,825,175					1,177,507	13,002,682	1,966,587	7,012,153	1,060,551

We consolidate Sanjiu into our consolidated financial statement based on FASB ASC 810-10-25 (FIN 46R). Since Sanjiu had ceased operation when we executed the lease agreement, we will consolidate the leased assets and the lease payment obligation, including the $362,450 (RMB 3,000,000) paid directly to the local government and the payments that were to be made directly to the local China Social Security Administration to satisfy all of the pension and unemployment insurance payments that were required in connection with the original Sanjiu employees in our consolidated financial statements.

Note 19-	SUBSEQUENT EVENTS

On July 1, 2011, the Company entered into debt conversion agreements with various affiliated companies, related directors and shareholders (collectively the "Related Parties") pursuant to which approximately $16,440,385 of debt owed to the Related Parties by the Company's subsidiary Shaanxi Xidenghui Technology Stock Co., Ltd. (the "Subsidiary") would be contributed to paid-in capital of the Subsidiary. The contribution of debt to paid-in capital is subject to approval by the Chinese Regulators. As a result of the contribution of the debt into paid-in capital, the debt is no longer outstanding.

Exhibit No.	Descriptions	Reference
1	Underwriting agreement
2	Plan of acquisition, reorganization, arrangement, liquidation or succession
3	(i) Articles of incorporation – Amended and Restate Articles of Incorporation	3.1*
	(ii) By-laws	3.2*
4	Instruments defining the rights of security holders, including indentures
4.1	Common Stock Certificate	4.1*
4	Opinion re legality
7	Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review
8	Opinion re tax matters
9	Voting trust agreement
10.1	Distribution Agreement – Shaanxi Dukang Liquor Group Co., Ltd.	6*
10.2	Distribution Agreement – Shaanxi Baishui Dukang Spirits Industry Development Co., Ltd.	6*
10.3	Distribution Agreement – Shaanxi Dukang Liquor Marketing Management Co., Ltd.	6*
10.4	Distribution Agreement – Shaanxi Baishui Dukang Shiye Co., Ltd.	6*
10.5	Distribution Agreement – Shaanxi Dukang Liquor Group Co., Ltd.	6*
10.6	Loan Agreement – Shaanxi Yellow River Wetlands Park Co., Ltd.	6*
10.7	Loan Agreement – Shaanxi Yellow River Wetlands Park Co., Ltd.	6*
10.8	Loan Agreement – Shaanxi Yellow River Wetlands Park Co., Ltd.	6*
10.9	Loan Agreement – Ms. Piong Li	6*
10.10	Loan Agreement – Ms. Min Chen	6*
10.11	Loan Agreement – Ms. Hong Ge	6*
10.12	Loan Agreement – Ms. Shengli Wang	6*
10.13	Loan Agreement – Ms. Pingjun Nie	6*
10.14	Loan Agreement – Ms. Hongjun Zhang	6*
10.15	Loan Agreement – Mr. Hailong Tian.	6*
10.16	Loan Agreement – Mr. Guogi Diao	6*
10.17	Loan Agreement – Shanxi Xi Deng Hui Science and Technology Industrial Stock Co., Ltd.	6*
10.18	Loan Agreement – Shaanxi Huitong Food Development Co., Inc.	6*
10.19	Loan Agreement – Shanxi Gurong Agricultural Development co., Ltd.	6*
10.20	Loan Agreement – Shanxi Baishui Dukang Brand Management Co., Ltd.	6*
10.21	Loan Agreement – Shanxi Lantian Investment Co., Ltd.	6*
10.22	Loan Agreement – Shanxi Zhongke Spaceflight Agriculture Development Co., Ltd.	6*
10.23	Loan Agreement – Shanxi Baishui Dukang Trade Co., Ltd.	6*
10.24	Loan Agreement – Ms. Min Chen	6*
10.25	Loan Agreement – Shanxi Baishui Dukang Marketing Management Co., Ltd.	6*
10.26	Loan Agreement – Shanxi Dukang Liquor Group Co., Ltd.	6*
10.27	Loan Agreement – Shaanxi Baishui Dukang Commercial and Trade Co., Ltd.	6*
10.28	Loan Agreement – Shanxi Baishui Shiye Co., Ltd.	6*
10.29	Loan Agreement – Shanxi Baishui Dukan Spirits Industry Development Co., Ltd.	6*
10.30	Agency Agreement – Dong Sue	6*
10.31	Agency Agreement – Dong Sue	6*
10.32	Agency Agreement – Xue Aixian	6*
10.33	Agency Agreement – Dong Sue	6*
10.34	Licensing Agreement –Henan Zhechenxian Eastern Liquor Co. Ltd. (Trademark)	6*
10.35	Licensing Agreement –Henan Zhechenxian Eastern Liquor Co. Ltd. (Complimentary)	6*
10.36	Licensing Agreement – Lanzhou Jinxing Liquor Trade Co. Ltd. aka Shaanxi Baishui Xingjijiu Marketing Co., Ltd.	6*
10.37	State owned Land Use Certificate	2*
10.38	Complementary Agreement - Shaanxi Bai Shui Du Kang Co., Ltd	2**
10.39	Equity Transfer Agreement	3*
10.40	Plan of Exchange Agreement	7*
10.41	Land Use Rights	8*
10.42	Lease Agreement - Baishui Du Kang Liquor Co., Ltd.	9*
10.43	Distribution Agreement - Baishui Dukang Development Co., Ltd	10*
10.44	Distribution Agreement - Bashui DuKang Liquor Group Co., Ltd.	11*
10.45	Distribution Agreement - Shaanxi Du Kang Liquor Sales Management Co., Ltd.	12*
10.46	Sanitation License	13*
10.47	Loan Agreement - Shaanxi Changjiang Electric Power and Energy Sources Co., Ltd.	14*
10.48	Assets Lease Agreement - Shaanxi BaiShui Du Kang Liquor Co., Ltd.	15*

11	(11) Statement Regarding computation of per share earnings
12	(12) Statements Regarding computation of ratios
13	(13) Annual report to security holders, Form 10-Q or quarterly report to security holders
14	(14) Code of Ethics
15	(15) Letter regarding unaudited interim financial information
16	(16) Letter regarding change in certifying accountant
17	(17) Correspondence on departure of director
18	(18) Letter re change in accounting principles
19	(19) Report furnished to security holders
20	(20) Other documents or statements to security holders
21	(21) Subsidiaries of the registrant	2***
22	(22) Published report regarding matters submitted to vote of security holders
23	(23) Consents of experts and counsel
24	(24) Power of attorney
25	(25) Statement of eligibility of trustee
26	(26) Invitations for competitive bids
31.1	(i) Rule 13a-14(a)/ 15d-14(a) Certifications
31.2	(ii) Rule 13a-14(d)/ 15d-14(d) Certifications
32	Section 1350 Certifications
33	Report on assessment of compliance with servicing criteria for asset-backed issuers
34	Attestation report on assessment of compliance with servicing criteria for asset-backed securities
35	Servicer compliance statement
99	Additional exhibits
100	XBRL-Related Documents

Legends
2* Filed as Exhibit 10.2 to Form 10 Amendment 2 on 12-04-2009
2** Filed as Exhibit 10.3 to Form 10 Amendment 2 on 12-04-2009
2*** Filed as Exhibit 21.1 to Form 10 Amendment 2 on 12-04-2009
3* Equity Transfer Agreement Filed as Exhibit 10.1 to Form 10 Amendment 3 on 1-21-2010
3.1* Filed as Exhibit 3.1 to Form 10 Amendment 4 on 4-22-2010
3.2* Filed as Exhibit 3.2 to Form 10 Amendment 4 on 4-22-2010
4.1* Filed as Exhibit 4.1 to Form 10 Amendment 4 on 4-22-2010
6* Filed under corresponding Exhibit Number to Form 10 Amendment 6 on 1-24-2011
7* Plan of Exchange Filed as Exhibit 10.1 to Form 10 Amendment 4 on 4-22-2010
8* Land Use Rights Filed as Exhibit 10.2 to Form 10 Amendment 4 on 4-22-2010
9* Lease Agreement Filed as Exhibit 10.3 to Form 10 Amendment 4 on 4-22-2010
10* Distribution Agreement Filed as Exhibit 10.4 to Form 10 Amendment 4 Filed on 4-22-2010
11* Distribution Agreement Filed as Exhibit 10.5 to Form 10 Amendment 4 Filed on 4-22-2010
12* Distribution Agreement Filed as Exhibit 10.6 to Form 10 Amendment 4 Filed on 4-24-2010
13* Sanitation License Filed as Exhibit 10.7 to Form 10 Amendment 4 Filed 4-22-2010
14* Loan Agreement Filed as Exhibit 10.44 to Form 10 Amendment 7 on 03-24-2011
15* Asset Lease Agreement Filed as Exhibit 10.46 to Form 10 Amendment 8 on 10-04-2011

SIGNATURES

In  accordance  with  the  requirements  of  the  Section 12 of the Securities  Act  of 1934, the registrant certifies that it has reasonable grounds to believe that  it  meets all the requirements of filing of Form 10 in the city of Xi’An, Shaanxi Province, Peoples Republic of China

Date: November 4, 2011

China Du Kang Co., Ltd.

By:
/s/ Wang Yongsheng
Wang Yongsheng,
President and Chief Executive Officer

/s/ Liu Su Ying
Liu Su Ying,
Principal Financial Officer

In accordance with the requirements of the Securities Exchange Act of 1934, this Form 10 was signed by the following persons in the capacities and on the date stated.

Date: November 4, 2011

China Du Kang Co., Ltd.

/s/ Wang Yong Sheng
By: Wang Yong Sheng
Title: President, CEO, and Director

/s/ Liu Su Ying
By: Liu Su Ying, Principal Financial Officer

A Majority of the Board of Directors

/s/ Wang Yongsheng
By: Wang Yongsheng
Title: President, CEO, and Director

/s/ Nie Fen Ying
By: Nie Fen Ying
Title: Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant and in the following capacities on the dates indicated.

/s/  Wang Yongsheng
Chief Executive Officer (Principal Executive Officer, President, and Director)                                                                                                                         November 4, 2011

/s/  Liu Su Ying
Chief Financial Officer (Principal Financial Officer)                                                                                                                                                                      November 4, 2011